                                                                       EXHIBIT 4

        ==============================================================



                              IRIDIUM OPERATING LLC

                      ------------------------------------

                         SENIOR SECURED CREDIT AGREEMENT

                                   dated as of

                                December 23, 1998

                      ------------------------------------

                                  $800,000,000

                      ------------------------------------

                              CHASE SECURITIES INC.

                                       and

                               BARCLAYS BANK PLC,
                as Global Lead Arrangers and Joint Book Managers

                            THE CHASE MANHATTAN BANK,
                  as Administrative Agent and Collateral Agent

                               BARCLAYS BANK PLC,
                             as Documentation Agent

                   MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.
                              as Syndication Agent

        ==============================================================

                                TABLE OF CONTENTS

                                                                                                                   Page

ARTICLE I DEFINITIONS.................................................................................................1

           SECTION 1.01.  Defined Terms...............................................................................1
           SECTION 1.02.  Classification of Loans and Borrowings.....................................................27
           SECTION 1.03.  Terms Generally............................................................................28
           SECTION 1.04.  Accounting Terms; GAAP.....................................................................28

ARTICLE II THE CREDITS...............................................................................................28

           SECTION 2.01.  The Commitments............................................................................28
           SECTION 2.02.  Loans and Borrowings.......................................................................29
           SECTION 2.03.  Requests for Borrowings....................................................................29
           SECTION 2.04.  Funding of Borrowings......................................................................30
           SECTION 2.05.  Interest Elections.........................................................................30
           SECTION 2.06.  Termination of the Commitments.............................................................31
           SECTION 2.07.  Repayment of Loans; Evidence of Debt.......................................................32
           SECTION 2.08.  Optional Prepayment of Loans...............................................................32
           SECTION 2.09.  Mandatory Prepayments......................................................................33
           SECTION 2.10.  Fees.......................................................................................35
           SECTION 2.11.  Interest...................................................................................36
           SECTION 2.12.  Alternate Rate of Interest.................................................................36
           SECTION 2.13.  Increased Costs............................................................................37
           SECTION 2.14.  Break Funding Payments.....................................................................38
           SECTION 2.15.  Taxes......................................................................................39
           SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs................................40
           SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.............................................41

ARTICLE III REPRESENTATIONS AND WARRANTIES...........................................................................42

           SECTION 3.01.  Organization; Qualification................................................................42
           SECTION 3.02.  Powers.....................................................................................42
           SECTION 3.03.  Authorization..............................................................................43
           SECTION 3.04.  No Conflicts...............................................................................43
           SECTION 3.05.  Enforceability.............................................................................43
           SECTION 3.06.  Government Approvals.......................................................................43
           SECTION 3.07.  Financial Condition; No Material Adverse Change............................................44
           SECTION 3.08.  Properties.................................................................................45
           SECTION 3.09.  Proceedings................................................................................45
           SECTION 3.10.  Compliance with Laws.......................................................................46
           SECTION 3.11.  Environmental Matters......................................................................46
           SECTION 3.12.  Investment and Holding Company Status......................................................46
           SECTION 3.13.  Taxes......................................................................................47
           SECTION 3.14.  ERISA......................................................................................47
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                                       i
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
           SECTION 3.15.  Disclosure.................................................................................47
           SECTION 3.16.  Use of Credit..............................................................................48
           SECTION 3.17.  Debt Agreements............................................................................48
           SECTION 3.18.  Liens......................................................................................48
           SECTION 3.19.  Capitalization.............................................................................48
           SECTION 3.20.  Subsidiaries...............................................................................48
           SECTION 3.21.  Investments................................................................................49
           SECTION 3.22.  Restrictive Agreements.....................................................................49
           SECTION 3.23.  Business...................................................................................49
           SECTION 3.24.  Collateral; Security Interests.............................................................49
           SECTION 3.25.  Sufficiency of Project Documents...........................................................49
           SECTION 3.26.  Employee Matters...........................................................................50
           SECTION 3.27.  Other Transaction Parties..................................................................50
           SECTION 3.28.  Absence of Immunity........................................................................51
           SECTION 3.29.  Year 2000..................................................................................51

ARTICLE IV CONDITIONS................................................................................................51

           SECTION 4.01.  Conditions Precedent to the First Borrowing................................................51
           SECTION 4.02.  Conditions Precedent to the Second Borrowing...............................................52

ARTICLE V INFORMATION................................................................................................52

           SECTION 5.01.  Financial Statements and Other Information.................................................52
           SECTION 5.02.  Notices of Material Events.................................................................54
           SECTION 5.03.  Notices under Principal Project Documents..................................................54

ARTICLE VI AFFIRMATIVE COVENANTS.....................................................................................55

           SECTION 6.01.  Maintenance of Existence...................................................................55
           SECTION 6.02.  Maintenance of Properties..................................................................55
           SECTION 6.03.  Taxes......................................................................................55
           SECTION 6.04.  Compliance with Laws.......................................................................55
           SECTION 6.05.  Government Approvals.......................................................................55
           SECTION 6.06.  Environmental Compliance...................................................................56
           SECTION 6.07.  Books and Records..........................................................................56
           SECTION 6.08.  Inspection Rights..........................................................................56
           SECTION 6.09.  Use of Proceeds............................................................................57
           SECTION 6.10.  Collateral; Security Interests.............................................................57
           SECTION 6.11.  Certain Obligations Respecting Subsidiaries................................................60
           SECTION 6.12.  License Subsidiaries; Real Estate Subsidiaries.............................................61

ARTICLE VII NEGATIVE COVENANTS.......................................................................................62

           SECTION 7.01.  Indebtedness...............................................................................62
           SECTION 7.02.  Liens......................................................................................64
           SECTION 7.03.  Mergers, Consolidations, Etc...............................................................64
           SECTION 7.04.  Sale of Assets.............................................................................64

                                       ii
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
           SECTION 7.05.  Purchase of Assets.........................................................................65
           SECTION 7.06.  Investments................................................................................65
           SECTION 7.07.  Restricted Payments........................................................................65
           SECTION 7.08.  Transactions with Affiliates...............................................................65
           SECTION 7.09.  Restrictive Agreements.....................................................................66
           SECTION 7.10.  Financial Covenants........................................................................66
           SECTION 7.11.  Capital Expenditures.......................................................................68
           SECTION 7.12.  Operating Leases...........................................................................68
           SECTION 7.13.  Sales and Lease-Backs......................................................................68
           SECTION 7.14.  Payment of Certain Indebtedness............................................................69
           SECTION 7.15.  Other Debt Obligations.....................................................................69
           SECTION 7.16.  Organizational Documents...................................................................70
           SECTION 7.17.  Nature of Business.........................................................................70
           SECTION 7.18.  Fiscal Year................................................................................70

ARTICLE VIII CERTAIN BUSINESS-RELATED COVENANTS; MOTOROLA GUARANTEE OBLIGATION.......................................71

           SECTION 8.01.  Insurance..................................................................................71
           SECTION 8.02.  Accounts...................................................................................73
           SECTION 8.03.  Approved Budget; Financial Projections.....................................................73
           SECTION 8.04.  Principal Project Documents................................................................74
           SECTION 8.05.  Other Project Documents....................................................................75
           SECTION 8.06.  Restoration................................................................................76
           SECTION 8.07.  Performance Standards......................................................................76
           SECTION 8.08.  Minimum Regulatory Approvals...............................................................76
           SECTION 8.09.  Motorola Guarantee Obligation..............................................................76

ARTICLE IX EVENTS OF DEFAULT.........................................................................................79

           SECTION 9.01.  Iridium Events of Defaults.................................................................79
           SECTION 9.02.  Motorola Events of Default.................................................................82
           SECTION 9.03.  Other Project Parties' Events of Default...................................................85
           SECTION 9.04.  Other Events of Default....................................................................86

ARTICLE X THE AGENTS AND GLOBAL LEAD ARRANGERS.......................................................................87

ARTICLE XI MISCELLANEOUS.............................................................................................89

           SECTION 11.01.  Notices...................................................................................89
           SECTION 11.02.  Waivers; Amendments.......................................................................90
           SECTION 11.03.  Expenses; Indemnity; Damage Waiver........................................................91
           SECTION 11.04.  Successors and Assigns....................................................................92
           SECTION 11.05.  Survival..................................................................................95
           SECTION 11.06.  Counterparts; Effectiveness; Integration..................................................95
           SECTION 11.07.  Severability..............................................................................95
           SECTION 11.08.  Right of Setoff...........................................................................96

                                      iii
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
           SECTION 11.09.  Governing Law; Jurisdiction; Consent to Service of Process................................96
           SECTION 11.10.  WAIVER OF JURY TRIAL......................................................................97
           SECTION 11.11.  Headings..................................................................................97
           SECTION 11.12.  Confidentiality...........................................................................97
           SECTION 11.13.  No Third Party Beneficiaries..............................................................98


SCHEDULE I           -         Commitments
SCHEDULE II          -         Real Property
SCHEDULE III         -         Litigation
SCHEDULE IV          -         Environmental Matters
SCHEDULE V           -         Indebtedness
SCHEDULE VI          -         Liens
SCHEDULE VII         -         Subsidiaries
SCHEDULE VIII        -         Investments
SCHEDULE IX          -         Restrictive Agreements
SCHEDULE X           -         Employee Matters
SCHEDULE XI          -         Affiliate Agreements

APPENDIX 1           -         Conditions Precedent
APPENDIX 2           -         Insurance Program

EXHIBIT A            -         Form of Assignment and Acceptance
EXHIBIT B            -         Form of Security Agreement
EXHIBIT C            -         Form of Parent Security Agreement
EXHIBIT D            -         Form of Subsidiary Guarantee Agreement
EXHIBIT E            -         Form of Subsidiary Guarantee Assumption Agreement
EXHIBIT F            -         Form of Depositary Agreement
EXHIBIT G            -         Form of Motorola Consent
EXHIBIT H            -         Form of Motorola Pledge Agreement
EXHIBIT I            -         Form of Borrowing Request


              SENIOR SECURED CREDIT AGREEMENT dated as of December 23, 1998 among:

              IRIDIUM OPERATING LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Company");

              Each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 11.04(b) (individually, a "Lender" and, collectively, the "Lenders");

              CHASE SECURITIES INC. and BARCLAYS BANK PLC, each in its capacity as arranger in respect of this Agreement (each in such capacity, together with its successors in such capacity, a "Global Lead Arranger" and, collectively, the "Global Lead Arrangers");

              THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent") and as collateral agent (the "Collateral Agent"); and

              BARCLAYS BANK PLC, as documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the "Documentation Agent").

              The Company has requested that the Lenders make loans to the Company in an aggregate principal amount not exceeding $800,000,000 at any one time outstanding for the purpose of refinancing certain existing indebtedness of the Company, paying fees and expenses relating to the refinancing thereof including with respect to this Agreement and paying costs incurred in the development and operation of the IRIDIUM(R) business, and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

              "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

              "Accounts" has the meaning assigned to such term in the Depositary Agreement.

              "Accrued Revenues" means all net revenues to the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, except, with respect to equipment sales, which are net of cost of goods sold.

                         Senior Secured Credit Agreement

              "Adjusted EBITDA" means, for any period, with respect to the Company and its Subsidiaries on a consolidated basis, without duplication, in accordance with GAAP, the sum (without duplication) of (a) Adjusted Net Income, plus (b) depreciation and amortization, plus (c) Interest Expense plus (d) all other non-cash expenses, to the extent deducted in determining Adjusted Net Income, plus (e) income tax expense, to the extent deducted in determining Adjusted Net Income, minus (f) non-cash gains, to the extent included in determining Adjusted Net Income.

              "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

              "Adjusted Net Income" means, for any period, the net income of the Company and its Subsidiaries, determined on a consolidated basis, without duplication, in accordance with GAAP; provided, however, that in calculating Adjusted Net Income for any period all payments including deferred payments under the O&M Contract for such period shall be deducted as an expense.

              "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder and under the other Credit Documents (or certain of them).

              "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "Affected Property" means, with respect to any Event of Loss, the property of the Company or any of its Subsidiaries lost, destroyed, damaged, condemned (including, without limitation, through a Condemnation) or otherwise taken as a result of such Event of Loss.

              "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries.

              "Agents" means the Administrative Agent, the Collateral Agent and the Documentation Agent.

              "Agreement Regarding Guarantee" means the Third Amended and Restated Agreement Regarding Guarantee dated as of December 23, 1998 among Motorola, Iridium LLC and the Company, amending and restating the Second Amended and Restated Agreement Regarding Guarantee dated as of May 11, 1998 among Motorola, Iridium LLC and the Company, amending and restating the Amended and Restated Agreement Regarding Guarantee dated as of July 11, 1997 between Motorola and Iridium LLC, amending and restating the Agreement Regarding Guarantee dated as of August 21, 1996 between Motorola and Iridium LLC.


                         Senior Secured Credit Agreement

              "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "Annual Budget" means a budget for Costs covering a fiscal year of the Company adopted by the Company's board of directors in accordance with
Section 8.03(a).

              "Annualized Adjusted EBITDA" means, as at any date, Adjusted EBITDA for the two consecutive fiscal quarters ending on or most recently ended prior to such date multiplied by two.

              "Annualized Interest Expense" means, as at any date, Interest Expense for the two consecutive fiscal quarters ending on or most recently ended prior to such date multiplied by two.

              "Applicable Margin" means (a) with respect to ABR Loans, 2.75% and
(b) with respect to Eurodollar Loans, 4.00%.

              "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's aggregate Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Commitments most recently in effect, giving effect to any assignments.

              "Approved Budget" means, at any time, the Initial Approved Budget or the Annual Budget, as the case may be, then in effect, and each amendment thereof or supplement thereto in accordance with Section 8.03(a).

              "Approved Budget Amount" means, as at any date, the sum of (a) the aggregate Costs set forth in the Approved Budget for any period as originally in effect, (b) from and after the adoption of the Approved Budget for the fiscal year ending December 31, 1999, $75,000,000 and (c) any additional Costs incurred by the Company in respect of handsets and/or pagers purchased from Motorola or Kyocera, but only to the extent such Costs are paid with the proceeds of Indebtedness permitted under Section 7.01(k).

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

              "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.


                         Senior Secured Credit Agreement

              "Barclays Capital" means Barclays Bank PLC.

              "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

              "board of directors" means, with respect to the Company or any other Person, its board of directors or any committee thereof duly authorized by such board of directors to take action on its behalf.

              "Borrowing" means Loans made, converted or continued on the same date and, in the case of Eurodollar Loans, asto which a single Interest Period is in effect.

              "Borrowing Request" means a request by the Company for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit I.

              "Budget Period" means, at any time, the fiscal quarter or fiscal year, as applicable, covered by the Approved Budget in effect at such time.

              "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

              "Capital Expenditures" means, for any period, the sum for the Company and its Subsidiaries of the aggregate amount of cash expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding Restorations and other repairs) during such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that, for purposes of this Agreement, payments under the O&M Contract shall not constitute Capital Expenditures.

              "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "Chase" means The Chase Manhattan Bank.

              "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Government Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive

                         Senior Secured Credit Agreement

(whether or not having the force of law) of any Government Authority made or issued after the date of this Agreement.

              "Closing Date" means the date (not later than December 31, 1998) on which all of the conditions set forth in Section 4.01 shall have been satisfied or waived pursuant to Section 11.02.

              "Collateral" means the "Collateral" as such term is defined in the respective Security Documents.

              "Collateral Agent" means Chase in its capacity as collateral agent under the Security Documents (or certain of them).

              "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $800,000,000.

              "Commitment Termination Date" means the date occurring 30 days after the Closing Date; provided that if such day is not a Business Day, the Commitment Termination Date shall occur on the next succeeding Business Day.

              "Company LLC Agreement" means the Limited Liability Company Agreement of Iridium Operating LLC dated as of December 18, 1997, pursuant to which the Company is organized.

              "Condemnation" means the condemnation or seizure by a Government Authority of, or requisition or taking by a Government Authority of title to, all or any portion of the property of the Company or any of its Subsidiaries under power of eminent domain or otherwise.

              "Condemnation Proceeds" means all compensation, awards, damages and other payments received by the Company or any of its Subsidiaries as a result of any Condemnation.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

              "Controlling" has the meaning correlative to the term "Control."

              "Controlled" has the meaning correlative to the term "Control."

              "Costs" means, for any period, all costs and expenses incurred or to be incurred by the Company and its Subsidiaries on a consolidated basis during such period in connection with the Iridium Business, including, without limitation, all interest on and other regularly


                         Senior Secured Credit Agreement
scheduled payments of Indebtedness permitted hereunder payable during such period, Operation and Maintenance Expenses for such period, and expenses (including, without limitation, all legal fees and related disbursements) reasonably incurred in such period by the Company and its Subsidiaries in connection with the preparation, negotiation, execution and delivery of any of the Transaction Documents.

              "Covenant Conversion Date" means December 31, 1999.

              "Credit Documents" means, collectively, this Agreement, the promissory notes (if any) issued hereunder, the Security Documents, the Subsidiary Guarantee Agreement and the Motorola Agreements.

              "Credit Parties" means, collectively, the Company and each of the Subsidiary Guarantors.

              "Cumulative Accrued Revenues" means, as at any date of determination, all Accrued Revenues for the period commencing on November 1, 1998 and ending on such date.

              "Cumulative Adjusted Accrued Revenues" means, as at any date of determination, (a) Cumulative Accrued Revenues for the period ending on such date, minus (b) any receivable included in Cumulative Accrued Revenues that is payable more than 60 days after such date or is unpaid for more than 10 days after the original due date thereof, minus (c) to the extent not deducted in calculating Cumulative Accrued Revenues, discounts to, or rebates from, any obligor of any receivable included therein (other than any receivable to the extent excluded under clause (b) above).

              "Cumulative Cash Revenues" means, as at any date of determination, all revenues of the Company and its Subsidiaries in respect of the Iridium Business received in Dollars (or in any other currency and converted into Dollars) for the period commencing November 1, 1998 and ending on such date, determined on a consolidated basis and without duplication.

              "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves maintained in accordance with GAAP.

              "Current Liabilities" of any Person means all obligations of such Person that would, in accordance with GAAP, be classified as current liabilities of such Person.

              "Debt Incurrence" means the incurrence by the Company or any of its Subsidiaries of any Indebtedness (other than any Equity Issuance).

              "Debt Service" means, for any period, the sum for the Company and its Subsidiaries, determined on a consolidated basis, without duplication, in accordance with GAAP, of the following: (a) all regularly scheduled payments of principal of any Indebtedness made during such period plus (b) all Interest Expense for such period.


                         Senior Secured Credit Agreement

              "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

              "Deferred O&M Amounts" means amounts owing to Motorola under the O&M Contract aggregating up to $400,000,000 for the period commencing November 1998, together with any accrued interest thereon (and including any promissory notes issued by the Company to Motorola to evidence such amounts and such interest).

              "Depositary Agreement" means the Deposit, Disbursement and Account Control Agreement substantially in the form of Exhibit F between the Company, the Collateral Agent and the Depositary Bank.

              "Depositary Bank" means Chase in its capacity as depositary bank under the Depositary Agreement.

              "Dispose" has the meaning correlative to the term "Disposition."

              "Disposition" means any sale, assignment, transfer or other disposition of assets (whether now owned or hereafter acquired) of the Company or any of its Subsidiaries by the Company or any of its Subsidiaries to any other Person (other than any such sale, assignment, transfer or other disposition constituting an Event of Loss).

              "Dollars" or "$" refers to lawful money of the United States of America.

              "Domestic Subsidiary" means each Subsidiary of the Company that is organized under the laws of the United States of America or any political subdivision thereof.

              "Environmental Claim" means, with respect to any Person, any written notice, claim, administrative, regulatory or judicial action, suit, judgment, written demand or other written communication by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property of such Person, personal injuries, fines, penalties or other actions arising out of, based on or resulting from (a) the presence, Use, threatened Release or Release into the environment of any Hazardous Material at any location, whether or not owned by such Person or (b) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or other failure, or alleged failure, to comply with the requirements of any Environmental Law.

              "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Government Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to environmental health and safety matters.

              "Equity Issuance" means (a) any issuance or sale by the Company or any of its Subsidiaries of (i) any of its membership interests, capital stock or other equity interests, (ii) any



                         Senior Secured Credit Agreement
warrants or options exercisable in respect thereof or (iii) any other security or instrument representing an equity interest in the Company or any of its Subsidiaries, including any Indebtedness, interests, other securities or rights of the Company or any of its Subsidiaries that are exchangeable for or exercisable or convertible into equity interests of IWCL, the Company or any of its Affiliates, either immediately or upon or after the arrival of a specified date or the occurrence of a specified event or (b) the receipt by the Company or any of its Subsidiaries after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the U.S. Tax Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the U.S. Tax Code, is treated as a single employer under Section 414 of the U.S. Tax Code.

              "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the U.S. Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the U.S. Tax Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

              "Event of Default" has the meaning assigned to such term in
Article IX.

              "Event of Loss" means, with respect to any property of the Company or any of its Subsidiaries, any loss of, destruction of or damage to, or any condemnation (including, without limitation, a Condemnation) or other taking by a Government Authority of, such property of the Company or any such Subsidiary.

              "Excess Cash Flow" means, for any period, (a) Adjusted EBITDA for such period, minus (b) the sum of (i) Debt Service for the Company and its Subsidiaries for such


                         Senior Secured Credit Agreement
period plus (ii) the aggregate amount of all Capital Expenditures for the Company and its Subsidiaries made during such period, except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness incurred pursuant to Section 7.01(i) or (j) during such period plus (iii) the aggregate amount of Restricted Payments paid during said period pursuant to
Section 7.07(a), minus (or plus) (c) the increase (or decrease) in Working Capital of the Company and its Subsidiaries from the day immediately prior to the first day of such period to the last day of such period.

              "Excluded Debt Incurrence" means (a) Indebtedness incurred by the Company or its Subsidiaries under Section 7.01 (other than clause (f) thereof) and (b) any other Indebtedness of the Company or any of its Subsidiaries permitted under Section 7.01(f) to the extent the proceeds thereof are used to refinance any portion of Indebtedness of the Company or any of its Subsidiaries that is guaranteed by Motorola pursuant to Section 7.01(c) and is included in the $250,000,000 exclusion under clause (ii) of Section 2.09(j) (as contemplated by the last sentence thereof).

              "Excluded Disposition" means any Disposition permitted under one of the specified clauses of Section 7.04 (other than clause (b) thereof).

              "Excluded Equity Issuance" means (a) any issuance or sale of capital stock or other equity interests by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, (b) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company or (c) any Equity Issuance to the extent the proceeds thereof are used to refinance any portion of Indebtedness of the Company or any of its Subsidiaries that is guaranteed by Motorola pursuant to Section 7.01(c) and is included in the $250,000,000 exclusion under clause (ii) of Section 2.09(j) (as contemplated by the last sentence thereof).

              "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with
Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.15(a).

              "Existing Guaranteed Credit Agreement" has the meaning assigned to such term in Section 6.09.



                         Senior Secured Credit Agreement

              "Existing Secured Credit Agreement" has the meaning assigned to such term in Section 6.09.

              "Existing Senior Notes" means, collectively, the Series A Senior Notes, the Series B Senior Notes, the Series C Senior Notes and the Series D Senior Notes.

              "Existing Senior Subordinated Notes" means the Indebtedness of the Company (as transferee of Iridium LLC) in respect of the 14 1/2% Senior Subordinated Discount Notes due 2006 in an aggregate fully accreted principal amount at the maturity of $480,000,000.

              "Exposure" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Loans at such time plus the unutilized portion of such Lender's Commitment (if any).

              "FCC" means the U.S. Federal Communications Commission.

              "FCC License" means the authorization of the FCC held by Space System License, Inc., a wholly owned Subsidiary of Motorola, as of the date of this Agreement with respect to the construction, launch and operation of the Iridium System as set forth in FCC's Orders and Authorizations DA 95-131, released January 31, 1995, DA 95-372 released February 28, 1995, FCC 96-279, released June 27, 1996 and DA 96-1789, released October 30, 1996.

              "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

              "Financial Projections" means the financial projections for the Company and its Subsidiaries set forth in Section 9 of the Information Memorandum.

              "Foreign Lender" means any Lender organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

              "Foreign Subsidiary" means any Subsidiary of the Company other than a Domestic Subsidiary.

              "Gateway Authorization Agreements" means each gateway authorization agreement between the investor party thereto and the Company (as transferee of Iridium LLC).

              "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

                         Senior Secured Credit Agreement

              "General Receipt & Disbursement Account" has the meaning assigned to such term in the Depositary Agreement.

              "Government Approval" means any authorization, consent, approval, license, lease, ruling, permit, concession, grant, franchise, agreement, tariff, rate, certification, exemption, filing or registration by or with any Government Authority relating to the Iridium Business, the execution, delivery and performance of the Transaction Documents, the creation, perfection and enforcement of the Liens contemplated by the Security Documents and the other transactions contemplated hereby.

              "Government Authority" means the government of any nation or any political subdivision thereof, whether state, territory, province or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, injunction, permit, concession, grant, franchise, license, agreement, directive, environmental guideline, policy, restriction or rule of common law, requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, whether now or hereafter in effect.

              "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any direct or indirect obligation of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "Guarantee Obligation Release Date" has the meaning assigned to such term in Section 8.09(c).

              "Guarantee Obligation Termination Date" has the meaning assigned to such term in Section 8.09(b).

              "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon




                         Senior Secured Credit Agreement
gas, infectious or medical wastes and all other hazardous substances or wastes of any nature regulated as such pursuant to any applicable Environmental Law.

              "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

              "IBSS Agreement" means the Master Agreement executed on or about December 16, 1996 between the Company (as transferee of Iridium LLC) and Andersen Consulting, LLP, with respect to the Iridium Business Support System.

              "Impair" has a meaning correlative to the term "Impairment."

              "Impairment" means, with respect to any Project Document or Government Approval, any rescission, termination, cancellation, repeal, invalidity, suspension (other than by reason of an "excusable delay" (as such term is used in any of the Principal Project Documents) to the extent such suspension by reason of such excusable delay is expressly permitted by such Principal Project Document), withdrawal, withholding, injunction, inability to satisfy stated conditions to effectiveness or amendment, modification or supplementation (other than, in the case of a Project Document, any such amendment, modification or supplementation permitted by Section 8.04 or 8.05 and, in the case of a Government Approval, any such amendment, modification or supplementation permitted by Section 6.05 and, in the case of the FCC License, the transfer thereof to a Subsidiary of Motorola or to the Company as contemplated in the Motorola Consent) of such Project Document or Government Approval in whole or in part, which (in any case) is adverse to the interests of any Transaction Party or the Lenders.

              "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business that are not overdue by more than 30 days or that are being contested in good faith), including without limitation any Motorola Vendor Financing, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (excluding any ordinary trade credit),
(i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) all obligations, contingent or otherwise, of such Person to redeem mandatorily redeemable preferred stock. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall refer to the principal amount thereof or, in the case of


                         Senior Secured Credit Agreement

Indebtedness issued at a discount, the accreted value thereof. In no event shall Indebtedness include any deposit, advance or similar arrangement in connection with the Iridium clearinghouse function (as described in Article IV of the Gateway Authorization Agreements).

              "Indemnified Taxes" means Taxes other than Excluded Taxes.

              "Information Memorandum" means the Confidential Information Memorandum dated November 1998 with respect to the credit facilities provided for in this Agreement.

              "Initial Approved Budget" means the budget for Costs for the fiscal quarter ending March 31, 1999, approved on October 21, 1998 by the Company's board of directors.

              "Intellectual Property" means patents, patent rights, patent applications, licenses, inventions, know-how, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names or other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, but excluding any Government Approvals.

              "Interest Coverage Ratio" means, as at any date, the ratio of (a) Annualized Adjusted EBITDA to (b) Annualized Interest Expense.

              "Interest Election Request" means a request by the Company to convert or continue a Borrowing in accordance with Section 2.05.

              "Interest Expense" means, for any period, for the Company and its Subsidiaries, determined on a consolidated basis, without duplication, in accordance with GAAP, the sum of (a) all interest in respect of Indebtedness accrued or capitalized during such period (including the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest not required to be paid in cash) plus (b) the net amount payable (or minus the net amount receivable) under any interest rate Hedging Agreements during such period (whether or not actually paid or received during such period).

              "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

              "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or (with the consent of all Lenders) nine or twelve months thereafter, as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for


                         Senior Secured Credit Agreement
which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

              "Investment" means, for any Person, (a) the acquisition (whether for cash, property, services or securities) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory, supplies or services by such Person in the ordinary course of business, (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person and (d) the entering into of any Hedging Agreement.

              "Iridium Business" means the designing, development, acquisition, construction, manufacture, installation, leasing, licensing, testing, completion, delivery, acceptance, activation, operation, maintenance, restoration, improvement, use and ownership of the Iridium System, the providing of services in connection with the Iridium System, the financing thereof (whether through the issuance of debt or equity securities or otherwise) and all systems, property, businesses, activities and services of the Company and its Subsidiaries related thereto or to any Related Business.

              "Iridium Capital" means Iridium Capital Corporation, a Delaware corporation.

              "Iridium LLC" means Iridium LLC, a Delaware limited liability company.

              "Iridium LLC Agreement" means the Limited Liability Company Agreement of Iridium LLC dated as of July 29, 1996, pursuant to which Iridium LLC is organized.

              "Iridium LLC Members" means each of the holders from time to time of membership interests of Iridium LLC.

              "Iridium System" means the IRIDIUM(R) global wireless communications system described in the Information Memorandum.

              "IWCL" means Iridium World Communications Ltd., a Bermuda company.

              "Kyocera" means Kyocera Corporation, a Japanese corporation.

                         Senior Secured Credit Agreement

              "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

              "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service
(or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

              "License Subsidiary" means any Subsidiary of the Company established for the purpose of holding a Telecommunications Approval pursuant to
Section 6.12(a).

              "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

              "LLC Agreements" means the Company LLC Agreement and the Iridium LLC Agreement.

              "Loans" means the loans made by the Lenders to the Company pursuant to this Agreement.

              "Loss Proceeds" means, with respect to any Event of Loss, insurance proceeds, condemnation awards (including, without limitation, Condemnation Proceeds) or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Loss.

              "Management Services Agreement" means the Amended and Restated Management Services Agreement dated as of December 18, 1997 among, Iridium World Communications Ltd., Iridium LLC and the Company with respect to the provision of management, personnel and administrative services by Iridium LLC to the Company.

              "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                         Senior Secured Credit Agreement

              "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets, condition (financial or otherwise) or prospects of the Company and any of its Subsidiaries taken as a whole, (b) the ability of the Credit Parties (taken as a whole) to perform their respective obligations under any Credit Document to which any of them is a party, (c) the validity or enforceability of the Liens under any Security Document or on the Collateral thereunder or the validity or enforceability of the Credit Documents,
(d) the ability of Motorola to perform its obligations under any Motorola Agreement or Principal Project Document to which it is a party or (e) the operation of the Iridium System.

              "Maturity Date" means December 29, 2000.

              "Memorandum of Understanding" means the Second Amended and Restated Memorandum of Understanding dated as of December 23, 1998 among Motorola, Iridium LLC and the Company, amending and restating the Amended and Restated Memorandum of Understanding dated as of May 11, 1998 among Motorola, Iridium LLC and the Company, amending and restating the Memorandum of Understanding dated as of July 11, 1997 between Motorola and Iridium LLC.

              "Moody's" means Moody's Investors Service, Inc. (or any successor to the rating business thereof).

              "Mortgaged Properties" has the meaning assigned to such term in
Section 6.10.

              "Mortgages" means, collectively, one or more instruments of mortgages, deeds of trust or similar instruments in favor of the Collateral Agent (and/or one or more trustees or other Persons designated therein), in form and substance satisfactory to the Administrative Agent, executed and delivered by the Company or one of its Subsidiaries pursuant to Article IV or Section 6.10.

              "Motorola" means Motorola, Inc., a Delaware corporation.

              "Motorola Agreements" means, collectively, the Motorola Consent, the Motorola Pledge Agreement and the Motorola Guarantee (if any).

              "Motorola Consent" means the Consent and Agreement substantially in the form of Exhibit G between Motorola, the Company, the Administrative Agent and the Collateral Agent.

              "Motorola Default" means any Event of Default under Section 9.02.

              "Motorola Domestic Subsidiary" means any Subsidiary of Motorola, except any such Subsidiary (a) that neither transacts any substantial business nor regularly maintains any substantial portion of its fixed assets within the United States of America or (b) which is engaged primarily in financing operations of Motorola or its Subsidiaries outside the United States of America.

              "Motorola Guarantee" has the meaning assigned to such term in
Section 8.09(a).
                         Senior Secured Credit Agreement

              "Motorola Guarantee Obligation" means the obligation of Motorola contained in (and subject to the terms and conditions of) the Memorandum of Understanding to provide an additional guarantee or guarantees in a maximum amount of $350,000,000 (inclusive of principal, interest and other amounts) in respect of borrowings of the Company.

              "Motorola Guaranteed Credit Agreement" means the Senior Guaranteed Credit Agreement dated as of the date hereof between the Company, the lenders party thereto, Chase Securities Inc. and Barclays Capital, as global lead arrangers in connection therewith, Chase as the administrative agent and Barclays Capital as the documentation agent thereunder, providing for loans in an aggregate original principal amount not exceeding $750,000,000 as of the date hereof.

              "Motorola Pledge Agreement" means the Pledge Agreement substantially in the form of Exhibit H between Motorola and the Collateral Agent.

              "Motorola's Net Worth" has the meaning assigned to such term in clause (g) of Section 9.02.

              "Motorola Obligations" means (a) the Company's financial obligations in respect of any and all claims and rights by Motorola against the Company arising as a result of Motorola's performance of its obligations under any guarantee issued by Motorola in respect of Indebtedness of the Company (including, without limitation, (i) the Guarantee Agreement executed and delivered by Motorola in connection with the Motorola Guaranteed Credit Agreement, (ii) the Motorola Guarantee and (iii) any other guarantee issued by Motorola in respect of any Indebtedness permitted under Section 7.01(c) or (d)), whether by subrogation, contribution, reimbursement or otherwise, and including, without limitation, any and all monetary obligations owing by the Company in respect of any of the foregoing under the MOU Agreements (but excluding, for avoidance of doubt, the obligations under the Agreement Regarding Guarantee relating to compensation in the form of equity interests of Iridium LLC or IWCL or warrants therefor), and (b) any and all obligations owing by the Company to Motorola in respect of any Motorola Vendor Financing.

              "Motorola Vendor Financing" means (a) the Deferred O&M Amounts,
(b) the FOC Payments (as defined in the Memorandum of Understanding) to the extent that a deferral thereof is made pursuant to Section 8 thereof and (c) any other deferral of payment or other financing for more than 120 days provided by Motorola or any of its Subsidiaries after the Closing Date to the Company or any of its Subsidiaries in respect of any goods, property or services provided under any Principal Project Document.

              "MOU Agreements" means the Memorandum of Understanding and the Agreement Regarding Guarantee.

              "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

              "Net Available Proceeds" means:

                         Senior Secured Credit Agreement

              (a) in the case of any Disposition, the amount of Net Cash Payments received by the Company and its Subsidiaries in connection with such Disposition;

              (b) in the case of any Event of Loss, the aggregate amount of the Loss Proceeds received by the Company and its Subsidiaries in respect of such Event of Loss, net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith;

              (c) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance, net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith;

              (d) in the case of any Debt Incurrence, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Debt Incurrence, net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith; and

              (e) in the case of any Project Document Claim, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Project Document Claim, net of reasonable expenses incurred by the Company and its Subsidiaries in connection with the collection thereof.

              "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition (or thereafter received in respect of any non-cash consideration paid to the Company or any of its Subsidiaries in connection with such Disposition); provided that Net Cash Payments shall be net of (a) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid or payable by the Company and its Subsidiaries in connection with such Disposition and (b) any repayments (and any reasonable expenses in connection therewith) by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

              "O&M Contract" means the Operations and Maintenance Contract, effective July 29, 1993, between Motorola and the Company (as transferee of
Iridium LLC).

              "Operation and Maintenance Expenses" means, for any period, the sum, computed without duplication, of the following: all (a) expenses of administering and operating the Iridium Business and of maintaining it in good repair and operating condition payable during such period plus (b) direct operating and maintenance costs of the Iridium Business (including, without limitation, all payments due and payable under the O&M Contract, the Terrestrial Network Development Contract and other relevant Project Documents) payable during such period, plus (c) insurance costs of the Company and its Subsidiaries during such period, plus (d) property taxes due and payable by the Company and its Subsidiaries during such period, plus (e) sales, use and excise taxes, value added taxes, taxes on telecommunications services and other similar taxes due and payable by the Company and its Subsidiaries during such period, plus (f) franchise taxes due and payable by the Company and its Subsidiaries during such period, plus

                         Senior Secured Credit Agreement

(g) income Taxes due and payable by the Company and its Subsidiaries during such period, plus (h) costs and fees incurred by the Company and its Subsidiaries in connection with obtaining and maintaining in effect the Government Approvals during such period, plus (i) legal, accounting, engineering and other professional fees incurred in connection with any of the foregoing items during such period, plus (j) marketing and sales expenses (including associated commissions) of the Company and its Subsidiaries during such period, plus (k) general and administrative expenses of the Company and its Subsidiaries for such period, plus (l) all fees payable to the Agents, the Global Lead Arrangers or the Lenders or any of their respective Affiliates hereunder or in connection with the transactions contemplated hereby during such period, plus (m) Capital Expenditures during such period, plus (n) all payments due and payable by the Company to Iridium LLC under the Management Services Agreement.

              "Other Project Document" means any contract or other written agreement (other than the Credit Documents and the Principal Project Documents) entered into or assumed by the Company or any of its Subsidiaries with respect to the Iridium Business, including, without limitation, the Management Services Agreement.

              "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

              "Parent Security Agreement" means a Pledge and Security Agreement substantially in the form of Exhibit C between Iridium LLC and the Administrative Agent.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

              "Permitted Investments" means:

              (a) direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and which have a remaining Average Life of not more than 365 days from the date of acquisition thereof;

              (b) investments in commercial paper maturing not more than 270 days after the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least P-1 from S&P or A-1 from Moody's (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act of 1933, as amended));

              (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than 270 days after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank or trust company organized under the laws of the United States of America or any State thereof or any other country which is a member of the Organization for Economic Cooperation and Development, in each case which has a combined capital,

                         Senior Secured Credit Agreement
              surplus and undivided profits of not less than $500,000,000 or its equivalent in foreign currency, and whose debt is rated at least A- by S&P or A-3 by Moody's (or such similar equivalent rating by a "nationally recognized statistical rating organization" (as defined above));

                     (d) repurchase obligations with a term of not more than 7
              days for securities described in clause (a) of this definition and entered into with a financial institution which has a combined capital, surplus and undivided profits of not less than $500,000,000 or its equivalent in foreign currency, and whose debt is rated at least A- by S&P or A-3 by Moody's (or such similar equivalent rating by a "nationally recognized statistical rating organization" (as defined above)); and

                     (e) any mutual or similar fund investing exclusively in
              Permitted Investments of the type described in clauses (a), (b),
              (c) and/or (d) above.

                     "Permitted Liens" means:

                     (a) Liens created pursuant to the Security Documents;

                     (b) until (and including) the Closing Date, Liens created
              pursuant to the Existing Secured Credit Agreement and the security documents referred to therein;

                     (c) Liens imposed by any Government Authority for taxes,
              assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, in the opinion of the Company, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiary, as the case may be, in accordance with GAAP;

                     (d) carriers', warehousemen's, mechanics', materialmen's,
              repairmen's, landlords' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

                     (e) Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default;

                     (f) pledges or deposits under worker's compensation,
              unemployment insurance and other social security legislation;

                     (g) deposits to secure the performance of bids, trade
              contracts (other than for Indebtedness), leases, utilities, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                     (h) easements, rights-of-way, restrictions and other
              similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor defects,

                         Senior Secured Credit Agreement
              irregularities or imperfections in title, and encumbrances and statutory Liens, that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

                     (i) Liens in favor of any Government Authority to secure
              progress, advance or other payments, or pursuant to any contract, license, permit or provision of any statute;

                     (j) bankers' Liens arising out of or with respect to the
              credit balance maintained by the Company in one or more deposit accounts;

                     (k) Liens on Property to secure the payment of all or any
              part of the purchase price or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such Property, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof, provided that such Lien shall not apply to any other property or asset of the Company or its Subsidiaries;

                     (l) any Lien on any property or asset of the Company or any of its Subsidiaries existing on the date hereof and set forth in
              Schedule VI; provided that (i) such Lien shall not apply to any other property or asset of the Company or any of its Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof (and any Refinancing of such obligations provided the amount secured by such Lien shall not exceed the amount of such obligations being Refinanced);

                     (m) Liens in connection with any Capital Lease Obligation
              permitted under Section 7.01(i); and

                     (n) Liens arising in connection with the Iridium
              clearinghouse function (as described in Article IV of the Gateway Authorization Agreements).

              "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Government Authority or other entity.

              "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the U.S. Tax Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Post-Default Rate" has the meaning assigned to such term in
Section 2.11(c).

              "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                         Senior Secured Credit Agreement

              "Principal Project Documents" means (a) the Space System Contract,
(b) the O&M Contract, (c) the Terrestrial Network Development Contract, (d) all Gateway Authorization Agreements and (e) the IBSS Agreement.

              "Project Document Claim" means any payment by any Transaction Party (other than the Company or any of its Subsidiaries) to the Company or any of its Subsidiaries under any Principal Project Document in respect of liquidated damages, warranty payments, indemnity payments or other similar amounts.

              "Project Documents" means the Principal Project Documents and the Other Project Documents.

              "Quarterly Dates" means the last day of March, June, September and December in each year (or, if any such day is not a Business Day, the immediately preceding Business Day), the first of which shall be the first such day after the date hereof.

              "Real Estate Subsidiary" means any Subsidiary of the Company established for the purpose of holding title to or a leasehold interest in real property (including fixtures thereon) pursuant to Section 6.12(b).

              "Refinance" means, with respect to any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for such Indebtedness.

              "Refinanced" has a meaning correlative to the term "Refinance."

              "Refinancing" has a meaning correlative to the term "Refinance."

              "Register" has the meaning set forth in Section 11.04(c).

              "Related Business" means the business of developing, owning, engaging in and dealing with all or any part of the business of the provision of telecommunications services and businesses and (a) reasonably related extensions thereof, including but not limited to the manufacture, purchase, ownership, operation, leasing, licensing, financing and selling of, and generally dealing in or with, communications satellites, earth stations, gateways, ground infrastructure and subscriber equipment, used or intended for use with telecommunications services and businesses and (b) any other activities that are reasonably related to the provision of telecommunications services and businesses.

              "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

              "Release" means, with respect to any Hazardous Material, any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Material into the indoor or outdoor environment,


                         Senior Secured Credit Agreement
including, without limitation, the movement of such Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

              "Required Lenders" means, at any time, Lenders having Exposures representing more than 50% of the sum of the total Exposures at such time.

              "Reserve Capital Call Obligations" means the obligations of 17 of the Iridium LLC Members to purchase up to 18,206,550 of additional Class 1 Interests of Iridium LLC at a price of $13.33 per interest pursuant to Section
4.02 of the Iridium LLC Agreement.

              "Responsible Officer" means, with respect to the Company, its chief executive officer, chief financial officeror general counsel or any senior vice president of the Company or, with respect to any Borrowing Request and Sections 2.09(a), 2.09(e), 5.02 and 8.01(d), any vice president of the Company.

              "Restoration" has a meaning correlative to the term "Restore."

              "Restore" means, with respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property.

              "Restricted Payment" means distributions of the Company (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any membership or other equity interest in the Company or of any warrants, options or other rights to acquire any such membership or equity interest (or to make any payments to any Person where the amount thereof is calculated with reference to fair market or equity value of the Company or any Subsidiary), but excluding any dividend payable solely in equity interests of the Company.

              "S&P" means the Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (or any successor to the rating business thereof).

              "SEC" means the Securities and Exchange Commission.

              "Second Borrowing Date" has the meaning set forth in Section 2.01.

              "Secured Indebtedness" means, as at any date, all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, that is secured by a Lien on property of the Company or any of its Subsidiaries, including all Capital Lease Obligations.

              "Secured Parties" means the Agents and the Lenders.

              "Security Agreement" means a Pledge and Security Agreement substantially in the form of Exhibit B between the Company, the Subsidiary Guarantors and the Collateral Agent.

              "Security Documents" means, collectively, the Security Agreement, the Parent Security Agreement, the Mortgages, the Depositary Agreement, the Motorola Pledge Agreement,


                         Senior Secured Credit Agreement
the consents and agreements referred to in Section VII of Appendix 1 and all Uniform Commercial Code financing statements or other filings and/or recordings required by any thereof to be filed or made, as the case may be, with respect to the security interests in or Liens on the property created pursuant to any thereof.

              "Senior Note Indentures" means, collectively, the Series A Note Indenture, the Series B Note Indenture, the Series C Note Indenture and the Series D Note Indenture.

              "Series A Note Indenture" means the Indenture dated as of July 16, 1997 among the Company (as transferee of Iridium LLC), certain of its Subsidiaries and State Street Bank and Trust Company, as trustee thereunder, in respect of the Series A Senior Notes.

              "Series A Senior Notes" means 13% Senior Notes due 2005, Series A and Series A/EN issued by Iridium LLC (which has assigned its obligations thereunder to the Company) and Iridium Capital, as co-obligors, under the Series A Note Indenture in an aggregate original principal amount of $300,000,000, and the guarantees thereof pursuant to the Series A Note Indenture.

              "Series B Note Indenture" means the Note Indenture dated as of July 16, 1997 among the Company (as transferee of Iridium LLC), certain of its Subsidiaries and State Street Bank and Trust Company, as trustee thereunder, in respect of the Series B Senior Notes.

              "Series B Senior Notes" means 14% Senior Notes due 2005,
Series B and Series B/EN issued by Iridium LLC (which has assigned its obligations thereunder to the Company) and Iridium Capital, as co-obligors, under the Series B Note Indenture in an aggregate original principal amount of $500,000,000, and the guarantees thereof pursuant to the Series B Note Indenture.

              "Series C Note Indenture" means the Indenture dated as of October 17, 1997 among the Company (as transferee of Iridium LLC), certain of its Subsidiaries and State Street Bank and Trust Company, as trustee thereunder, in respect of the Series C Senior Notes.

              "Series C Senior Notes" means 11-1/4% Senior Notes due 2005, Series C and Series C/EN issued by Iridium LLC (which has assigned its obligations thereunder to the Company) and Iridium Capital, as co-obligors, under the Series C Note Indenture in an aggregate original principal amount of $300,000,000, and the guarantees thereof pursuant to the Series C Note Indenture.

              "Series D Note Indenture" means the Indenture dated as of May 13, 1998 among the Company, certain of its Subsidiaries and State Street Bank and Trust Company, as trustee thereunder, in respect of the Series D Senior Notes.

              "Series D Senior Notes" means 10-7/8% Senior Notes due July 15, 2005, Series D issued by the Company and Iridium Capital, as co-obligors, under the Series D Note Indenture in an aggregate original principal amount of $350,000,000, and the guarantees thereof pursuant to the Series D Note Indenture.
                         Senior Secured Credit Agreement

              "SNOC" means the Satellite Network Operations Center for the Iridium System located in Loudoun County, Virginia.

              "Space System Contract" means the Space System Contract, effective as of July 29, 1993, between the Company (as transferee of Iridium LLC) and Motorola.

              "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a subsidiary of the Company. Notwithstanding the foregoing, in no event shall the Company be a Subsidiary of Motorola.

              "Subsidiary Guarantee Agreement" means a Subsidiary Guarantee Agreement substantially in the form of Exhibit D between one or more Subsidiary Guarantors and the Administrative Agent.

              "Subsidiary Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit E by an entity that, pursuant to Section 6.11, is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

              "Subsidiary Guarantor" means, as of the date hereof, each Subsidiary identified in Schedule VII and, thereafter, each other Subsidiary which becomes a Subsidiary Guarantor in accordance with Section 6.11.

              "Taxes" means, with respect to any Person, all taxes, withholdings, assessments, imposts, duties, governmental fees, governmental charges or levies imposed directly or indirectly on such Person or its income, profits or property by any Government Authority.

                         Senior Secured Credit Agreement

              "Telecommunications Approvals" means all Government Approvals of any applicable telecommunications authority (including all local and national telecommunications approvals and licenses, including FCC licenses, and compliance with International Telecommunication Union procedures and requirements) relating to the Iridium Business, including, without limitation, for spectrum allocation, Ka-band, L-band, interconnection, type approval, trans-border roaming and other business operations of the Company and its Subsidiaries.

              "Terrestrial Network Development Contract" means the Terrestrial Network Development Contract, effective January 1, 1993, between the Company (as transferee of Iridium LLC) and Motorola.

              "Total Indebtedness" means all Indebtedness of the Company and its Subsidiaries on a consolidated basis (without duplication).

              "Total Invested Capital" means, as at any date of determination, the sum of (a) Total Indebtedness as of such date and (b) $1,983,000,000 plus the aggregate proceeds received by the Company or its Subsidiaries in respect of any Equity Issuance, including the fair value of property other than cash (as determined in good faith by the board of directors of the Company in a resolution delivered to the Administrative Agent), minus any redemptions of, or dividends or other distributions on, the membership interests of the Company (other than (i) any Restricted Payments referred to in Section 7.07(a) or (ii) any dividend or distribution in membership interests of the Company) made after the Closing Date and on or prior to the date of determination.

              "Total Satellite Subscribers" means, as at any date of determination, the total number of "8816" and "8817" numbers that have been issued to subscribers to any of the Iridium voice services (excluding paging).

              "Total Subscribers" means, as at any date of determination, the total subscribers to any of the Iridium services.

              "Transaction Documents" means the Credit Documents, the Project Documents and the LLC Agreements.

              "Transaction Party" means each Person (other than a Secured Party) from time to time party to a Transaction Document.

              Trigger Event" means the occurrence of any of the following events, if any such event occurs prior to the earlier of the Guarantee Obligation Termination Date or the Guarantee Obligation Release Date: (a) any Event of Default; (b) failure by the Company to receive at least $150,000,000 (less reasonable underwriting fees) in cash of aggregate proceeds of Equity Issuances (other than resulting from the exercise of the Reserve Capital Call Obligations) after the Closing Date and prior to February 28, 1999; or (c) failure of Cumulative Adjusted Accrued Revenues as at the last day of any month specified below to be in an aggregate amount of at least the amount set forth opposite such month below:

                         Senior Secured Credit Agreement


                                                    Minimum Cumulative
                                                 -------------------------
          Month (1999)                           Adjusted Accrued Revenues
          -----                                  -------------------------
          February                                        $25,000,000
          March                                            45,000,000
          April                                            75,000,000
          May                                             115,000,000
          June                                            200,000,000
          July                                            300,000,000
          August                                          425,000,000

              "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

              "U.S. Bankruptcy Code" means the United States Federal Bankruptcy Code of 1978, as amended from time to time.

              "U.S. Tax Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Use" means, with respect to any Hazardous Material and with respect to any Person, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Material or transportation to or from the property of such Person of such Hazardous Material.

              "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary all of the capital stock or other equity interests of which are owned by such Person (other than, in the case of a corporation, directors' qualifying shares and shares or equity interests required to be held by foreign nationals, in each case to the extent mandated by applicable law).

              "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              "Working Capital" means, for any Person, Current Assets (other than cash and cash equivalents) minus Current Liabilities (other than the current portion of long-term Indebtedness).

              SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan" or an "ABR Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing" or an "ABR Borrowing").

                         Senior Secured Credit Agreement

              SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Government Authority, any entity succeeding to any or all of the functions of such Government Authority, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

              SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

              SECTION 2.01. The Commitments. Subject to the satisfaction of the conditions precedent set forth in Article IV, the Company agrees to request, and each Lender agrees to make, a Loan or Loans in an aggregate amount equal to such Lender's Commitment, comprising one ABR Borrowing on the Closing Date in an aggregate principal amount (among all Lenders) not less than $500,000,000 and one ABR or Eurodollar Borrowing on a date (the "Second Borrowing Date") selected by the Company and occurring on or prior to the Commitment Termination Date in an aggregate principal amount (among all Lenders) equal to the unused amount of the total Commitments (if any). The Company shall notify each Lender of the Second Borrowing Date by delivering a Borrowing Request to the Administrative Agent in accordance with Section 2.03. Amounts prepaid in respect of Loans may not be reborrowed.

                         Senior Secured Credit Agreement

              SECTION 2.02. Loans and Borrowings.

              (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the applicable Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan or any additional amount with respect thereto in accordance with the terms of this Agreement.

              (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount of $10,000,000 or a larger multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount equal to $10,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused amount of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

              (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

              SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

              (i)    the aggregate principal amount of the requested Borrowing;

              (ii)   the date of such Borrowing, which shall be a Business Day;

              (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                         Senior Secured Credit Agreement

              (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

              If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender and the Collateral Agent of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

              SECTION 2.04. Funding of Borrowings.

              (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to the General Receipt & Disbursement Account.

              (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

              SCTION 2.05. Interest Elections

              (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                         Senior Secured Credit Agreement

              (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

              (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

              (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

              (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

              If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

              SECTION 2.06. Termination of the Commitments. The Commitments shall terminate at 5:00 p.m., New York City time, on the Commitment Termination Date.

                         Senior Secured Credit Agreement

              SECTION 2.07. Repayment of Loans; Evidence of Debt.

              (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

              (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

              (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company.

              SECTION 2.08. Optional Prepayment of Loans.

              (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and provided that each such prepayment that is not a prepayment of the Loans in whole shall be in an aggregate principal amount not less than $10,000,000.

              (b) Prior to any optional prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) of this Section; provided that each prepayment of Borrowings shall be applied to prepay any outstanding ABR Borrowings before any Eurodollar Borrowings. If the Company fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such prepayment shall be applied, first, to prepay any outstanding ABR Borrowings and, second, to Eurodollar Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be prepaid first).

                         Senior Secured Credit Agreement

              (c) The Company shall notify the Administrative Agent and the Collateral Agent by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of repayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Company pursuant to this Section may state that such notice is conditioned upon the effectiveness of other credit facilities or upon the issuance of other Indebtedness, in which case such notice may thereafter be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

              SECTION 2.09. Mandatory Prepayments.

              (a) Dispositions. Without limiting the obligation of the Company to obtain the consent of the Required Lenders pursuant to Section 7.04 to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition other than any Excluded Disposition (in this Section 2.09(a), the "Current Disposition"), and of all prior Dispositions (other than any Excluded Disposition) as to which no prepayment has yet been made under this paragraph, shall exceed $5,000,000 then, promptly upon the occurrence of the Current Disposition, the Company will deliver to the Administrative Agent a statement, certified by a Responsible Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and, within 30 Business Days after the receipt of the Net Available Proceeds of the Current Disposition, the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions in the manner and to the extent specified in paragraph (g) of this Section.

              (b) Equity Issuance.

              (i) Within five Business Days after any Equity Issuance resulting from the exercise of the Reserve Capital Call Obligations, the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of such Equity Issuance in the manner and to the extent specified in paragraph (g) of this Section; and

              (ii) Within 30 Business Days after any Equity Issuance (other than any Excluded Equity Issuance or any Equity Issuance resulting from the exercise of the Reserve Capital Call Obligations), the Company shall prepay the Loans in an aggregate amount equal to 50% of the Net Available Proceeds of such Equity Issuance in the manner and to the extent specified in paragraph (g) of this Section.

                         Senior Secured Credit Agreement

              (c) Debt Incurrence. Without limiting the obligation of the Company to obtain the consent of the Required Lenders pursuant to Section 7.01 to any incurrence of Indebtedness by the Company or any of its Subsidiaries not otherwise permitted hereunder, within 30 Business Days after any Debt Incurrence (other than any Excluded Debt Incurrence), the Company shall prepay the Loans in an aggregate amount equal to 50% of the Net Available Proceeds of such Debt Incurrence in the manner and to the extent specified in paragraph (g) of this Section.

              (d) Event of Loss. Within 30 Business Days after receipt of the Net Available Proceeds of an Event of Loss (other than an Event of Loss (i) as to which the Net Available Proceeds thereof, together with the Net Available Proceeds of all previous Events of Loss covered by this clause (i) and not theretofore applied to either a prepayment hereunder or to the Restoration of the Affected Property, do not exceed $5,000,000 or (ii) as to which, unless an Event of Default shall have occurred and be continuing, the Company shall have notified the Collateral Agent pursuant to Section 4.02(b)(ii) of the Depositary Agreement that it intends to Restore the Affected Property with respect to such Event of Loss), the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of such Event of Loss and of such previous Events of Loss in the manner and to the extent specified in paragraph (g) of this Section.

              (e) Project Document Claims. In the event that the Net Available Proceeds of any Project Document Claim (in this Section 2.09(e), the "Current Payment"), and of all prior amounts received by the Company in respect of Project Document Claims as to which no prepayment has been made under this paragraph, shall exceed $5,000,000 in the aggregate then, promptly upon the receipt of the Current Payment, the Company will deliver to the Administrative Agent a statement, certified by a Responsible Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the aggregate amount of the Current Payment and of all such prior payments and, within 30 Business Days after receipt of the Net Available Proceeds of the Current Payment, will prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Payment and such prior payments in the manner and to the extent specified in paragraph (g) of this Section.

              (f) Excess Cash Flow. Not later than the date 60 days after the end of each of the first three fiscal quarters of the Company and 120 days after the end of each fiscal year of the Company (commencing with the fiscal quarter ending on March 31, 1999), the Company shall prepay the Loans, in the manner and to the extent specified in paragraph (g) of this Section, in an aggregate amount equal to (i) 50% of Excess Cash Flow for such fiscal quarter minus (ii) the aggregate amount of optional prepayments of Loans made during such fiscal quarter pursuant to Section 2.08.

              (g) Application. Prepayments described in the foregoing paragraphs of this Section shall be applied ratably as among the Loans.

              (h) Selection of Borrowings to be Prepaid. Prior to any mandatory prepayment of Borrowings under this Section, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in a notice to the Administrative Agent not less than three Business Days prior to the date of such prepayment; provided that each prepayment shall be applied to prepay any outstanding ABR Borrowings before any Eurodollar Borrowings. If the

                         Senior Secured Credit Agreement

Company fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such prepayment shall be applied, first, to prepay any outstanding ABR Borrowings and, second, to Eurodollar Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be prepaid first).

              (i) Payment into Accounts. Nothing in this Section shall be deemed to limit any obligation of the Company or any of its Subsidiaries hereunder or under the Depositary Agreement to deposit (or cause to be deposited), promptly upon receipt, the proceeds in respect of any Disposition, Equity Issuance, Debt Incurrence, Event of Loss or Project Document Claim in the appropriate Account in accordance with the Depositary Agreement.

              (j) Exclusion from Prepayments. Notwithstanding anything herein to the contrary, (i) the initial $250,000,000 of aggregate Net Available Proceeds received from Equity Issuances (other than any Excluded Equity Issuance) after the Closing Date (the "Excluded Initial Equity Proceeds") and (ii) $250,000,000 of aggregate Net Available Proceeds received from additional Equity Issuances after the Closing Date and/or from the initial Debt Incurrences (other than any Excluded Debt Incurrence) after the Closing Date shall not be required to be applied to prepay the Loans under this Section, provided that the proceeds of such Equity Issuances and Debt Incurrences so excluded are used, or are committed to be used (and are actually so used within 180 days of such Equity Issuance or Debt Incurrence), to pay or reimburse Costs. If prior to the receipt of $250,000,000 of aggregate Net Available Proceeds under clause (ii) above the Company shall incur Indebtedness that is guaranteed by Motorola pursuant to
Section 7.01(c), the Net Available Proceeds of such Indebtedness received by the Company shall be counted toward the $250,000,000 exclusion under said clause
(ii) in an amount equal to the lesser of (x) the aggregate principal amount of such Indebtedness and (y) $250,000,000 minus the sum of the Net Available Proceeds under clause (ii) received prior to such incurrence (if any).

              SECTION 2.10. Fees.

              (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 4.00% on the average daily unused amount of the Commitment of such Lender during the period from and including the Closing Date to but excluding the earlier of (i) the date such Commitment terminates and (ii) the Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Commitment terminates and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (b) The Company agrees to pay to each Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and such Agent.

              (c) All fees payable hereunder shall be paid on the due date thereof, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                         Senior Secured Credit Agreement

              SECTION 2.11. Interest.

              (a) The Loans comprising each ABR Borrowing shall bear interest at rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

              (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

              (c) Notwithstanding the foregoing, (i) if any principal of any Loan is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, from the due date therefor at a rate per annum equal to 2% plus the rate otherwise applicable thereto, and (ii) if any interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, such overdue amount shall bear interest, after as well as before judgment, from the due date therefor at a rate per annum (the "Post-Default Rate") equal to 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

              (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the applicable Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount prepaid shall be payable on the date of such prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

              (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

              SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

              (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

              (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

                         Senior Secured Credit Agreement
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

              SECTION 2.13. Increased Costs.

              (a) If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

              (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

              Without limiting the rights and obligations of the Lenders and the Company under Section 2.17, if any Lender requests compensation from the Company under this Section, the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or continue Eurodollar Loans, or to convert ABR Loans into Eurodollar Loans, until the Change in Law giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. If the obligation of any Lender to make Eurodollar Loans or to continue, or to convert ABR Loans into, Eurodollar Loans shall be suspended pursuant to the preceding sentence, such Lender's Eurodollar Loans shall be automatically converted into ABR Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans and, unless and until such Lender gives notice as provided below that the Change in Law is no longer in effect:

                     (x) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its ABR Loans; and

                     (y) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as ABR Loans, and all ABR Loans

                         Senior Secured Credit Agreement
              of such Lender that would otherwise be converted into Eurodollar Loans shall remain as ABR Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the Change in Law that gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this Section is no longer in effect at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's ABR Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all ABR and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

              (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

              (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

              SECTION 2.14. Break Funding Payments. In the event of (a) the payment or prepayment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or in connection with any mandatory prepayment pursuant to
Section 2.09), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(c) and is revoked in accordance herewith), or
(d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by

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
                                       39


the Company pursuant to Section 2.17, then, in any such event, the Company shall compensate each Lender for the loss (other than lost profit), cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or, if not so bid by the Lender, by an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              SECTION 2.15. Taxes.

              (a) Any and all payments by or on account of any obligation of the Company hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Government Authority in accordance with any applicable Government Rule.

              (b) In addition, the Company shall pay any Other Taxes to the relevant Government Authority in accordance with any applicable Government Rule.

              (c) The Company shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Government Authority, the Company shall deliver to the
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
                                       40


Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Each Foreign Lender shall (i) deliver to the Company and the Administrative Agent (x) on or before the date on which it becomes a Lender (A)
(1) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form, as the case may be) claiming complete exemption from United States withholding tax with respect to payments by the Company under this Agreement and the other Credit Documents and (2) a duly completed United States Internal Revenue Service Form W-8 or W-9 certifying that such Lender is entitled to an exemption from United States backup withholding tax or (B), in the case of a Lender not treated as a bank for regulatory, tax or other legal purposes in any jurisdiction, (1) a certificate under penalties of perjury that such Lender is not (x) a bank, a shareholder of the Company or a controlled foreign corporation related to the Company for purposes of section 881(c)(3) of the Code or (y) a conduit entity within the meaning of United States Treasury Regulations section 1.881-3 and (2) two duly completed Internal Revenue Service Forms W-8, and (y) two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered; and (ii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent; provided, however, that the Lender shall not be required to perform the obligations under this paragraph if any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent.

              SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

              (a) The Company shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Credit Document, and except that payments pursuant to Sections 2.13, 2.14, 2.15 and
11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document (except to the extent otherwise provided therein) shall be made in Dollars.

                         Senior Secured Credit Agreement

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable Government Rule, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

              (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

              (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

              SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

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
                                       42


              (a) If any Lender requests compensation under Section 2.13, or if the Company is required to pay any additional amount to any Lender or any Government Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) If any Lender requests compensation under Section 2.13, or if the Company is required to pay any additional amount to any Lender or any Government Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

              The Company represents and warrants to the Lenders that:

              SECTION 3.01. Organization; Qualification. Each of the Company and its Subsidiaries is a limited liability company, corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

              SECTION 3.02. Powers. Each of the Company and its Subsidiaries has all requisite corporate or other power to own its assets and carry on its business as now being or as

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
                                       43


proposed to be conducted; provided that no representation or warranty is made under this Section 3.02 with respect to any Government Approvals.

              SECTION 3.03. Authorization. The Company and each of its Subsidiaries has full power, authority and legal right to execute and deliver each of the Credit Documents and Principal Project Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Company and each of its Subsidiaries of each of the Credit Documents and Principal Project Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company or such Subsidiary.

              SECTION 3.04. No Conflicts. The execution, delivery and performance by the Company and each of its Subsidiaries of the Credit Documents and Principal Project Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (a) require any consent or approval of the membership committee or board of directors (as the case may be) or any shareholders or members of the Company or any of its Subsidiaries or any other Person that has not been obtained and each such consent and approval that has been obtained is adequate for its intended purpose and is in full force and effect, (b) violate any material provision of any Government Rule or any order, writ, judgment, decree, determination or award having applicability to the Company or any of its Subsidiaries or the Iridium Business, (c) violate any provision of the Company LLC Agreement (in the case of the Company) or the certificate of incorporation or by-laws (or the applicable constitutive documents) of any of the Company's Subsidiaries, (d) result in a breach of or constitute a default under any Credit Document or Principal Project Documents to which it is a party or any material indenture or loan or credit agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties and assets is or are bound or affected or (e) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of their respective properties and assets now owned or hereafter acquired.

              SECTION 3.05. Enforceability. Each of the Credit Documents (in each case, from and after the date of execution and delivery thereof by the parties thereto) and Principal Project Documents to which the Company or any of its Subsidiaries is a party has been duly executed and delivered by the Company or such Subsidiary and constitutes the legal, valid and binding obligation of the Company or such Subsidiary enforceable against the Company or such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

              SECTION 3.06. Government Approvals.

              (a) All Telecommunications Approvals required to be obtained by the Company or any of its Subsidiaries for the Iridium Business have been duly obtained, are validly issued, are in full force and effect, are held in the name or extend to the benefit of the Company or one of its Subsidiaries and are free from any conditions or requirements that the Company could not

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
                                       44


reasonably be expected to satisfy on or prior to the date such Telecommunications Approval is required for the Iridium Business.

              (b) To the best knowledge of the Company, all other Telecommunications Approvals that have been obtained by any Person (other than the Company or any of its Subsidiaries) for the Iridium Business have been duly obtained, are validly issued, are in full force and effect, are held in the name or extend to the benefit of such other Person and are free from any conditions or requirements that the Company could not reasonably expect such other Person to satisfy in the ordinary course of the Iridium Business.

              (c) All Government Approvals (other than Telecommunications Approvals) required to be obtained by the Company or any of its Subsidiaries for the Iridium Business have been duly obtained, are validly issued, are in full force and effect, are held in the name or extend to the benefit of the Company or one of its Subsidiaries and are free from any conditions or requirements that the Company could not reasonably be expected to satisfy on or prior to the date such Government Approval is required for the Iridium Business.

              (d) To the best knowledge of the Company, all other Government Approvals (other than Telecommunications Approvals) that have been obtained by any Person (other than the Company or any of its Subsidiaries) for the Iridium Business have been duly obtained, are validly issued, are in full force and effect, are held in the name or extend to the benefit of the relevant Person and are free from any conditions or requirements that the Company could not reasonably expect such other Person to satisfy in the ordinary course of the Iridium Business.

              (e) The Iridium Business, if operated in accordance with the requirements of the Principal Project Documents, will in all material respects conform to and comply with all applicable covenants, conditions, restrictions and reservations in all Government Approvals required for the Iridium Business and all Government Rules applicable thereto.

              (f) Neither the Company nor any of its Subsidiaries is in violation of any Government Rule applicable to any of the Credit Parties in connection with the Iridium Business or any Government Approval required for the Iridium Business and obtained by any of the Credit Parties, the violation of which could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no Person (other than the Credit Parties) is in violation of any Government Rule applicable to it in connection with the Iridium Business or any Government Approval required for the Iridium Business and obtained by such Person, the violation of which could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.07. Financial Condition; No Material Adverse Change.

              (a) The Company has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows for the Company (i) as of and for the fiscal year ended December 31, 1997, reported on by KPMG Peat Marwick LLP, independent public accountants and
(ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1998, certified by the chief financial officer of the Company. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries as of such

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
                                       45


dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

              (b) Since December 31, 1997, except as disclosed in the Information Memorandum, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, that (either individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.08. Properties.

              (a) Each of the Company and its Subsidiaries owns and has, or when acquired will own and have, good, legal and marketable title to its property which it purports to own (other than its leasehold or licensed properties) free and clear of all Liens other than Permitted Liens.

              (b) Each of the Company and its Subsidiaries is, or when leases creating leasehold properties are executed will be, lawfully possessed of a valid and subsisting leasehold estate in and to its leasehold properties which it purports to lease free and clear of all Liens other than Permitted Liens.

              (c) Each of the Company and its Subsidiaries enjoys, and will enjoy, peaceful and undisturbed possession of, or a license to use, all property (subject only to Permitted Liens) that are necessary for the Iridium Business.

              (d) Each of the Company and its Subsidiaries owns or possesses, or is licensed to use (or believes it can acquire on reasonable terms), all material Intellectual Property necessary for the Iridium Business or (to the extent not required to be obtained on or prior to the date hereof) will be obtained in due course when so necessary; licenses, contracts or other agreements in respect of such Intellectual Property are (or when obtained, will be) final and are (or will be) in full force and effect; and to the best knowledge of the Company, the use thereof by the Company and its Subsidiaries does not infringe upon, or conflict with, the rights of any other Person.

              (e) Set forth on Schedule II is a list, as of the date hereof, of all of the real property interests held, or (to the best knowledge of the Company) planned to be held, by the Company and its Subsidiaries, indicating in each case whether the respective property is (or is expected to be) owned or leased, the identity of the owner or lessee, the location of the respective property, the approximate value of such property and, in the case of property not yet owned or leased, the estimated date of acquisition or leasing (if known to the Company as of the date hereof).

              SECTION 3.09. Proceedings. Except as described in Schedule III, there is no action, suit or proceeding at law or in equity or by or before any Government Authority, arbitral tribunal or other similar body now pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective property (including,

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
                                       46


without limitation, the Iridium System), which could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.10. Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all Government Rules applicable to it or its property, except for any such non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.11. Environmental Matters. Except as described in
Schedule IV, neither the Company nor any of its Subsidiaries (a) has failed to comply, in any material respect, with any Environmental Law or to obtain, maintain or comply, in any material respect, with any permit, license or other approval required under any Environmental Law or (b) has received notice of any Environmental Claim that could reasonably be expected to result in liability to the Company or any of its Subsidiaries in excess of $2,000,000.

              Except as set forth in Schedule IV:

                     (i) there are no facts, circumstances, conditions or
              occurrences regarding the Iridium Business that could reasonably be expected (x) to form the basis of an Environmental Claim arising with respect to or relating to any property of the Company or any of its Subsidiaries associated with the Iridium Business,
              (y) to cause the Iridium Business (or any property of the Company or any of its Subsidiaries associated therewith) to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or (z) to require the filing or recording of any notice, registration, permit or disclosure documents under any Environmental Law other than routine filings or recordings;

                     (ii) there are no past, pending or, to the best knowledge
              of the Company, threatened Environmental Claims arising with respect to or relating to any property of the Company or any of its Subsidiaries associated with the Iridium Business;

                     (iii) to the best knowledge of the Company, Hazardous
              Materials have not at any time been used or Released at, on, under or from any property of the Company or any of its Subsidiaries associated with the Iridium Business in a manner that creates any risk of any material liability under applicable Environmental Laws or that otherwise could reasonably be expected to result in a Material Adverse Effect; and

                     (iv) there have been no environmental investigations,
              studies, audits, assessments, reviews or other analyses conducted by or which are in the possession of the Company in relation to any property of the Company or any of its Subsidiaries associated with the Iridium Business which have not been provided to the Administrative Agent.

              SECTION 3.12. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by a company registered as an "investment company", as such terms are defined in the Investment Company Act of 1940 or (b) a "holding company", or an "affiliate" of a company registered as a

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
                                       47

"holding company" or a "subsidiary company" of a company registered as a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

              SECTION 3.13. Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns that are required to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against the Company or any of its Subsidiaries or any of their respective property (other than Taxes the payment of which is not yet due or which is being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves), and no tax Liens (other than Permitted Liens) have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of the Company, adequate.

              SECTION 3.14. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, the Company does not have any Plans and is not obligated or required to contribute to any Plan or Multiemployer Plan.

              SECTION 3.15. Disclosure. The information, reports, financial statements, exhibits and schedules (other than projections) furnished in writing by or on behalf of the Company to any Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto (other than projections), when taken as a whole (together with the Information Memorandum), do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made (including the time of the making of such statements), not misleading. The projections, estimates and/or pro forma financial statements (including, without limitation, the Financial Projections) furnished by or on behalf of the Company to the Agents or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, have been prepared by the Company in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date of such information. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agents and the Lenders in connection with this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (in the case of projections, estimates and pro forma financial statements) will be prepared in good faith on the basis of information and assumptions believed by the Company to be reasonable as of the date of such information. There is no fact known to the Company that could reasonably be expected to result in a Material Adverse Effect that has not been disclosed herein, in the other Credit Documents, in the Information Memorandum or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby. Notwithstanding anything in this Section to the contrary, no

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                                       48


representation is made in this Section with respect to Section 4 and Appendix D of the Information Memorandum.

              SECTION 3.16. Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock and the proceeds of the Loans hereunder shall be used in accordance with Section 6.09.

              SECTION 3.17. Debt Agreements. Schedule V is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries outstanding on the date hereof, and the aggregate principal amount outstanding or that may become outstanding under the then current terms of each such arrangement is as of the date hereof correctly described in Schedule V.

              SECTION 3.18. Liens. Schedule VI is a complete and correct list of each Lien securing Indebtedness of the Company or any of its Subsidiaries outstanding on the date hereof, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is as of the date hereof correctly described in Schedule VI.

              SECTION 3.19. Capitalization. The Company has heretofore delivered to the Lenders a true and complete copy of the Company LLC Agreement. The only member of the Company on the date hereof is Iridium LLC. The membership and other ownership interests in the Company are legally owned solely by Iridium LLC, and all such interests have been validly issued and are fully paid-in and non-assessable (except for the restriction contained in Section 6.07 of the Delaware LLC Act). The Company does not have outstanding any securities convertible into or exchangeable for any of its membership interests or other ownership interests in or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any such membership interests or other ownership interests.

              SECTION 3.20. Subsidiaries. Schedule VII is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding equity interests in such Subsidiary and (c) the nature of the equity interests held by each such Person and the percentage of ownership of such Subsidiary represented by such equity interests. Except as disclosed in Schedule VII, (i) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule VII, (ii) all of such issued and outstanding equity interests are validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of equity interests of any type in, such Person.

                         Senior Secured Credit Agreement

              SECTION 3.21. Investments. Schedule VIII is a complete and correct list of all Investments (other than Investments disclosed in Schedule VII and Permitted Investments existing as of the date hereof) held by the Company or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (a) the identity of the Person or Persons holding such Investment and (b) the nature of such Investment. Except as disclosed in Schedule VIII, each of the Company and its Subsidiaries owns all such Investments as of the date hereof, free and clear of all Liens other than Permitted Liens.

              SECTION 3.22. Restrictive Agreements. None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.09 (other than as permitted thereunder).

              SECTION 3.23. Business. Neither the Company nor any of its Subsidiaries has conducted any business other than any business associated with or related to the Iridium Business or any Related Business.

              SECTION 3.24. Collateral; Security Interests. As of the Closing Date and at all times thereafter, the provisions of the Security Documents to which any Credit Party is a party are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the then existing Collateral purported to be covered thereby. Except as set forth in the Security Documents, as of the Closing Date and at all times thereafter, all necessary and appropriate filings (including filings for the purpose of recording) have been made in all necessary and appropriate public offices (in the case of such Collateral consisting of satellites, in accordance with the Security Agreement) and all other necessary and appropriate action has been taken, so that each such Security Document creates a perfected Lien on and security interest in all right, title, estate and interest of the Company or any of its Subsidiaries in the then existing Collateral covered thereby, free and clear of all Liens (other than Permitted Liens), and all necessary and appropriate consents to the creation, perfection and enforcement of such Liens have been obtained from each of the parties to the Principal Project Documents. No mortgage or financing statement or other instrument or recordation covering all or any part of the then existing Collateral purported to be covered by the Security Documents is on file in any recording office, except such as may have been filed in favor of the Collateral Agent for the benefit of the Secured Parties or in respect of any Permitted Lien.

              SECTION 3.25. Sufficiency of Project Documents.

              (a) The Administrative Agent has received a certified copy of each Principal Project Document in effect on the date hereof and each amendment, modification or supplement thereto.

              (b) Except as permitted pursuant to, or not prohibited by, Section
8.04 or 8.05, since the date hereof none of the Project Documents has been amended, modified or supplemented or has been materially Impaired and all of the Project Documents are in full force and effect (except to the extent any such Project Document has expired or terminated in accordance with its terms).

                         Senior Secured Credit Agreement

              (c) All conditions precedent to the obligations of the respective parties under the Project Documents have been satisfied or waived except for such conditions precedent which are not yet required to be satisfied, and the Company has no reason to believe that any such condition precedent cannot be satisfied on or prior to the date when required.

              (d) No Credit Party is in default in the performance of any material covenant or obligation set forth in or otherwise in default in any material respect under any Principal Project Document to which it is a party. No Credit Party is in default in the performance of any covenant or obligation set forth in or otherwise in default under any Other Project Document to which it is a party, the effect of which could reasonably be expected to result in a Material Adverse Effect.

              (e) To the best knowledge of the Company, no Transaction Party (other than any Credit Party) is in default in the performance of any material covenant or obligation set forth in or otherwise in default in any material respect under any Principal Project Document to which it is a party. To the best knowledge of the Company, no such Transaction Party is in default in the performance of any covenant or obligation set forth in or is otherwise in default under any Other Project Document to which it is a party, the effect of which could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.26. Employee Matters. Except as set forth on Schedule X,
(a) on the date hereof, neither Company nor any of its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement,
(b) on the date hereof, no petition for certification or union election is pending with respect to the employees of the Company or any of its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of Company, threatened between the Company or any of its Subsidiaries and their respective employees relating to the Iridium Business, other than any thereof which could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.27. Other Transaction Parties.

              (a) To the best knowledge of the Company, (i) the execution, delivery and performance by each Transaction arty (other than the Credit Parties and Motorola) of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action on the part of such other Transaction Party, (ii) each such other Transaction Party has the full power, authority and legal right to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder,
(iii) the execution, delivery and performance by each such other Transaction Party of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action on the part of such other Transaction Party, and (iv) each of the Project Documents to which any such other Transaction Party is a party has been duly executed and delivered by such other Transaction Party and constitutes the legal, valid and binding obligation of such other Transaction Party enforceable against such other Transaction Party in accordance with its terms, except as the enforceability thereof may be limited by

                         Senior Secured Credit Agreement

(a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), unless the failure of the accuracy of any of the representations and warranties contained in clauses (i) through (iv) above could not reasonably be expected to result in a Material Adverse Effect.

              (b) To the best knowledge of the Company, there is no action, suit or proceeding at law or in equity or by or before any Government Authority, arbitral tribunal or other body now pending or threatened against or affecting any such other Transaction Party or any of its property which could reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.28. Absence of Immunity. Neither the Company nor any of its property or revenue is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment, set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Company under this Agreement or any other Credit Document.

              SECTION 3.29. Year 2000. All reprogramming or replacements required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year
2000), in and following the year 2000, of the computer systems and other equipment containing embedded microchips of the Company and its Subsidiaries, and the testing of all such systems and equipment, as so reprogrammed, are expected to be completed by the end of the third quarter of 1999, except to the extent that the failure to complete such reprogramming, replacements and/or testing by such time could not reasonably be expected to result in a Material Adverse Effect. The cost to the Company and its Subsidiaries of such reprogramming, replacements and/or testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries is not anticipated to result in a Material Adverse Effect.

                                   ARTICLE IV

                                   CONDITIONS

              SECTION 4.01. Conditions Precedent to the First Borrowing. The obligations of each Lender to make its Loan on the Closing Date in accordance with Section 2.01 is subject to the satisfaction of the following conditions precedent:

              (a) the conditions set forth in Appendix 1 (and receipt by the Administrative Agent of each of the documents listed therein), each of which shall be in form and substance satisfactory to the Administrative Agent (or such condition shall have been waived in accordance with Section 11.02); and

              (b) the conditions precedent that:

              (i) the representations and warranties of the Company set forth in this Agreement and of the Company and each other Credit Party in each of the other Credit Documents

                         Senior Secured Credit Agreement
       then in effect to which it is a party, and, to the best knowledge of the Company, of each other Transaction Party in each of the Credit Documents then in effect to which it is a party, shall be true and correct on and as of the date of such Loans (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date); and

              (ii) at the time of and immediately after giving effect to the making of such Loans, no Default shall have occurred and be continuing.

              SECTION 4.02. Conditions Precedent to the Second Borrowing. The obligation of each Lender to make its Loan on the Second Borrowing Date is subject to the satisfaction on such date of the following conditions precedent:

              (a) the representations and warranties of the Company set forth in this Agreement and of the Company and each other Credit Party in each of the other Credit Documents to which it is a party, and, to the best knowledge of the Company, of each other Transaction Party in each of the Credit Documents to which it is a party, shall be true and correct on and as of the date of such Borrowing (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date); and

              (b) at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                                    ARTICLE V

                                   INFORMATION

              Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

              SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

              (a) within 120 days after the end of each fiscal year of the Company, the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

              (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet and related statements of operations, members' equity and cash flows of the Company and its Subsidiaries as of the

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
                                       53


       end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

              (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Responsible Officer
       (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.06, 7.07, 7.10, 7.11 and 7.12, (iii) setting forth reasonably detailed calculations of Excess Cash Flow for the most recently ended fiscal quarter, (iv) specifying the jurisdictions, and respective percentages of revenues associated with such jurisdictions under the Iridium business plan, in reasonable detail to demonstrate compliance with Section 8.08 and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered to the Administrative Agent pursuant hereto and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

              (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

              (e) promptly upon receipt, copies of all formal accountants' letters received by the Company's management in respect of the Company;

              (f) within 10 days after the last day of August 1999 and within 30 days after the last day of each other month prior thereto, in each case prior to the earlier to occur of the Guarantee Obligation Termination Date and the Guarantee Obligation Release Date, a certificate of a Responsible Officer setting forth in reasonable detail the calculation of Cumulative Adjusted Accrued Revenues as at the last day of such month;

              (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries, with the SEC, or with any national securities exchange, or distributed by the Company to its members generally;

              (h) promptly upon receipt, copies of any notice of default received by the Company or any of its Subsidiaries under any instrument or agreement evidencing or providing for Indebtedness (other than this Agreement) and any notice of acceleration of any such Indebtedness and, if the Company or any Subsidiary gives any such notice of default, a copy thereof simultaneously therewith; and

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
                                       54


              (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, the Iridium Business (including, without limitation, information as to the Government Approvals required therefor) or compliance with the terms of this Agreement and the other Credit Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

              SECTION 5.02. Notices of Material Events. The Company will furnish, or will cause to be furnished, to the Administrative Agent and each Lender prompt written notice of the following:

              (a) the Company or any Subsidiary becoming aware of the occurrence of any Default or Trigger Event;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Government Authority against or affecting the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $2,000,000;

              (d) any material fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) affecting the Iridium Business (unless notice thereof shall be required to be furnished pursuant to Section 8.01(g)); and

              (e) any other circumstance, act or condition (including, without limitation, the adoption, amendment or repeal of any Government Rule applicable to the Iridium Business or the Impairment of any Government Approval or notice (whether formal or informal, written or oral) of the failure to comply with the terms and conditions of any Government Approval) which could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

              SECTION 5.03. Notices under Principal Project Documents. The Company will furnish to the Administrative Agent and each Lender promptly upon their becoming available, copies of all material notices or material documents received or delivered by the Company pursuant to any Principal Project Document (including, without limitation, any notice or other document relating to a failure by the Company to perform any of its covenants or obligations under such Principal Project Document but excluding notices and other communications given or received by the Company in the ordinary course of administration or performance of such Principal Project Document).

                         Senior Secured Credit Agreement

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

              SECTION 6.01. Maintenance of Existence. The Company will, and will cause each of its Subsidiaries to, preserve and maintain (a) its legal existence and (b) all of its material licenses, rights, privileges and franchises required for the Iridium Business and the due performance of all of its obligations and the exercise of all of its rights under the Principal Project Documents to which it is party, provided that nothing in this Section shall prohibit any transaction expressly permitted under Section 7.03.

              SECTION 6.02. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business, including without limitation the SNOC and any backup facilities for business or satellite network operation, in good working order and condition, ordinary wear and tear excepted.

              SECTION 6.03. Taxes. The Company will, and will cause each of its Subsidiaries to, (a) pay and discharge, or effectively provide for, all Taxes imposed on the Company or on its income or profits or on any of its property prior to the date on which penalties for the failure to pay or discharge such Taxes attach thereto, provided that the Company shall have the right to contest in good faith by appropriate proceedings the validity or amount of any such Tax, and (b) promptly pay any valid, final judgment enforcing any such Tax and cause the same to be satisfied of record.

              SECTION 6.04. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all Government Rules applicable to it or its property, except for any such non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 6.05. Government Approvals.

              (a) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all Government Approvals obtained by it and required for the Iridium Business as shall now or hereafter be necessary under applicable Government Rules.

              (b) The Company will not, and will not permit any of its Subsidiaries to, take any legal or administrative action that seeks to amend, supplement or modify in any material adverse respect any Government Approval obtained by the Company or any of its Subsidiaries and required for the Iridium Business. To the extent the Company has the contractual or legal right to prevent such action, the Company will not permit any other Person to take any legal or administrative action that seeks to amend, supplement or modify any Government Approval required for the Iridium Business if such action could reasonably be expected to result in a Material Adverse Effect.

              (c) If any Government Approval obtained by the Company or any of its Subsidiaries and required for the Iridium Business is materially Impaired, the Company will diligently and timely (i) make all filings, (ii) pursue all remedies and appeals which the Company

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
                                       56


determines, in good faith, to be necessary or appropriate and (iii) take such other lawful action, in each case, as shall be necessary or, in the good faith opinion of the Company, desirable to (x) prevent such Impairment from becoming final and non-appealable or otherwise irrevocable, (y) postpone the effectiveness of such Impairment and (y) cause such Impairment to be revoked or amended or modified so as to eliminate the reasonable possibility of such Impairment. To the extent the Company has the contractual or legal right to do so, if any Government Approval obtained by any Person (other than the Company or any of its Subsidiaries) and required for the Iridium Business is materially Impaired, the Company will diligently and timely, and will cause such Person diligently and timely to, (i) make all filings, (ii) pursue all remedies and appeals which the Company determines, in good faith, to be necessary or appropriate and (iii) take such other lawful action, in each case, as shall be necessary or, in the good faith opinion of the Company, desirable to (x) prevent such Impairment from becoming final and non-appealable or otherwise irrevocable,
(y) postpone the effectiveness of such Impairment and (y) cause such Impairment to be revoked or amended or modified so as to eliminate the reasonable possibility of such Impairment, unless in each case such Impairment could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 6.06. Environmental Compliance.

              (a) The Company shall not Use or Release, or permit the Use or Release of, Hazardous Materials on any property of the Company or any of its Subsidiaries other than in accordance with the requirements of all applicable Environmental Laws.

              (b) To the extent required by Environmental Laws, the Company shall conduct and complete any investigation, assessment, study, sampling and testing and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials Released at, on, in, under or from any property of the Company or any of its Subsidiaries associated with the Iridium Business, in accordance with the requirements of all applicable Environmental Laws.

              (c) The Company shall deliver to the Administrative Agent promptly upon obtaining knowledge of any fact, circumstance, condition or occurrence that could reasonably be expected to form the basis of an Environmental Claim in excess of $2,000,000 arising with respect to or relating to any property of the Company or any of its Subsidiaries associated with the Iridium Business, a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto and, thereafter, from time to time such detailed reports with respect thereto as the Administrative Agent may reasonably request.

              SECTION 6.07. Books and Records. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

              SECTION 6.08. Inspection Rights. Subject to the confidentiality requirements set forth in Section 11.12, the Company will, and will cause each of its Subsidiaries to, permit representatives of the Global Lead Arrangers, the Agents or any Lender (including, without

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
                                       57


limitation, any advisor, at the reasonable request of the Global Lead Arrangers), upon reasonable prior notice to the Company unless a Default shall have occurred and is continuing, to visit and inspect its property, to examine, copy or make excerpts from its books, records and documents and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such reasonable times during normal business hours and at such intervals as such representatives may reasonably request. The Company hereby authorizes each of its principal officers, engineers and independent accountants to discuss the Company's affairs, finances and accounts as contemplated by this Section.

              SECTION 6.09. Use of Proceeds. The proceeds of the Loans on the occasion of each Borrowing will be used solely to (a) repay outstanding amounts under the Credit Agreement dated as of August 21, 1996, as amended, between the Company (as assignee of Iridium LLC), the lenders party thereto, Barclays Capital as documentation agent thereunder and Chase as administrative agent thereunder (the "Existing Guaranteed Credit Agreement") and the Credit Agreement dated as of December 19, 1997, as amended, between the Company, the lenders party thereto, Barclays Capital as documentation agent thereunder and Chase as administrative agent thereunder (the "Existing Secured Credit Agreement"), (b) pay the fees and expenses reasonably incurred by the Company under, or in connection with, such refinancing, (c) pay or reimburse Costs, and (d) pay the fees and expenses reasonably incurred by the Company under, or in connection with the execution and delivery of, the Credit Documents. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Notwithstanding anything to the contrary contained in this Section, neither any of the Agents nor any of the Lenders shall have any responsibility as to the use of any proceeds of the Loans by the Company.

              SECTION 6.10. Collateral; Security Interests.

              (a) Except as may be provided in the Security Documents and subject to any Disposition permitted under Section 7.04, the Company will, and will cause each of its Subsidiaries to, at all times after the Closing Date: (i) take, or cause to be taken, all action required (x) to maintain good, legal and marketable title to the Collateral purported to be pledged by it pursuant to the Security Documents to which it is party (other than any leasehold properties covered thereby) free and clear of all Liens other than Permitted Liens and (y) to remain lawfully possessed of a valid and subsisting leasehold estate in and to any leasehold properties purported to be pledged by it pursuant to such Security Documents free and clear of all Liens other than Permitted Liens; (ii) at all times, maintain and preserve the Liens created on the Collateral purported to be pledged by it pursuant to such Security Documents and the first priority thereof (subject to Permitted Liens); and (iii) cause all such Security Documents to be in full force and effect.

              (b) Except as may be provided in the Security Documents and subject to any Disposition permitted under Section 7.04, the Company will, and will cause each Subsidiary Guarantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which any Agent or the Required Lenders may reasonably

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
                                       58


request, to effectuate the transactions contemplated by the Credit Documents then in effect or (after the Closing Date) to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents to which any Credit Party is a party or the validity or priority of any such Lien, all at the expense of the Company. Without limiting the foregoing, the Company shall promptly discharge, at its own cost and expense, any Lien (other than Permitted Liens) on the Collateral purported to be pledged by it pursuant to such a Security Document.

              (c) If any assets (including any real property or improvements thereto or any interest therein, including any leasehold interests, but only if such asset has a value in excess of $10,000,000 and is located in the United States of America or any territory thereof), are acquired by the Company or any Domestic Subsidiary after the Closing Date (other than assets constituting Collateral under the Security Agreement), the Company will notify the Administrative Agent thereof (unless such assets were acquired by the Company or its Subsidiary in the ordinary course of its business), and the Company will cause such assets (in the case of any real property including leasehold interests, upon the request of the Required Lenders through the Administrative Agent) to be subjected to a Lien under the relevant Security Documents, and will take, and cause its Domestic Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Company; provided that, notwithstanding the foregoing, the Company will cause a mortgage to be executed and delivered with respect to (i) the SNOC and (ii) any ownership or leasehold interest in the Hawaiian TTAC located in Oahu, Hawaii, in each case within 30 days after the acquisition thereof by the Company from Motorola (together with the other documents required by the immediately succeeding sentence). If the Required Lenders shall have reasonably requested a mortgage, deed of trust or similar instrument to be delivered in respect of any such real property, fixtures and/or leasehold interests in respect of real property, the Company shall deliver, or cause to be delivered, the following documents and/or satisfy the following conditions (in each case to the reasonable satisfaction of the Administrative Agent):

              (i) The following documents each of which shall be duly executed (and, where appropriate, acknowledged) by the party or parties thereto and delivered to the Administrative Agent:

                     (A) one or more Mortgages covering the subject real
              property, fixtures and/or leasehold interests (the "Mortgaged Properties"), in recordable form (in such number of copies as the Administrative Agent shall have requested);

                     (B) with respect to the Mortgaged Properties, one or more
              mortgagee policies of title insurance on A.L.T.A. forms reasonably satisfactory to the Administrative Agent and issued by one or more title companies satisfactory to the Administrative Agent (the "Title Companies"), insuring the validity and priority of the Liens created under each such Mortgage for and in amounts reasonably satisfactory to the Administrative Agent, subject only to such exceptions as are reasonably satisfactory to the Administrative Agent, and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures

                         Senior Secured Credit Agreement
              relating to the Mortgaged Properties, in each case appropriately completed and duly executed;

                     (C) with respect to the Mortgaged Properties, as-built
              surveys of recent date of each facility to be covered by each such Mortgage, showing such matters as may be reasonably required by the Administrative Agent, which surveys shall be in form and content reasonably acceptable to the Administrative Agent, and certified to the Administrative Agent, the Lenders and the Title Companies, and shall have been prepared by a registered surveyor reasonably acceptable to the Administrative Agent;

                     (D) if reasonably requested by the Administrative Agent,
              certified copies of certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by such Mortgage are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each such facility, zoning correspondence and such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility;

                     (E) Uniform Commercial Code searches in each of the
              jurisdictions (both state and county levels) where the Mortgaged Properties are located;

                     (F) if reasonably requested by the Administrative Agent,
              appraisals as of recent date of each of the Mortgaged Properties (including the facilities and other improvements located thereon and machinery and equipment), such appraisals to be prepared by an appraiser, and to use a methodology, acceptable to the Administrative Agent, or other evidence of the value of such Mortgaged Properties reasonably satisfactory to the Administrative Agent;

                     (G) if reasonably requested by the Administrative Agent, an environmental survey and assessment of recent date prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to the Administrative Agent, such environmental survey and assessment to be based upon physical on-site inspections by such firm of the sites comprising the Mortgaged Properties and the related facilities, whether owned, operated or leased by the Company and its Subsidiaries, as well as a historical review of the uses of such sites and facilities and of the business and operations of the Company and to provide that the Lenders may rely on the results of such audits;

                     (H) in the case of any leasehold interests covered by the
              Mortgages, such estoppels, consents, subordination agreements and other agreements from the lessor, the holder of a fee mortgage or a sublessee, as the Administrative Agent may reasonably request;

                         Senior Secured Credit Agreement

                     (I) evidence reasonably satisfactory to the Administrative
              Agent of the existence of insurance with respect to such Mortgaged Properties that complies with the requirements of Section 8.01, and that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid;

                     (J) opinions, each dated on or about the date the
              conditions set forth in this Section are satisfied, of local counsel in the respective jurisdictions in which such Mortgaged Properties are located, in form and substance reasonably satisfactory to the Administrative Agent (and the Company hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Agents); and

                     (K) such other documents and evidence relating to the
              foregoing conditions as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.

              (ii) The Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording each Mortgage and the Uniform Commercial Code financing statements in the appropriate county land office or state recording office, as the case may be.

              (iii) The Company shall have paid or reimbursed Administrative Agent for all reasonable out-of-pocket costs and expenses not theretofore paid or reimbursed in connection with the foregoing, including, without limitation, the reasonable fees and expenses of counsel, in connection with the negotiation, preparation, execution and delivery of the documents contemplated by this Section.

              SECTION 6.11. Certain Obligations Respecting Subsidiaries.

              (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each Subsidiary of the Company is, directly or indirectly, a Wholly Owned Subsidiary (subject to Section 7.03).

              (b) After the Closing Date, the Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that (i) 100% of the outstanding equity interests of each Domestic Subsidiary owned by the Company or any other Domestic Subsidiary and (ii) 65% of the outstanding equity interests of each Foreign Subsidiary owned by the Company or any Domestic Subsidiary is pledged to the Collateral Agent pursuant to the Security Agreement. Subject to and in furtherance of the foregoing, in the event that any additional shares of capital stock or other certificated equity interests shall be issued by any such Subsidiary after the Closing Date, the Company agrees forthwith to deliver to the Collateral Agent pursuant to the Security Agreement the certificates evidencing such shares of stock or equity interests, as the case may be, accompanied by undated stock (or transfer, as the case may be) powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

                         Senior Secured Credit Agreement

              (c) After the Closing Date, the Company will take such action, and will cause each of its Domestic Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Domestic Subsidiaries of the Company which are directly owned by the Company or another Domestic Subsidiary are "Subsidiary Guarantors" under the Subsidiary Guarantee Agreement, and have assigned to the Collateral Agent for the benefit of the Secured Parties all of its right, title and interest in any Collateral held by such Domestic Subsidiary to the extent required herein or in any Security Document to which it is a party. Without limiting the generality of the foregoing, in the event that the Company or any of its Domestic Subsidiaries shall form or acquire any new Domestic Subsidiary after the Closing Date that shall constitute a Subsidiary hereunder, the Company or such Domestic Subsidiary, as the case may be, will cause such new Subsidiary to after the Closing Date:

              (i) become a "Subsidiary Guarantor" under the Subsidiary Guarantee Agreement, and an "Obligor" under the Security Agreement pursuant to a Subsidiary Guarantee Assumption Agreement;

              (ii) cause such Subsidiary to take such action (including, without limitation, delivering such certificated equity interests and executing and delivering such Uniform Commercial Code financing statements, if applicable) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary, to the extent required herein or in any Security Document to which it is a party; and

              (iii) deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Subsidiaries of the Company pursuant to
       Article IV or as reasonably requested by the Administrative Agent.

              SECTION 6.12. License Subsidiaries; Real Estate Subsidiaries.

              (a) The Company will take such action, and will cause each of its Subsidiaries to take such action, as shall be necessary so that, from and after the transfer of the FCC License by Motorola pursuant to Section 18.H of the Space System Contract, the FCC License and the other Telecommunications Approvals (if any) identified on Schedule II or III from time to time issued to the Company or any of its Subsidiaries will be held by a separate License Subsidiary. Anything in this Agreement to the contrary notwithstanding, the Company will not permit any License Subsidiary to: (i) sell, assign or otherwise dispose of the FCC License or any other Telecommunications Approval held by it;
(ii) create, assume, incur or suffer to exist any Lien on any of its properties;
(iii) create, assume, incur or suffer to exist any Indebtedness (other than the Guarantees provided by a License Subsidiary in connection with this Agreement, the Existing Senior Notes or any additional Indebtedness permitted under Section 7.01(f)); or (iv) engage in any business or other transaction other than holding the Telecommunications Approval(s) held by it and activities reasonably incidental thereto, and the incurrence of Indebtedness permitted under clause
(iii) above.

              (b) The Company will take such action, and will cause each of its Subsidiaries to take such action, as shall be necessary so that all real property (including leasehold interests) and

                         Senior Secured Credit Agreement
fixtures thereon of the Company and its Subsidiaries will be held by one or more Real Estate Subsidiaries; provided that (i) all such real property located in the United States of America shall be held by a Domestic Subsidiary and (ii) all such real property located outside of the United States of America may be held by a Foreign Subsidiary. Anything in this Agreement to the contrary notwithstanding, the Company will not permit any Real Estate Subsidiary to: (i) sell, assign or otherwise dispose of real property and fixtures thereon held by it (other than by Permitted Liens or as permitted by Section 7.04); (ii) create, assume, incur or suffer to exist any Lien (other than Permitted Liens) on any of its properties; (iii) create, assume, incur or suffer to exist any Indebtedness (other than (A) Capital Lease Obligations of such Real Estate Subsidiary or (B) the Guarantees provided by such Real Estate Subsidiary in connection with this Agreement, the Existing Senior Notes or any additional unsecured Indebtedness permitted under Section 7.01(f)); or (iv) engage in any business or other transaction other than holding the real property and fixtures thereon held by it and activities reasonably incidental thereto, and the incurrence of Indebtedness permitted under clause (iii) above.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

              Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

              SECTION 7.01. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness of the Company and its Subsidiaries hereunder and the other Credit Documents;

              (b) unsecured Indebtedness under the Motorola Guaranteed Credit Agreement not exceeding $750,000,000 in aggregate principal amount outstanding at any one time (as such amount may be increased pursuant to clauses (c) or (d) below), provided that the proceeds thereof are used solely in accordance with Section 8.12 of the Motorola Guaranteed Credit Agreement;

              (c) additional unsecured Indebtedness of the Company guaranteed by Motorola, pursuant to the Motorola Guarantee Obligation not exceeding $350,000,000 in aggregate principal amount outstanding at any one time, which may be incurred under the Motorola Guaranteed Credit Agreement or another credit agreement, and any Guarantee thereof by any Subsidiary, provided that (i) the proceeds thereof are used, or are committed to be used (and are actually so used within 180 days of such incurrence), to pay or reimburse Costs or to Refinance Indebtedness outstanding pursuant to this clause (c) and (ii) if not incurred under the Motorola Guaranteed Credit Agreement, such Indebtedness shall have a maturity no earlier than (and shall not contain any amortization or prepayment requirements prior to) the Maturity Date and otherwise contain terms and conditions (including, without limitation, covenants and events of default, but excluding terms as to

                         Senior Secured Credit Agreement
       pricing and any terms applicable solely after the Maturity Date) not more restrictive than the terms of the Motorola Guaranteed Credit Agreement;

              (d) additional unsecured Indebtedness of the Company guaranteed by Motorola not exceeding $400,000,000 in aggregate principal amount outstanding at any one time, which may be incurred under the Motorola Guaranteed Credit Agreement or another credit agreement, and any Guarantee thereof by any Subsidiary, provided that (i) the proceeds thereof are used to Refinance the Deferred O&M Amounts or to Refinance Indebtedness outstanding pursuant to this clause (d) and (ii) if not incurred under the Motorola Guaranteed Credit Agreement, such Indebtedness shall have a maturity no earlier than (and shall not contain any amortization or prepayment requirements prior to) the Maturity Date and otherwise contain terms and conditions (including, without limitation, covenants and events of default, but excluding terms as to pricing and any terms applicable solely after the Maturity Date) not more restrictive than the terms of the Motorola Guaranteed Credit Agreement;

              (e) the Existing Senior Notes in aggregate principal amount of $1,450,000,000 outstanding on the date hereof;

              (f) additional unsecured Indebtedness of the Company (including, without limitation, Indebtedness that is exchangeable for or exercisable or convertible into equity interests in IWCL, the Company or any of its Affiliates, or Indebtedness that is subordinated to the payment of any other Indebtedness of the Company) and in respect of which any of the Company's Subsidiaries may be a co-obligor or guarantor thereof, which shall (i) (A) have a maturity date no earlier than the maturity of the Existing Senior Notes, (B) not provide for any amortization or redemption at any time prior to the date occurring one year after the Maturity Date (other than on terms comparable to the Existing Senior Notes), and (C) contain other terms and conditions (including, without limitation, covenants and events of default, but excluding terms as to pricing) not more restrictive than the terms of the Existing Senior Notes or (ii) otherwise be approved by the Required Lenders; provided that the Net Available Proceeds thereof are used to prepay the Loans to the extent required by Sections 2.09(b), (c) and (j);

              (g) the Existing Senior Subordinated Notes;

              (h) (i) any Motorola Obligations and (ii) any other obligations of the Company in respect of the Principal Project Documents (to the extent any such obligations shall constitute Indebtedness);

              (i) Indebtedness in respect of Capital Lease Obligations not exceeding $20,000,000 in aggregate principal amount outstanding at any one time;

              (j) Indebtedness of any Person existing at the time such Person merges into or consolidates with or becomes a Subsidiary of the Company and Indebtedness secured by a Lien encumbering any property acquired by such Person, which Indebtedness was not incurred in anticipation of, and was outstanding prior to, such merger,

                         Senior Secured Credit Agreement
       consolidation or acquisition, provided that the Required Lenders shall have consented to such merger, consolidation or acquisition to the extent required under Sections 7.03 and 7.05, respectively;

              (k) additional unsecured Indebtedness of the Company guaranteed by Motorola not exceeding $175,000,000 in aggregate principal amount outstanding at any one time and/or additional unsecured Indebtedness of the Company guaranteed by Kyocera not exceeding $122,500,000 in aggregate principal amount outstanding at any one time, provided that (i) the proceeds thereof are used to pay Motorola or Kyocera, as the case may be, for handsets or pagers manufactured by such entity in connection with the Iridium Business and (ii) such Indebtedness shall have a maturity date no earlier than (and shall not contain any amortization or prepayment requirements prior to) the Maturity Date and otherwise shall contain terms and conditions (including, without limitation, covenants and events of default, but excluding terms as to pricing and any terms applicable solely after the Maturity Date) not more restrictive than the Motorola Guaranteed Credit Agreement (in the case of Indebtedness guaranteed by Motorola) or this Agreement (in the case of Indebtedness guaranteed by Kyocera); and

              (l) additional Indebtedness not exceeding $5,000,000 in aggregate principal amount outstanding at any one time.

              SECTION 7.02. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for Permitted Liens.

              SECTION 7.03. Mergers, Consolidations, Etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation of dissolution), or convey, transfer or lease its property substantially as an entirety to any person, except that (a) any Subsidiary (other than a License Subsidiary or a Real Estate Subsidiary) may enter into any such transaction with the Company, so long as the Company is the surviving entity and (b) any Subsidiary (other than a License Subsidiary or a Real Estate Subsidiary) may enter into any such transaction with any other Subsidiary (other than a License Subsidiary or a Real Estate Subsidiary), provided that no Domestic Subsidiary may merge with or into any Foreign Subsidiary unless the Domestic Subsidiary is the surviving entity of such merger.

              SECTION 7.04. Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, Dispose of any assets, except:

              (a) sales of communications and related services and equipment in the ordinary course of business;

              (b) sales of obsolete assets or assets no longer used or useful in the ordinary course of the business of the Company and its Subsidiaries; and

              (c) sales of Investments in accordance with the Depositary Agreement.

                         Senior Secured Credit Agreement

              SECTION 7.05. Purchase of Assets. The Company will not, and will not permit any of its Subsidiaries to, purchase any assets, except:

              (a) the purchase of assets in connection with the Iridium Business in accordance with the Project Documents or otherwise in the ordinary course of business;

              (b) the purchase of assets in connection with the Restoration of Affected Property; and

              (c) Investments permitted under Section 7.06.

              SECTION 7.06. Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments, except:

              (a) Investments outstanding on the date hereof and identified in
       Schedule VIII;

              (b) deposit and other accounts permitted to be maintained by the Company pursuant to Section 8.02;

              (c) Permitted Investments;

              (d) Hedging Agreements entered into by the Company in the ordinary course of business and not for speculative purposes; and

              (e) other Investments in an aggregate outstanding amount not at any time exceeding $5,000,000 (measured by the amount of each such Investment as of the time such Investment is made), provided that such Investments are made only in Related Businesses.

              SECTION 7.07. Restricted Payments. The Company will not make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

              (a) so long as no Default shall have occurred and be continuing, distributions to Iridium LLC to enable Iridium LLC to make distributions to the Iridium LLC Members pursuant to Section 3.07(c) of the Iridium LLC Agreement with respect to each such Member's U.S. income tax liability (if any); and

              (b) any distribution to Iridium LLC to enable Iridium LLC to redeem fractional interests of its equity interests following the exercise of any warrants, options or other rights to acquire any equity interests in Iridium LLC by the holders thereof.

              Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

              SECTION 7.08. Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; or (c) merge into or consolidate with or purchase or

                         Senior Secured Credit Agreement
acquire property from an Affiliate, provided that the Company and its Subsidiaries may enter into any such transaction not otherwise prohibited by the terms of this Agreement (i) provided for and pursuant to any agreements that the Company is or will be a party to in connection with the Iridium Business, (ii) if the monetary or business consideration arising therefrom would, in the opinion of the Company, be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate or (iii) provided that the aggregate amount of all such transactions (other than any such permitted under clauses (i) and (ii) above) does not exceed $10,000,000 in the aggregate.

              SECTION 7.09. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or to sell, transfer or otherwise dispose of its assets, (b) the ability of any Subsidiary to (i) pay dividends or other distributions with respect to any shares of its equity interests, (ii) make or repay loans or advances to the Company or any other Subsidiary or (iii) Guarantee Indebtedness of the Company or any other Subsidiary under any of the Credit Documents or (c) the ability of the Company or any Subsidiary to enter into amendments, modifications, supplements or waivers of any of the Credit Documents or Principal Project Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any applicable Government Rule or by any Credit Document, (ii) the foregoing shall not apply to (A) restrictions and conditions existing on the date hereof in the Motorola Guaranteed Credit Agreement, the Senior Note Indentures, the MOU Agreements or otherwise identified on Schedule IX (but shall apply to any amendment or modification thereof expanding the scope of any such restriction or condition) or (B) any comparable restrictions and conditions (not more restrictive in any material respect than those referred to in clause (A) above) contained in any agreement or instrument relating to Indebtedness permitted under Section 7.01, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iv) clause (a) of the foregoing shall not apply to either restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or customary provisions in leases restricting the assignment thereof.

              SECTION 7.10. Financial Covenants.

              (a) At all times prior to the Covenant Conversion Date:

              (i) Minimum Subscribers. The Company will not permit Total Satellite Subscribers or Total Subscribers as at any date specified below to be less than the respective number set opposite such date below:

                         Senior Secured Credit Agreement

                                                Total Satellite
                                                ---------------
              Date                                Subscribers                         Total Subscribers
              ----                                -----------                         -----------------
         March 31, 1999                              27,000                            52,000

         June 30, 1999                               88,000                            213,000

         September 30, 1999                         173,000                            454,000


              (ii) Minimum Revenues. The Company will not permit (x) Cumulative Cash Revenues or (y) Cumulative Accrued Revenues, in each case for the period ending on the tenth Business Day after any date specified below, to be less than the respective amount set opposite such date below:

                                                                                 Cumulative
                Date                 Cumulative Cash Revenues ($)           Accrued Revenues ($)
                ----                 ----------------------------           --------------------

        March 31, 1999                          $4,000,000                        $30,000,000

        June 30, 1999                           50,000,000                        150,000,000

        September 30, 1999                     220,000,000                        470,000,000


              (iii) Total Invested Capital. The Company will not at any time permit the ratio of (a) the aggregate outstanding amount of Total Indebtedness (after giving effect to any Indebtedness incurred on any date and the application of proceeds therefrom) to (b) Total Invested Capital to exceed 0.6667 to 1.

              (b) At all times from and after the Covenant Conversion Date:

              (i) Secured Leverage Ratio. The Company will not permit the ratio of (a) the aggregate outstanding amount of Secured Indebtedness (after giving effect to any Indebtedness incurred on any date and the application of proceeds therefrom) to (b) Annualized Adjusted EBITDA at any time during any period set forth below to exceed the ratio set forth opposite such period below:


                                          Period                                                  Ratio
                                          ------                                                  -----
                          From and including December 31, 1999
                          to but excluding March 31, 2000                                         2.0:1

                          Thereafter                                                              1.5:1


                         Senior Secured Credit Agreement

              (ii) Total Leverage Ratio. The Company will not permit the ratio of (a) the aggregate outstanding amount of Total Indebtedness (after giving effect to any Indebtedness incurred on any date and the application of proceeds therefrom) to (b) Annualized Adjusted EBITDA at any time during any period set forth below to exceed the ratio set forth opposite such period below:


                                          Period                                                  Ratio
                                          ------                                                  -----

                          From and including December 31, 1999
                          to but excluding March 31, 2000                                         10:1

                          From and including March 31, 2000
                          to but excluding June 30, 2000                                          7.5:1

                          Thereafter                                                              5.0:1


              (iii) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio at any time during any period set forth below to be less than the ratio set forth opposite such period below:


                                          Period                                                  Ratio
                                          ------                                                  -----
                          From and including December 31, 1999
                          to but excluding March 31, 2000                                         1.0:1

                          From and including March 31, 2000
                          to but excluding June 30, 2000                                          1.5:1

                          Thereafter                                                              2.0:1


              SECTION 7.11. Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries, to make Capital Expenditures during the period from January 1, 2000 to the Maturity Date in excess of the sum of (a) $350,000,000 plus (b) the difference between (i) $300,000,000 and (ii) the aggregate amount of Capital Expenditures made during the period from January 1, 1999 through December 31, 1999.

              SECTION 7.12. Operating Leases. The Company will not, and will not permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease (other than intercompany leases between Company and its Subsidiaries), if the aggregate amount of all rents paid by the Company and its Subsidiaries under all such operating leases would exceed $25,000,000 in any fiscal year of the Company.

              SECTION 7.13. Sales and Lease-Backs. The Company will not, and will not permit any of its Subsidiaries to, become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now

                         Senior Secured Credit Agreement
owned or hereafter acquired that the Company or any of its Subsidiaries has sold or transferred or intends to sell or transfer to any other Person.

              SECTION 7.14. Payment of Certain Indebtedness.

              (a) The Company will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any of the Existing Senior Subordinated Notes, except for regularly scheduled payments of interest in respect thereof required to be made pursuant to the terms thereof (and subject to the subordination provisions applicable thereto).

              (b) The Company will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any of the Existing Senior Notes or Indebtedness permitted under Section 7.01(f), except regularly scheduled payments of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness (and, in the case of any subordinated Indebtedness, subject to the subordination provisions applicable thereto).

              (c) The Company will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Motorola Obligations (other than any Motorola Vendor Financing referred to in clause (b) or (c) of the definition thereof) or any Indebtedness of the Company and/or its Subsidiaries that is guaranteed by Motorola, except for (i) regularly scheduled payments thereof required pursuant to the terms thereof (and subject to any subordination provisions applicable thereto set forth in the Motorola Consent), (ii) with respect to any revolving credit facility, the prepayment and reborrowing of loans thereunder, (iii) other payments or prepayments thereof made from that portion of Excess Cash Flow not required to be applied to a prepayment of the Loans pursuant to Section 2.09(f) (provided that the Company shall have made any prepayment required under Section 2.09(f)), (iv) any Refinancing of the Deferred O&M Amounts with Indebtedness permitted under Section 7.01(d) and (v) any Refinancing thereof with Indebtedness permitted under Section 7.01(f), or with the proceeds of any Equity Issuances, provided that, in the case of this subparagraph (v), (x) at least $500,000,000 of aggregate Net Available Proceeds from Equity Issuances (other than Excluded Equity Issuances), Debt Incurrences (other than Excluded Debt Incurrences) and/or Debt Incurrences pursuant to the Motorola Guarantee Obligation after the Closing Date shall have been received and used or committed to be used (and shall have been, or shall be, actually so used within 180 days of such Equity Issuance or Debt Incurrence) to pay or reimburse Costs and (y) the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer (in form and substance reasonably satisfactory to the Administrative Agent and dated the date of such Refinancing) that the Company has committed or available funding to


                         Senior Secured Credit Agreement
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                                      70


meet all projected Costs (as set forth in the Approved Budget and, with respect to Costs for any period not covered by such budget, as reasonably estimated by the Company's chief financial officer (in light of the Cost projections set forth in the Financial Projections and other information available at the time and reasonably considered relevant thereto) and set forth in reasonable detail in such certificate) of the Company and its Subsidiaries to (but not including) the Maturity Date, which funding may include projected revenues (as so estimated by the Company's chief financial officer in light of historical performance of the Iridium Business and other factors reasonably considered relevant at such time, and set forth in reasonable detail in such certificate) and additional Indebtedness permitted to be (but not theretofore) incurred under Sections 7.01(b), (c) and (d) that would be guaranteed by Motorola.

              (d) The Company will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document to the extent evidencing or relating to the Indebtedness covered by any of the foregoing paragraphs of this Section (for purposes of this paragraph (d), the "Covered Indebtedness"), unless and to the extent (i) such Covered Indebtedness as so modified or supplemented (or, if applicable, after giving effect to such waiver) would be permitted to be incurred as new Indebtedness (in lieu of the Covered Indebtedness) under Section 7.01 and (ii) such modification, supplement or waiver would not result in the substantial equivalent of a purchase, redemption, retirement, acquisition, setting aside, payment or prepayment otherwise prohibited by the foregoing paragraphs of this Section. The Company shall provide the Administrative Agent with prior written notice of each proposed modification, supplement or waiver in respect of any such Indebtedness (and the Administrative Agent shall promptly provide copies thereof to each Lender). Promptly following the effectiveness of each such modification, supplement or waiver, the Company shall provide the Administrative Agent with a copy thereof as executed and delivered by the parties thereto (and the Administrative Agent shall promptly provide a copy thereof to each Lender).

              SECTION 7.15. Organizational Documents. The Company will not, and will not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the Company LLC Agreement, the charter or by-laws of any Subsidiary, in each case which could reasonably be expected to be materially adverse to the interests of the Lenders, without the prior consent of the Administrative Agent (acting with the approval of the Required Lenders). The Company shall provide the Administrative Agent with prior written notice of each proposed modification, supplement or waiver in respect of thereof not less than 10 Business Days prior to the proposed effective date thereof (and the Administrative Agent shall promptly provide copies thereof to each Lender). Promptly following the effectiveness of each such modification, supplement or waiver, the Company shall provide the Administrative Agent with a copy thereof as executed and delivered by the parties thereto (and the Administrative Agent shall promptly provide a copy thereof to each Lender).

              SECTION 7.16. Lines of Business. The Company will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the Iridium Business.

              SECTION 7.17. Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth herein, the Company shall not change the last day of


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                                       71


its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 or September 30, respectively.

                                  ARTICLE VIII

                       CERTAIN BUSINESS-RELATED COVENANTS;
                          MOTOROLA GUARANTEE OBLIGATION

              Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

              SECTION 8.01. Insurance.

              (a) Insurance Maintained by Motorola. The Company will cause Motorola to procure at its own expense and maintain in full force and effect at all times the insurance required by the Space System Contract and the O&M Contract. The Company will, or will cause Motorola to, upon request from time to time, deliver to the Administrative Agent such evidence of such insurance as may be reasonably requested by the Administrative Agent (or any Lender through the Administrative Agent). The Company will cause each other Transaction Party to a Principal Project Document to procure at its own expense and maintain in full force and effect at all times the insurance, if any, required by such Project Document.

              (b) Insurance Maintained by the Company. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities. Without limiting the foregoing, the Company will procure at its own expense and maintain in full force and effect at all times, with financially sound and reputable insurance companies, the insurance set forth in Appendix 2. In addition to the insurance coverage otherwise required by this paragraph (b), the Company will at all times maintain the insurance coverage required of it under the terms of each of the Project Documents. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent copies of the certificates evidencing the same.

              (c) Certain Insurance Policy Provisions. All policies of insurance required to be maintained pursuant to this Section covering loss or damage to any property shall provide that (i) there shall be no recourse against the Secured Parties for payment of premiums or other amounts with respect thereto,
(ii) the insurer is required to provide the Administrative Agent with at least 30 days' (or ten days' in the case of nonpayment of premiums) prior notice of reduction in coverage or amount (other than a reduction in coverage or amount resulting from a payment thereunder), cancellation or non-renewal of any policy and (iii) the proceeds of all policies (other than in respect of professional liability, aircraft liability, pollution legal liability, comprehensive

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                                       72

general liability, workers' compensation and comprehensive automobile liability insurance) shall be payable to the Collateral Agent pursuant to a standard first mortgagee endorsement, without contribution, substantially equivalent to the New York standard mortgagee endorsement. The Administrative Agent and the Lender shall be named as additional insureds on all such liability policies. All policies (other than in respect of professional liability, aircraft liability, pollution legal liability, comprehensive general liability, comprehensive automobile liability and workers' compensation insurance) shall insure the interests of the Secured Parties regardless of any breach or violation by the Company of warranties, declarations or conditions contained in such policies, any action or inaction of the Company or others, or any foreclosure relating to the Iridium Business or any change in ownership of all or any portion of the Company. The Company shall comply with the orders, rules and regulations of the American Insurance Association or any other body now or hereafter constituted exercising similar functions which are at any time applicable to the Iridium Business (except any thereof the non-compliance with which could not reasonably be expected to result in a Material Adverse Effect or which could not adversely effect the availability or the effectiveness of insurance coverage required by this Section).

              (d) Copies of Insurance Certificates. The Company will deliver to the Administrative Agent, within 30 days after the end of each fiscal year of the Company, a certificate of a Responsible Officer:

              (i) confirming that all insurance policies required pursuant to this Section are in force on the date thereof;

              (ii) confirming the names of the insurers issuing such policies;

              (iii) confirming the amounts and expiration date or dates of such policies;

              (iv) including copies of certificates evidencing such policies marked "premium paid" or accompanied by other evidence of such payment reasonably satisfactory to the Administrative Agent; and

              (v) stating that such policies comply with the requirements of this Section.

Such certificate shall be accompanied by a certificate of a nationally recognized independent insurance broker reasonably satisfactory to the Administrative Agent (an "Acceptable Insurance Broker"), to the effect specified in the foregoing clauses of this paragraph (d).

              (e) Copies of Insurance Policies. Promptly upon receipt thereof after the Closing Date, the Company will deliver to the Administrative Agent a duplicate, certified by an Acceptable Insurance Broker, of each policy of insurance required to be in effect hereunder, bearing a notation evidencing payment of the premium therefor or accompanied by other proof of payment reasonably satisfactory to the Administrative Agent. Not less than 15 days prior to the expiration date of any policy of insurance required to be in effect hereunder, the Company shall deliver to the Administrative Agent a certificate of insurance with respect to each renewal policy, certified by an Acceptable Insurance Broker, bearing a notation evidencing payment of the premium therefor or accompanied by other proof of payment reasonably satisfactory to the Administrative Agent. Promptly after receipt thereof by the Company, the Company shall

                         Senior Secured Credit Agreement
deliver to the Administrative Agent a duplicate, certified by an Acceptable Insurance Broker, of each such renewal policy.

              (f) Right to Procure Insurance. In the event the Company fails, or fails to cause Motorola, to procure or maintain the full insurance coverage required by this Section, the Administrative Agent and the Required Lenders, upon 10 days' prior notice (unless such insurance coverage would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Company of any such failure, may (but shall not be obligated
to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced therefor by the Administrative Agent and the Lenders shall become an additional obligation of the Company to the Administrative Agent and the Lenders, and the Company shall forthwith pay such amounts to the Administrative Agent, together with interest thereon at the Post-Default Rate from the date so advanced.

              (g) Notice of Event of Loss or Change in Insurance Coverage. The Company shall promptly notify the Administrative Agent and each Lender upon obtaining knowledge of any Event of Loss that could reasonably be expected to result in loss or damage exceeding $2,000,000. The Administrative Agent shall promptly notify each Lender of each written notice received by it with respect to the cancellation of, adverse change in, or default under, any insurance policy required to be maintained in accordance with this Section.

              SECTION 8.02. Accounts. The Company will not, and will not permit any of its Subsidiaries to, maintain any deposit or other similar account with any financial institution other than Permitted Investments and as permitted or contemplated under the Depositary Agreement.

              SECTION 8.03. Approved Budget; Financial Projections.

              (a) On or before February 1 of each fiscal year, the Company through its board of directors shall adopt an Annual Budget for such fiscal year; provided that the aggregate Costs for the Annual Budget for the fiscal year ending on December 31, 1999 shall be substantially similar to the aggregate Cost projections for such fiscal year as set forth in the Financial Projections. From and after the adoption of an Approved Budget, the Company shall not amend or otherwise modify such Approved Budget without the prior written consent of the Required Lenders if the effect of such amendment or modification is to increase the aggregate Costs budgeted in such Annual Budget above the Approved Budgeted Amount as originally in effect upon the adoption of such budget. The Company will furnish the Administrative Agent and the Lenders with certified copies of each Approved Budget (or any amendment or modification thereof) promptly following the adoption thereof by its board of directors or approval thereof by the Company.

              (b) For any period covered by an Approved Budget, the Company will not incur Costs required to be paid, or make payment for Costs, during any Budget Period exceeding the Approved Budget Amount for such period.

              (c) If at any time after the date hereof the Company shall prepare and have approved by the board of directors of the Company financial projections for the Iridium Business it shall promptly furnish a copy thereof to the Administrative Agent and the Lenders, together


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
                                       74


with a certificate of a Responsible Officer that such projections have been prepared by the Company in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date of such projections.

              SECTION 8.04. Principal Project Documents.

              (a) Performance of Obligations and Enforcement of Rights. The Company will, and will cause each of its Subsidiaries to, (i) perform and observe in all material respects all of its covenants and obligations contained in each of the Principal Project Documents to which it is a party, (ii) take all reasonable and necessary action to prevent the termination or cancellation of any Principal Project Documents other than in accordance with the terms thereof and (iii) use commercially reasonable efforts to enforce against the relevant Transaction Party thereto each material covenant or obligation of such Principal Project Document in accordance with its terms. Anything in the foregoing to the contrary notwithstanding, the Company shall pay, or cause to be paid, when due, all claims for labor, material, supplies or services (under the Principal Project Documents or otherwise) that, if unpaid could by law result in a Lien on the property of the Company or any Subsidiary, other than a Permitted Lien; provided that the Company shall have the right to contest in good faith by appropriate proceedings diligently conducted the validity or amount of such claim, so long as adequate reserves have been established with respect thereto in accordance with GAAP.

              (b) Cancellation; Termination; Amendments, Etc. The Company will not, without the prior consent of the Required Lenders, (i) cancel or terminate any Principal Project Document to which it is a party or consent to or accept any cancellation or termination thereof, (ii) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Principal Project Document, (iii) waive any default under, or breach of, any Principal Project Document or waive, fail to use commercially reasonable efforts to enforce, forgive, compromise, settle, adjust or release any right, interest or entitlement, howsoever arising, under, or in respect of any Principal Project Document or in any way vary, or agree to the variation of, any provision of such Principal Project Document or of the performance of any covenant or obligation by any Person under any Principal Project Document, (iv) exercise any right to initiate an arbitration proceeding under any Principal Project Document or take any action with respect to any arbitration proceeding initiated by any other Transaction Party or compelled by the provisions of any Principal Project Document, (v) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to materially Impair any Principal Project Document,
(vi) consent, or agree to consent, to any Person party to a Principal Project Document to assign or delegate its right under such Principal Project Document, or (vii) amend, supplement or modify any Principal Project Document, unless (in the case of any actions covered in clauses (i) through (vii) above) (x) the monetary obligations of the Company or its Subsidiaries under such Principal Project Document after giving effect to such amendment, supplement or modification, together with any additional Costs resulting from any action under this Section or Section 8.05, would not cause the aggregate Costs for the Budget Period to exceed the Approved Budget Amount or (y) the performance by the Company or any of its Subsidiaries of any non-monetary obligations under such Project Document after giving effect to such amendment, supplement, modification or termination could not reasonably be expected to result in a Material Adverse Effect. Promptly

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
                                       75


after the execution and delivery thereof, the Company shall furnish the Administrative Agent and the Lenders with certified copies of all amendments, supplements or modifications of any Principal Project Document.

              SECTION 8.05. Other Project Documents.

              (a) Additional Project Documents; Additional Costs. The Company will not, and will not permit any of its Subsidiaries to, enter into any Other Project Document, or otherwise incur any other obligation or expend any amount in respect of Costs, without the prior consent of the Required Lenders, unless
(i) the monetary obligations of the Company or such Subsidiary under such Other Project Document or the incurrence of such obligation or the expenditure of such amount, as the case may be, together with any additional Costs resulting from any action under this Section or Section 8.04, would not cause the aggregate Costs for the Budget Period to exceed the Approved Budget Amount or (ii) the performance by the Company or such Subsidiary of any non-monetary obligations under such Other Project Document could not reasonably be expected to result in a Material Adverse Effect.

              (b) Cancellation; Termination; Amendments, Etc. The Company will not, without the prior consent of the Required Lenders: (i) cancel or terminate any Other Project Document to which it is a party or consent to or accept any cancellation or termination thereof, (ii) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Other Project Document, (iii) waive any default under, or breach of, any Other Project Document or waive, fail to enforce, forgive, compromise, settle, adjust or release any right, interest or entitlement, howsoever arising, under, or in respect of any Other Project Document or in any way vary, or agree to the variation of, any provision of such Other Project Document or of the performance of any covenant or obligation by any Person under any Project Document, (iv) exercise any right to initiate an arbitration proceeding under any Project Document or take any action with respect to any arbitration proceeding initiated by any other Person or compelled by the provisions of any Other Project Document (except, in each case, upon instructions of the Required Lenders), (v) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to Impair any Other Project Document or amend, modify or supplement any Project Document, (vi) amend, supplement or modify any Other Project Document or (vii) consent, or agree to consent, to any Person party to any Other Project Document assigning or delegating its rights and obligations under such Other Project Document, unless (in the case of any of the actions covered in clauses (i) through (vii) above) the taking of such action, or omitting to take such action,
(x) together with any additional Costs resulting from any actions under this Section and Section 8.04, would not cause the aggregate Costs for the Budget Period to exceed the Approved Budget Amount or (y) could not reasonably be expected to result in a Material Adverse Effect. Upon request of the Administrative Agent, the Company shall furnish the Administrative Agent and the Lenders with certified copies of each Other Project Document and all amendments, supplements or modifications thereto.

              (c) Performance of Obligations and Enforcement of Rights. The Company will, and will cause each of its Subsidiaries to, (i) perform and observe all of its covenants and obligations contained in each of the Other Project Documents to which it is a party, (ii) take all

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
                                       76


reasonable and necessary action to prevent the termination or cancellation of any Other Project Documents other than in accordance with the terms thereof and
(iii) enforce against the relevant party thereto each covenant or obligation of such Other Project Document other than in accordance with its terms, unless, in the case of each of clauses (i) through (iii) above, the failure to take any such action could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 8.06. Restoration. Subject to Section 4.02(b) of the Depositary Agreement and Section 2.09(d), the Company shall have the right to Restore any of its property that is the subject of an Event of Loss (whether or not insured against or insurable), provided that in the event that the Company elects not to restore any such property the Net Available Proceeds of such Event of Loss (if any) shall be required to be applied in accordance with Section 2.09(d).

              SECTION 8.07. Performance Standards. The Company will maintain, or cause to be maintained, the Iridium System in a manner consistent with the achievement of the Financial Projections, including but not limited to Motorola's continuing performance under the O&M Contract, except to the extent of temporary degradation in performance of the Iridium System that is either not reasonably likely to result in a Material Adverse Effect or is cured within 20 days following the event causing such degradation; provided that there shall be at least 68 operational satellites in orbit (or, if less than 68, 66 operational satellites in mission orbit).

              SECTION 8.08. Minimum Regulatory Approvals. The Company will maintain, or cause to be maintained, all Government Approvals necessary for the Company to provide satellite voice service in a sufficient number of jurisdictions, such that the percentage of revenues under the Iridium business plan anticipated to be generated by such jurisdictions shall be no less than (a) 72.5%, except to the extent the failure to maintain such Government Approvals could not reasonably be expected to result in a Material Adverse Effect or (b) 66-2/3% for any period of more than 30 consecutive days.

              SECTION 8.09. Motorola Guarantee Obligation.

              (a) Not later than seven Business Days after the occurrence of any Trigger Event, the Company will require Motorola to perform the Motorola Guarantee Obligation (to the extent of a maximum amount of $300,000,000), such performance to include the execution and delivery by Motorola of its guarantee, in a form identical in all material respects (except as to the amount covered by such guarantee) to the guarantee executed by Motorola in connection with the Motorola Guaranteed Credit Agreement or otherwise as mutually agreed between all of the Lenders and Motorola, in favor of the Administrative Agent for the benefit of the Lenders in respect of the Borrower's obligations under this Agreement in a maximum amount of $300,000,000 (inclusive of principal, interest and other amounts) (the "Motorola Guarantee"). The Company agrees that at any time prior to a termination under paragraph (b) or a release under paragraph (c) of this Section, the Company will not, without the prior consent of the Required Lenders, (i) direct or otherwise require Motorola to perform under the Motorola Guarantee Obligation with respect to $300,000,000 of such obligation by executing and delivering the Motorola Guarantee, except as contemplated by this Section or (ii) consent to any modification, supplement or waiver of any of the provisions of the MOU Agreements relating to the Motorola Guarantee Obligation (but only to the extent covered by the first sentence above). The Company shall provide the Administrative Agent with prior written notice of each proposed

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
                                       77


modification, supplement or waiver in respect of any MOU Agreement (and the Administrative Agent shall promptly provide copies thereof to each Lender). Promptly following the effectiveness of each such modification, supplement or waiver, the Company shall provide the Administrative Agent with a copy thereof as executed and delivered by the parties thereto (and the Administrative Agent shall promptly provide a copy thereof to each Lender).

              (b) The Company's obligation to require Motorola to provide the Motorola Guarantee under paragraph (a) of this Section will terminate in full on the date (the "Guarantee Obligation Termination Date") on which each of the following conditions is satisfied:

              (i) on the Guarantee Obligation Termination Date no Default shall have occurred and be continuing; and

              (ii) the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer (in form and substance reasonably satisfactory to the Administrative Agent) (x) confirming the Company's compliance with the requirements of Section 8.07 as of the Guarantee Obligation Termination Date and (y) to the effect that no Default shall have occurred and be continuing as of such date; and

              (iii) the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer (in form and substance reasonably satisfactory to the Administrative Agent) that, as of the Guarantee Obligation Termination Date, the Company has committed or available funding to meet all projected Costs (as set forth in the Approved Budget and, with respect to Costs for any period not covered by such budget, as reasonably estimated by the Company's chief financial officer (in light of the Cost projections set forth in the Financial Projections and other information available at the time and reasonably considered relevant thereto) and set forth in reasonable detail in such certificate) of the Company and its Subsidiaries to (but not including) the Maturity Date, which funding may include projected revenues (as so estimated by the Company's chief financial officer in light of historical performance of the Iridium Business and other factors reasonably considered relevant at such time, and set forth in reasonable detail in such certificate) and additional Indebtedness permitted to be (but not theretofore) incurred under Sections 7.01(b), (c) and (d) that would be guaranteed by Motorola; and

              either

              (iv) the Company shall have received proceeds from Equity Issuances (other than Equity Issuances referred to in clauses (a) and (b) of the definition of "Excluded Equity Issuances" and any Equity Issuance resulting from the exercise of the Reserve Capital Call Obligations) after the Closing Date and prior to February 28, 1999 of at least $250,000,000 (less reasonable underwriting fees) (and the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect (in form and substance reasonably satisfactory to the Administrative Agent)); or

              (v) (x) the Company shall have received proceeds from Equity Issuances (other than any Equity Issuance referred to in clauses (a) and (b) of the definition of "Excluded Equity Issuance" and any Equity Issuance resulting from the exercise of the Reserve


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                                       78


       Capital Call Obligations) after the Closing Date and prior to February 28, 1999 of at least $150,000,000 (less reasonable underwriting fees) and either (y) together with the proceeds included under subclause (x) above, the Company shall have received proceeds from such Equity Issuances after the Closing Date of at least $250,000,000 (less reasonable underwriting fees) or (z) Cumulative Adjusted Accrued Revenues as at the last day of any month specified below (or any month prior thereto) shall be at least equal to the amount set forth opposite such specified month (and the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect (in form and substance reasonably satisfactory to the Administrative Agent)):


              Month                                    Minimum Cumulative
              -----                                    ------------------
              (1999)                               Adjusted Accrued Revenues
              -----                                -------------------------
               June                                        $265,000,000
               July                                         350,000,000
              August                                        425,000,000


              (c) Following the execution and delivery of the Motorola Guarantee under paragraph (a) of this Section, the Motorola Guarantee will thereafter be released in full on the date (the "Guarantee Obligation Release Date") on which each of the following conditions is satisfied (and the Administrative Agent is hereby authorized to effect such release upon the satisfaction of such conditions without further consent of the Lenders):

              (i) on the Guarantee Obligation Release Date no Default shall have occurred and be continuing; and

              (ii) the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer (in form and substance reasonably satisfactory to the Administrative Agent) (x) confirming the Company's compliance with the requirements of Section 8.07 as of the Guarantee Obligation Release Date and (y) to the effect that no Default shall have occurred and be continuing as of such date; and

              (iii) the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer (in form and substance reasonably satisfactory to the Administrative Agent) that, as of the Guarantee Obligation Release Date, the Company has committed or available funding to meet all projected Costs (as set forth in the Approved Budget and, with respect to Costs for any period not covered by such budget, as reasonably estimated by the Company's chief financial officer (in light of the Cost projections set forth in the Financial Projections and other information available at the time and reasonably considered relevant thereto) and set forth in reasonable detail in such certificate) of the Company and its Subsidiaries to (but not including) the Maturity Date, which funding may include projected revenues (in light of historical performance of the Iridium Business and other factors reasonably considered relevant, and set forth in reasonable detail in such certificate) and additional Indebtedness permitted to be (but not theretofore) incurred under Sections 7.01(b), (c) and (d) that would be guaranteed by Motorola; and

                         Senior Secured Credit Agreement

              (iv) the Company shall have received proceeds from Equity Issuances (other than Equity Issuances referred to in clauses (a) and (b) of the definition of "Excluded Equity Issuances") and any Equity Issuance resulting from the exercise of the Reserve Capital Call Obligations) after the Closing Date of at least $250,000,000 (less reasonable underwriting fees) (and the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect (in form and substance reasonably satisfactory to the Administrative Agent)); and

              (v) Cumulative Adjusted Accrued Revenues as at the last day of any month specified below (or any month prior thereto) shall be at least equal to the amount set forth opposite such specified month (and the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect (in form and substance reasonably satisfactory to the Administrative Agent)):


              Month                                Minimum Cumulative
              -----                                ------------------
              (1999)                            Adjusted Accrued Revenues
              -----                             -------------------------
               June                                  $265,000,000
               July                                   350,000,000
              August                                  425,000,000


Prior to the release of the Motorola Guarantee under this paragraph (c), the maximum amount of the Motorola Guarantee will be reduced from time to time on a ratable basis with any prepayments of the Loans pursuant to Section 2.08 or 2.09.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

              If any of the following events ("Events of Default") shall occur:

              SECTION 9.01. Iridium Events of Defaults.

              (a) the Company shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

              (b) the Company shall fail to pay any interest on any Loan or any fee under this Agreement or under any other Credit Document when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such default shall continue unremedied for three or more Business Days; or

              (c) the Company shall fail to pay any other amount (other than the amounts covered under clause (a) or (b) above) payable under this Agreement or under any other Credit Document when and as the same shall become due and payable, whether at the due date thereof

                         Senior Secured Credit Agreement
or at a date fixed for prepayment thereof or otherwise and such default shall continue unremedied for fifteen or more days; or

              (d) any representation or warranty made or deemed made by the Company or any of its Subsidiaries or Iridium LLC in or pursuant to this Agreement or any other Credit Document to which it is a party or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made; or

              (e) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 6.01 (with respect to the Company's existence) or in Article VII (other than Sections 7.06 and 7.09) or VIII (other than Section 8.01); or

              (f) the Company shall default in the performance of any of its obligations contained in Section 4.01(d) of the Depositary Agreement; after the Closing Date the Company or any other Credit Party shall default in the performance of any of its obligations contained in Section 4.04(d) of the Security Agreement; or

              (g) any Credit Party or Iridium LLC shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (in the case of the Company) (other than those specified in clauses (a) through (f) above (inclusive) of this Section) or any other Credit Document to which it is a party and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company; or

              (h) the Company or any of its Subsidiaries or Iridium LLC shall default in the payment when due (after the expiration of applicable grace periods) of any principal of or interest on any of its other Indebtedness having an outstanding principal amount of $10,000,000 individually or in the aggregate; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

              (i) the Company or one or more of its Subsidiaries or Iridium LLC shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U.
S. Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts,
(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case

                         Senior Secured Credit Agreement
under the U.S. Bankruptcy Code or (vi) take any corporate or other analogous action for the purpose of effecting any of the foregoing; or

              (j) a proceeding or case shall be commenced, without the application or consent of the Company or one or more Subsidiaries or Iridium LLC in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or Iridium LLC, as the case may be, or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Subsidiary or Iridium LLC, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or one or more Subsidiaries or Iridium LLC shall be entered in an involuntary case under the U.S. Bankruptcy Code; or

              (k) a final judgment or judgments for the payment of money of $10,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries or Iridium LLC and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company, the relevant Subsidiary or Iridium LLC, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (l) an ERISA Event shall have occurred which, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

              (m) the Company or any of its Subsidiaries or Iridium LLC shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including the Company) seeking the termination, dissolution or liquidation of the Company or such Subsidiary or Iridium LLC, as the case may be, other than as permitted under Section 7.03; or

              (n) an Environmental Claim arising with respect to the Iridium Business shall have been asserted against the Iridium Business or any Credit Party or Iridium LLC which could reasonably be expected to result in a Material Adverse Effect; or

              (o) the Company or any of its Subsidiaries shall fail to obtain (or obtain the benefit of), renew, maintain or comply in all material respects with the FCC License (from and after the transfer thereof by Motorola to the Company pursuant to the Space System Contract), any other Telecommunications Approval or any other Government Approval required for the Iridium Business; or the FCC License (from and after the transfer thereof by Motorola to the Company pursuant to the Space System Contract) or any such Telecommunications Approval or

                         Senior Secured Credit Agreement
any other Government Approval shall be materially Impaired in whole or in part or shall cease to be in full force and effect; or any action, suit, proceeding or investigation shall be commenced by or before any Government Authority which could reasonably be expected to result in such Impairment and (in any case) such Impairment could reasonably be expected to result in a Material Adverse Effect; or

              (p) the Liens created by the Security Documents shall at any time after the Closing Date not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens); or

              (q) any material provision of any Credit Document or Principal Project Document to which any Credit Party or Iridium LLC is a party shall at any time for any reason cease to be valid and binding or in full force and effect (except, in the case of any of the Credit Documents, for expiration or termination in accordance with its respective terms); or any such Credit Document or Principal Project Document shall be materially Impaired in whole or part; or the validity or enforceability of any such Credit Document or Principal Project Document shall be contested by any Credit Party or Iridium LLC, as the case may be; or any Credit Party shall deny that it has any or further liability or obligation under any such Credit Document or Principal Project Document; or

              (r) any material provision of any Transaction Document to which any Credit Party or Iridium LLC is a party shall at any time for any reason cease to be valid and binding or in full force and effect; or any such Transaction Document shall be Impaired in whole or part; or the validity or enforceability of any such Transaction Document shall be contested by any Credit Party or Iridium LLC; or any Credit Party or Iridium LLC shall deny that it has any or further liability or obligation under any such Transaction Document; and (in any case) such event could reasonably be expected to result in a Material Adverse Effect; or

              (s) Iridium LLC shall cease to be the sole member of the Company or any Subsidiary of the Company shall cease to be a Wholly Owned Subsidiary;

              SECTION 9.02. Motorola Events of Default.

              (a) any representation or warranty made or deemed made by Motorola in or pursuant to any Motorola Agreement or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished by Motorola pursuant thereto or in connection therewith shall prove to have been incorrect in any material respect when made or deemed made; or

              (b) Motorola shall fail to observe or perform any covenant, condition or agreement contained in Articles IV, V and VI of the Motorola Consent; or

              (c) Motorola shall fail to observe or perform any material covenant, condition or agreement (including, without limitation, any payment obligation of Motorola) contained in any of the Motorola Agreements or the Principal Project Documents to which Motorola is a party

                         Senior Secured Credit Agreement

(other than those specified in clause (a) and (b) above of this Section) and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company and Motorola; or

              (d) Motorola or any of the Motorola Domestic Subsidiaries shall
(i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U. S. Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code or (vi) take any corporate or other analogous action for the purpose of effecting any of the foregoing; or

              (e) a proceeding or case shall be commenced, without the application or consent of Motorola, against Motorola or any of the Motorola Domestic Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Motorola or such Motorola Domestic Subsidiary or of all or any substantial part of its property or (iii) similar relief in respect of Motorola or such Motorola Domestic Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Motorola or such Motorola Domestic Subsidiary shall be entered in an involuntary case under the U.S. Bankruptcy Code; or

              (f) Motorola or any of the Motorola Domestic Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (g) Motorola or any of the Motorola Domestic Subsidiaries shall default in the payment when due (after the expiration of applicable grace periods) of any principal of or interest on any of its Indebtedness aggregating in amount at least equal to 3% of the amount of total stockholders' equity for Motorola and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles) as at the last day of the most recently completed fiscal quarter of Motorola ("Motorola's Net Worth"); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

                         Senior Secured Credit Agreement

              (h) a final judgment or judgments for the payment of money in excess of 3% of Motorola's Net Worth (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Motorola or any of the Motorola Domestic Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and Motorola or the relevant Motorola Domestic Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (i) prior to the transfer of the FCC License to the Company pursuant to the Space System Contract, Motorola shall fail to obtain, renew, maintain or comply in all material respects with the FCC License or the FCC License shall be materially Impaired or shall cease to be in full force and effect; or any action, suit, proceeding or investigation shall be commenced by or before any Government Authority which could reasonably be expected to result in such Impairment and (in any case) such Impairment could reasonably be expected to result in a Material Adverse Effect; or

              (j) at any time after the execution and delivery of the Motorola Pledge Agreement but prior to the transfer of the FCC License by Motorola to the Company pursuant to the Space System Contract, the Liens created by the Motorola Pledge Agreement shall cease to constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens; or

              (k) any material provision of any Motorola Agreement or any Principal Project Document to which Motorola is a party shall at any time for any reason cease to be valid and binding or in full force and effect (except for termination thereof pursuant to its respective terms, other than as a result of a default or breach by any party thereto); or any Motorola Agreement (excluding the Motorola Pledge Agreement, prior to the date of the execution and delivery thereof) or any such Principal Project Document shall be materially Impaired in whole or part (except for termination thereof pursuant to its respective terms, other than as a result of a default or breach by any party thereto); or the validity or enforceability of any Motorola Agreement (excluding the Motorola Pledge Agreement, prior to the date of execution and delivery thereof) or any such Principal Project Document shall be contested by Motorola; or Motorola shall deny that it has any or further liability or obligation under any Motorola Agreement (excluding the Motorola Pledge Agreement, prior to the date of execution and delivery thereof) or any such Principal Project Document (except after termination thereof pursuant to its respective terms, other than as a result of a default or breach by any party thereto); or

              (l) any gateway equipment purchase agreement and/or agreement for the manufacture and delivery of handsets and/or paging units shall at any time for any reason (except for termination thereof pursuant to its respective terms, other than as a result of a default or breach by any party thereto) cease to be valid and binding or in full force and effect, or the validity or enforceability of any such agreement shall be contested by Motorola or Motorola shall

                         Senior Secured Credit Agreement
deny that it has any or further liability or obligation under any such agreement, and (in any case) such event could reasonably be expected to result in a Material Adverse Effect.

              SECTION 9.03. Other Transaction Parties' Events of Default.

              (a) any Transaction Party (other than the Credit Parties, Iridium LLC, Motorola and the Secured Parties) (each an "Other Transaction Party") shall fail to pay to the Company or any of its Subsidiaries when due any amount payable by such Other Transaction Party under any Transaction Document to which it is a party or any Iridium LLC Member shall fail to pay when due any amount in respect of its Reserve Capital Call Obligations; or

              (b) any representation or warranty made or deemed made by any Other Transaction Party in or pursuant to any Transaction Document to which it is a party or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any such Transaction Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made; or

              (c) any Other Transaction Party shall fail to observe or perform any covenant, condition or agreement contained in any Transaction Document to which it is a party and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company and such Other Transaction Party; or

              (d) a proceeding or case shall be commenced, without the application or consent of any Other Transaction Party or its parent company in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Other Transaction Party or of all or any substantial part of its property or (iii) similar relief in respect of such Other Transaction Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Other Transaction Party shall be entered in an involuntary case under applicable law; or

              (e) any Other Transaction Party shall fail to obtain, renew, maintain or comply in all material respects with any Telecommunications Approval or any other Government Approval that is required by the terms of any Transaction Document to which it is a party to be obtained and/or maintained by such Other Transaction Party and is necessary for the Iridium Business; or any such Telecommunications Approval or any such other Government Approval shall be Impaired or shall cease to be in full force and effect; or any action, suit, proceeding or investigation shall be commenced by or before any Government Authority which could reasonably be expected to result in such Impairment and such action, suit or proceeding is reasonably likely to be successful; or

                         Senior Secured Credit Agreement

              (f) any material provision of any Transaction Document to which any Other Transaction Party is a party shall at any time for any reason cease to be valid and binding or in full force and effect; or any such Transaction Document shall be Impaired in whole or part; or the validity or enforceability of any such Transaction Document shall be contested by any Other Transaction Party or any Government Authority; or any Other Transaction Party shall deny that it has any or further liability or obligation under any such Transaction Document;

provided that, in the case of each event under this Section 9.03, such event shall not be an Event of Default unless the occurrence of such event could reasonably be expected to result in a Material Adverse Effect;

              SECTION 9.04. Other Events of Default.

              (a) an announcement by the Company of a decision to abandon or indefinitely defer the operation of the Iridium System or the abandonment or indefinite deferral of the operation of the Iridium System; or

              (b) a material portion of the Iridium System shall be permanently condemned or seized or title thereto shall be permanently requisitioned or taken by any Government Authority under power of eminent domain or otherwise; or a material portion of the Iridium System shall be temporarily condemned or seized or title thereto shall be temporarily requisitioned or taken by any Government Authority under power of eminent domain or otherwise and such temporary condemnation, seizure, requisition or taking shall last for at least 90 days and could reasonably be expected to result in a Material Adverse Effect; or

              (c) any Event of Loss (other than under Section 9.04(b)) shall have occurred with respect to a material portion of the Iridium satellite constellation or the Iridium Business and such Event of Loss could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event under Sections 9.01, 9.02, 9.03 and 9.04 (other than an event with respect to any Credit Party or Iridium LLC described in clause (i) or (j) of Section 9.01, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder and under the other Credit Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party, and in case of any event with respect to any Credit Party or Iridium LLC described in such clause (i) or (j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.

                         Senior Secured Credit Agreement

                                    ARTICLE X

                      THE AGENTS AND GLOBAL LEAD ARRANGERS

              Each of the Lenders hereby irrevocably appoints (a) the Administrative Agent as its agent hereunder and under the other Credit Documents to which it is a party and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and (b) the Collateral Agent as its agent under the Credit Documents to which it is a party and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto.

              The bank serving as the Administrative Agent or the Collateral Agent hereunder or thereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Collateral Agent (as the case may be), and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Collateral Agent (as the case may be) hereunder.

              None of the Agents shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that (in the case of the Administrative Agent or the Collateral Agent) such Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Credit Documents, no Agent shall have any duty to disclose, nor shall any Agent be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. None of the Agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. None of the Agents shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender. The Administrative Agent shall take such action with respect to such Default as shall be directed by the Required Lenders, provided that (i) unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders and (ii) except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to take such action unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.03(c) against any and all

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
                                       88


liability and expense that may be incurred by it by reason of taking or continuing to take any such action. None of the Agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than (in the case of the Administrative Agent) to confirm receipt of items expressly required to be delivered to the Administrative Agent. Notwithstanding anything herein to the contrary (except as provided in Section 11.12(b)), none of the Documentation Agent or the Global Lead Arrangers, in their respective capacities as such, shall have any duties, responsibilities or liabilities whatsoever under this Agreement or the other Credit Documents.

              Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for a Credit Party), independent accountants and other experts selected by the Administrative Agent, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

              Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it in good faith. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

              Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent as provided in this paragraph, the Administrative Agent or the Collateral Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor thereto with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent (as the case may be) gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent (as the case may be) may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent (as the case may be) which shall be a bank with an office in New York, New York with a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent (as the case may be) hereunder by a successor, such successor shall succeed to and become vested

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with all the rights, powers, privileges and duties of the retiring
Administrative Agent or Collateral Agent (as the case may be) and the retiring Administrative Agent or Collateral Agent (as the case may be) shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent or Collateral Agent (as the case may be) shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's or Collateral Agent's (as the case may be) resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent (as the case may be).

              Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Global Lead Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Global Lead Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

              Except as otherwise provided in Section 11.02(b) with respect to this Agreement, the Administrative Agent and/or the Collateral Agent (as the case may be) may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents or grant any consent thereunder, provided that, without the prior consent of each Lender, the Administrative Agent and/or Collateral Agent (as the case may be) shall not (except as provided herein or in the Security Documents) (i) release all or any part of the Collateral or otherwise terminate any Lien relating thereto under any Security Document providing for collateral security, (ii) agree to additional obligations being secured by such Collateral or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, (iii) release any Subsidiary Guarantor under the Subsidiary Guarantee Agreement from its guarantee obligations thereunder or (iv) without limiting any of the foregoing clauses, agree to any modification or the termination or release of the Reserve Capital Call Obligations or (from and after the issuance of the Motorola Guarantee pursuant to Section 8.09(a)) the Motorola Guarantee (except for the termination or release thereof in accordance with the terms thereof or as expressly provided herein or in the Security Agreement), except that no such consent shall be required, and the Administrative Agent or Collateral Agent (as the case may be) is hereby authorized, to release any Lien covering property and/or to release any such Subsidiary Guarantor that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

                                   ARTICLE XI

                                  MISCELLANEOUS

              SECTION 11.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other

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communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to the Company, to:

                  Iridium Operating LLC
                  1575 Eye Street, N.W.
                  Suite 800
                  Washington, D.C. 20005
                  Attention:  General Counsel
                  (Telecopy No.:  (202) 408-3761);

              (b) if to the Administrative Agent, to:

                  The Chase Manhattan Bank
                  Loan and Agency Services Group
                  1 Chase Manhattan Plaza
                  8th Floor
                  New York, New York 10081
                  Attention:  Winslowe Ogbourne
                  (Telecopy No.:  (212) 552-5700);

                  with a copy to:

                  The Chase Manhattan Bank
                  270 Park Avenue
                  New York, New York 10017
                  Attention:  Ronald Lepes/William Rottino
                  (Telecopy No.: (212) 270-2740/(212) 270-1724);

              (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              SECTION 11.02. Waivers; Amendments.

              (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event

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                                       91

be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the prior written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment (including any payment under Section 2.09) of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) waive or modify Section 8.09; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder or under any other Credit Document without the prior written consent of such Agent.

              SECTION 11.03. Expenses; Indemnity; Damage Waiver.

              (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Global Lead Arrangers and the Agents, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Global Lead Arrangers and the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of such special New York counsel and/or any other counsel selected by the Global Lead Arrangers, the Agents or the Required Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the fees, charges and disbursements of said special New York counsel) incurred in connection with the negotiation, preparation, execution and delivery of any waiver or amendment of, or supplement or modification to, any of the Credit Documents, (iv) and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing,

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                                       92


registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein and (v) all transfer, stamp, documentary or other similar taxes, assessments or charges, if any, upon any of the Credit Documents.

              (b) The Company shall indemnify the Global Lead Arrangers, the Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

              (c) To the extent that the Company fails to pay any amount required to be paid by it to any Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such (except to the extent arising from the gross negligence or willful misconduct of such Agent).

              (d) To the extent permitted by applicable Government Rule, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

              (e) All amounts due under this Section shall be payable promptly after written demand therefor.

              SECTION 11.04. Successors and Assigns.

              (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement,

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                                       93


expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an affiliate of a Lender or, in the case of a Lender that is an investment fund, to another investment fund with the same investment advisor as such Lender, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment shall not be less than $5,000,000 and, after giving effect to such assignment, the assigning Lender's Commitment and Loans shall not be less than $5,000,000, in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for such assignment (except that in the case of contemporaneous assignments to assignees that are investment funds with the same investment advisor, such fee shall be payable with respect to one assignment only), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (j) of Section 9.01 has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the

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                                       94


Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent and (ii) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.15(e) as though it were a Lender.

              (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a

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                                       95


security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

              (g) A Lender may furnish any information concerning the Company (or any of its Subsidiaries and affiliates) or the Iridium Business in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject, however, to the provisions of Section 11.12(b).

              (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company (or any of its Subsidiaries or affiliates) without the prior consent of each Lender.

              SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 3.03, 11.03 and 11.12(b) and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

              SECTION 11.06. Counterparts; Effectiveness; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when the Administration Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and any separate letter agreements with respect to fees payable to the Global Lead Arrangers and/or the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

              SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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                                       96

              SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

              SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process.

              (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

              (c) The Company hereby irrevocably appoints CT Corporation (the "Process Agent") with an office on the date hereof at 1633 Broadway, New York, New York 10019 as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company, in care of the Process Agent at the Process Agent's above address and the Company hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf. The Administrative Agent and each Lender agree to mail to the Company at its address provided under Section 11.01 a copy of any summons, complaint, or other process mailed or delivered by it to the Company in care of the Process Agent. As an alternate method of service, the Company also irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to it at its address provided under Section 11.01. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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              (d) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (e) To the extent that the Company may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Credit Document, to claim for itself or its property or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Credit Agreement and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

              SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 11.12. Confidentiality.

              (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender. The Company hereby agrees that, in the event any such services are provided to the Company or any of its Subsidiaries, each Lender providing such services is authorized to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate providing such services, provided that any such subsidiary or affiliate receiving such information agrees to be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

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
                                       98


              (b) Each Lender, each Agent and each Global Lead Arranger agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to restrict dissemination of any Confidential Information (as defined below) only to those of its directors, officers, employees and representatives who are involved in the evaluation of such information, and to use reasonable precautions to keep such information confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices. For purposes of this Agreement, "Confidential Information" means any non-public information supplied to it by the Company, including its contractors, consultants or sponsors, pursuant to this Agreement or by Motorola in connection with this Agreement or any Motorola Agreement, that is identified (in writing, in the case of written information) by the Company or Motorola, as the case may be, as being confidential at the time the same is delivered to the Lenders, the Agents or the Global Lead Arrangers, provided that nothing herein shall limit the disclosure of any such information by any Lender, Agent or Global Lead Arranger (i) after such information shall have become public (other than through a violation of this Section by such Lender, Agent or Global Lead Arranger), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel or other experts for any of the Lenders, Agents or Global Lead Arrangers, provided that such counsel or experts shall be bound by the requirements of this paragraph (b) with respect to any such information, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender, Agent or Global Lead Arranger), or to auditors or accountants or rating agencies, (v) to any Global Lead Arranger, any Agent or any other Lender (or to any of their respective affiliates, provided that any such disclosure to any such affiliate shall be made on a "need to know" basis only for use by such affiliates (and each of its officers, directors and employees) solely in connection with the transactions contemplated by this Agreement and each such affiliate (and each of its officers, directors and employees) shall agree (for the benefit of the Company and Motorola) to be bound to keep such information confidential on the same terms as set forth in this Section), (vi) in connection with any litigation to which any one or more of the Lenders, the Global Lead Arrangers or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document, provided that the party intending to make such disclosure shall use reasonable efforts to cooperate with the Company or with Motorola, as the case may be, to reasonably minimize the extent of any such disclosure or to obtain confidential treatment of information to be disclosed, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) of this Section or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender, the Company and Motorola a confidentiality agreement containing provisions substantially the same as those in this Section; provided, further, that in no event shall any Lender, Agent or Global Lead Arranger be obligated or required to return any materials furnished by the Company or Motorola hereunder or under the Motorola Consent, respectively, except to the extent it has agreed to do so in writing in conjunction with the receipt of such information. The obligations of any assignee that has executed a confidentiality agreement as provided above shall be superseded by this Section on the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.04(b).

              SECTION 11.13. No Third Party Beneficiaries. The agreement of the Lenders to make the Loans to the Company on the terms and conditions set forth herein are solely for the

                         Senior Secured Credit Agreement
benefit of the Company, and no other Person (including, without limitation, any other Credit Party or any contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Iridium Business) shall have any rights hereunder or, as against any Agent or any Lender, under any other Transaction Document, or with respect to the Loans or the proceeds thereof.


                        Senior Secured Credit Agreement

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             IRIDIUM OPERATING LLC

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:












                        Senior Secured Credit Agreement

                                             LENDERS

                                             THE CHASE MANHATTAN BANK

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:











                        Senior Secured Credit Agreement

                                             BARCLAYS BANK PLC

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:








                        Senior Secured Credit Agreement

                                          BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:








                        Senior Secured Credit Agreement

                                             DRESDNER AG IN WIESBADEN

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:








                        Senior Secured Credit Agreement

                                             ISTITUTO BANCARLO SAN PAOLO DI
                                             TORINO ISTITUTO MOBILIARE ITALIANO
                                             S.p.A. - NEW YORK BRANCH

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:








                        Senior Secured Credit Agreement

                                             MERRILL LYNCH CAPITAL CORPORATION

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             THE FIRST NATIONAL BANK OF CHICAGO

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             WAYLAND INVESTMENT FUND, LLC

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:










                        Senior Secured Credit Agreement

                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:











                        Senior Secured Credit Agreement

                                             THE BANK OF NEW YORK

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             CITIBANK, N.A.

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:











                        Senior Secured Credit Agreement

                                             DEUTSCHE BANK AG, NEW YORK BRANCH
                                             AND/OR CAYMAN ISLANDS BRANCHES

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             THE BANK OF NOVA SCOTIA

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:










                        Senior Secured Credit Agreement

                                             MERRILL LYNCH SENIOR FLOATING RATE
                                             FUND, INC.

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:











                        Senior Secured Credit Agreement

                                             BAYERISCHE LANDESBANK
                                             GIROZENTRALE

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             GOLDMAN SACHS CREDIT PARTNERS, L.P.

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             THE SANWA BANK LIMITED

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             GRUPPO BANCA NAZIONALE DEL
                                             LAVORO
                                             BANCA NAZIONALE DEL LAVORO, S.p.A.
                                             NEW YORK BRANCH
                                              as Lender

                                             By
                                               ---------------------------------
                                               Name:

                                               Title:

                                             By
                                               ---------------------------------
                                               Name:

                                               Title:


                                             GRUPPO BANCA NAZIONALE DEL
                                             LAVORO
                                             EFIBANCA, S.p.A. - ROMA
                                              as Lender

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:







                        Senior Secured Credit Agreement

                                             ROYAL BANK OF SCOTLAND PLC

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:








                        Senior Secured Credit Agreement

                                             CPR (USA) INC.

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:








                        Senior Secured Credit Agreement

                                             FRANKLIN FLOATING RATE TRUST

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:








                        Senior Secured Credit Agreement

                                             VAN KAMPEN SENIOR INCOME TRUST

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:


                                             VAN KAMPEN PRIME RATE INCOME TRUST

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:









                        Senior Secured Credit Agreement

                                             GLOBAL LEAD ARRANGERS

                                             CHASE SECURITIES INC.,
                                              as a Global Lead Arranger

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             BARCLAYS BANK PLC,
                                             as a Global Lead Arranger

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:







                        Senior Secured Credit Agreement

                                             ADMINISTRATIVE AGENT

                                             THE CHASE MANHATTAN BANK

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:


                                             DOCUMENTATION AGENT

                                             BARCLAYS BANK PLC

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:






                        Senior Secured Credit Agreement

                                                                      SCHEDULE I

                                   Commitments

---------------------------------------------------------------------------
                     Lenders                                  Commitments
                     -------                                  -----------
---------------------------------------------------------------------------
THE CHASE MANHATTAN BANK
---------------------------------------------------------------------------
BARCLAYS BANK PLC
---------------------------------------------------------------------------
BANK OF TOKYO-MITSUBISHI TRUST COMPANY
---------------------------------------------------------------------------
DRESDNER AG IN WIESBADEN
---------------------------------------------------------------------------
ISTITUTO BANCARLO SAN PAOLO DI TORINO ISTITUTO
MOBILIARE ITALIANO S.p.A. - NEW YORK BRANCH
---------------------------------------------------------------------------
MERRILL LYNCH CAPITAL CORPORATION
---------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF CHICAGO
---------------------------------------------------------------------------
WAYLAND INVESMENT FUND, LLC
---------------------------------------------------------------------------
BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
---------------------------------------------------------------------------
THE BANK OF NEW YORK
---------------------------------------------------------------------------
CITIBANK, N.A.
---------------------------------------------------------------------------
DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR CAYMAN
ISLANDS BRANCHES
---------------------------------------------------------------------------
THE BANK OF NOVA SCOTIA
---------------------------------------------------------------------------
MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
---------------------------------------------------------------------------
BAYERISCHE LANDESBANK GIROZENTRALE
---------------------------------------------------------------------------
GOLDMAN SACHS CREDIT PARTNERS, L.P.
---------------------------------------------------------------------------
THE SANWA BANK LIMITED
---------------------------------------------------------------------------
BANCO NAZIONALE DEL LAVORO, S.p.A NEW YORK BRANCH
---------------------------------------------------------------------------
EFIBANCA, S.p.A. - ROMA
---------------------------------------------------------------------------
ROYAL BANK OF SCOTLAND PLC
---------------------------------------------------------------------------
CPR (USA) INC.
---------------------------------------------------------------------------
FRANKLIN FLOATING RATE TRUST
---------------------------------------------------------------------------
VAN KAMPEN SENIOR INCOME TRUST
---------------------------------------------------------------------------
VAN KAMPEN PRIME RATE INCOME TRUST
---------------------------------------------------------------------------


                            Schedule I - Commitments

                                                                     SCHEDULE II

                                  Real Property

                               [See Section 3.08]

              Iridium Operating LLC currently owns no real property; but expects to acquire the following property interests from Motorola, Inc. or an affiliate of Motorola, Inc. by March 31, 1999.

1. TTAC (Oahu, Hawaii) - Leasehold interest; estimated value of buildings and machinery/equipment is $12 million.

2. TTAC (Yellowknife, Northwest Territories, Canada) - Leasehold interest; estimated value of buildings and machinery/equipment is $11 million.

3. TTAC (Iqaluit, Northwest Territories, Canada) - Leasehold interest; estimated value of buildings and machinery/equipment is $10 million.

4. Satellite and Network Operations Center (Lansdowne, VA) - Real property interest; estimated value of buildings and machinery/equipment is $21 million.

5. Backup Control Facility (Rome, Italy) - Leasehold interest; estimated value of buildings and machinery/equipment is $20 million.







                           Schedule II - Real Property

                                                                    SCHEDULE III

                                   Litigation

                               [See Section 3.09]

None













                            Schedule III - Litigation

                                                                     SCHEDULE IV

                              Environmental Matters

                               [See Section 3.11]

None











                       Schedule IV - Environmental Matters

                                                                      SCHEDULE V

                                  Indebtedness

                               [See Section 3.17]


                                                   Principal Amount        Principal Amount
            Title of Agreement                        Outstanding             Outstanding
1.  Indenture, dated as of July 16, 1997,          $300 million            $300 million
    relating to the Company's and Capital's
    13% Senior Notes due 2005, Series A
    (Guaranteed by certain Subsidiaries),
    and the Notes thereunder

2.  Indenture, dated as of July 16, 1997,          $500 million            $500 million
    relating to the Company's and Capital's
    14% Senior Notes due 2005, Series  B
    (Guaranteed by certain Subsidiaries),
    and the Notes thereunder

3.  Indenture, dated as of October 17, 1997,       $300 million            $300 million
    relating to the Company's and Capital's
    11 1/4% Senior Notes due 2005, Series C
    (Guaranteed by certain Subsidiaries),
    and the Notes thereunder

4.  14 1/2% Senior Subordinated Discount           Approx. $272 million    $480.2 million (fully
    Notes Due 2006                                 (accreted value)        accreted value)

5.  Indenture, dated as of May 13, 1998,           $350 million            $350 million
    relating to the Company's and Capital's
    10 7/8% Senior Notes due 2005, Series D
    (Guaranteed by certain Subsidiaries),
    and the Notes thereunder

6.  Credit Agreement, dated as of August 21,       $271.5 million          $285 million
    1996, amended, relating to the $275 million
    Motorola Guaranteed Credit Facility, and
    the Notes thereunder

7.  Existing Secured Credit Agreement, and         $550 million            $1 Billion
    the Credit Documents referred to therein


                            Schedule V - Indebtedness

8.  MOU Agreements                                 Unspecified             Unspecified

9.  Motorola Guaranteed Credit Agreement           $0 (exclusive of any    $750,000,000
                                                   borrowing concurrently
                                                   with a borrowing under
                                                   this Agreement)

10. This Agreement and the other Credit Documents  $0                      $800,000,000
    (other than the Motorola Agreements)

11. Principal Project Documents                    Unspecified             Unspecified









                            Schedule V - Indebtedness

                                                                     SCHEDULE VI

                                      Liens

                               [See Section 3.18]

Liens granted pursuant to the Existing Secured Credit Agreement and the Security Documents referred to therein. Outstanding principal amount $550 million.











                               Schedule VI - Liens

                                                                    SCHEDULE VII

                                  Subsidiaries

                               [See Section 3.20]

   Name of             Jurisdiction of           Holder of Equity                   Nature of Equity             Percentage
 Subsidiary             Incorporation               Interests                          Interests                 Ownership
Iridium Capital        Delaware                  Iridium                                Common                      100%
Corporation                                      Operating LLC                           Stock

Iridium IP LLC         Delaware                  Iridium                              Membership                    100%
                                                 Operating LLC                         Interests

Iridium                Delaware                  Iridium                              Membership                    100%
Roaming LLC                                      Operating LLC                         Interests

Iridium                Delaware                  Iridium                                Common                      100%
Facilities                                       Operating LLC                           Stock
Corporation

Iridium                New Brunswick,            Iridium                                Common                      100%
Canada                 Canada                    Operating LLC                           Stock
Facilities Inc.






                           Schedule VII - Subsidiaries

                                                                   SCHEDULE VIII

                                   Investments

                               [See Section 3.21]

       Promissory Note due from P.T. Bakrie to the Company (as transferee of Iridium LLC) for approximately $7.5 million to secure payment for borrowings in connection with the purchase of Class 1 Interests in Iridium LLC.

       Promissory Note due from Iridium SudAmerica Corp. to the Company for approximately $467,000 to secure payment for borrowings in connection with the installation of software and upgrades to the Iridium SudAmerica Gateway.











                           Schedule VIII - Investments

                                                                     SCHEDULE IX

                             Restrictive Agreements

                               [See Section 7.09]

Existing Secured Credit Agreement and the other Credit Documents referred to therein











                      Schedule IX - Restrictive Agreements

                                                                      SCHEDULE X

                                Employee Matters

                               [See Section 3.26]

None











                          Schedule X - Employee Matters

                                                                     SCHEDULE XI

                              Affiliate Agreements

                               [See Section 7.08]

Not Applicable











                       Schedule XI - Affiliate Agreements

                                                                      APPENDIX 1

                              CONDITIONS PRECEDENT

I.     EXECUTION AND DELIVERY OF CREDIT AGREEMENT, NOTES AND GUARANTEE

       1. Credit Agreement. This Agreement, duly executed and delivered by each of the Company, the Agents, the Lenders, and Global Lead Arrangers and this Agreement shall have become effective pursuant to Section 11.06.

       2. Promissory Notes. If requested by any Lender, the promissory note or promissory notes for such Lender each duly executed and delivered by the Company.

       3. Subsidiary Guarantee Agreement. The Subsidiary Guarantee Agreement, duly executed and delivered by each Subsidiary Guarantor and the Administrative Agent.

II.    EXECUTION AND DELIVERY OF SECURITY DOCUMENTS (AND RELATED DOCUMENTS)

       1. Security Agreement. The Security Agreement, duly executed and delivered by the Company, the Subsidiary Guarantors and the Collateral Agent.

       2. Depositary Agreement. The Depositary Agreement, duly executed and delivered by the Company, the Collateral Agent and the Depositary Bank specified therein, with respect to establishment, maintenance and operation of the accounts of the Company contemplated to be maintained with the Collateral Agent.

       3. Parent Security Agreement. The Parent Security Agreement, duly executed and delivered by Iridium LLC and the Collateral Agent.

       4. Mortgages and Similar Instruments. A fee or leasehold mortgage, deed of trust or similar instrument with respect to each parcel of material real property or leasehold interest located in the United States of the Company or any of its Subsidiaries owned or leased as of the Closing Date, in each case duly executed and delivered by the Company or the relevant Subsidiary, as the case may be.

       5. LLC and Stock Certificates. Certificates evidencing the LLC membership interests or capital stock, as applicable, of the Company and each of its Subsidiaries, together with in each case an undated stock or transfer power executed in blank, delivered pursuant to the respective Security Document.

       6. Filings, Registrations and Recordings. Evidence that all filings (including applicable UCC financing statements), recordings, registrations and similar action under each Security Document to which Iridium LLC, the Company or any of its


                        Appendix 1 - Conditions Precedent

              Subsidiaries is a party as of the Closing Date have been duly made in order to create a first priority security interest in the Collateral covered thereby (except as may be provided therein and subject to any Permitted Liens) and that the payment of all filing, recordation, registration and similar fees and all taxes and other similar charges in connection therewith and with the execution and delivery of each such Security Document has been made, or that arrangements satisfactory to the Collateral Agent with respect to the foregoing have been made.

       7. UCC Searches. Satisfactory results of UCC, tax and judgment lien searches in each jurisdiction reasonably requested by the Administrative Agent and under the names of Iridium LLC, the Company and each of the Company's Subsidiaries and each other name reasonably requested by the Administrative Agent.

       8. Title Insurance, Etc. With respect to each mortgage or other instrument referred to above creating a lien on any real property interest as of the Closing Date, a mortgagee title insurance policy in respect of each such property, together with all other pertinent related documentation of the type referred to in Section 6.10(c)(i) as reasonably requested by the Administrative Agent.

III.   EXECUTION AND DELIVERY OF MOTOROLA AGREEMENTS

       1. Memorandum of Understanding. The Memorandum of Understanding, duly executed and delivered by the Company and Motorola.

       2. The Amended and Restated Agreement Regarding Guarantee. The Amended and Restated Agreement Regarding Guarantee, duly executed and delivered by the Company and Motorola.

       3. Motorola Consent. The Motorola Consent, duly executed and delivered by Motorola, the Company, the Administrative Agent and the Collateral Agent.

       4. Motorola Pledge Agreement. The Motorola Pledge Agreement, duly executed and delivered by Motorola and the Collateral Agent, and delivery of the stock certificate(s) evidencing the capital stock of Space System License, Inc. pledged thereunder, together with an undated stock power executed in blank.

       5.     FCC License. A certified copy of the FCC License.

IV. CLOSING CERTIFICATES AND OTHER DOCUMENTS AND INFORMATION TO BE DELIVERED BY THE COMPANY AND/OR THE SUBSIDIARY GUARANTORS

       1. Borrowing Request. A Borrowing Request with respect to the Loans to be made on the Closing Date.

       2. Company's Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, as to: (i) the Company's


                        Appendix 1 - Conditions Precedent

              LLC Agreement; (ii) resolutions relating to the execution, delivery and performance by the Company of the Credit Documents to which it is a party; and (iii) incumbency and specimen signatures of each officer of the Company executing any such Credit Documents (and the Agents and each Lender may conclusively rely on such officer's certificate until it receives notice in writing from the Company).

       3. Secretary's Certificate of each Subsidiary Guarantor. A certificate of the Secretary or an Assistant Secretary of each Subsidiary Guarantor, dated the Closing Date, as to: (i) its limited liability company agreement, charter, by-laws or other organizational documents; (ii) resolutions relating to the execution, delivery and performance by such Subsidiary Guarantor of the Credit Documents to which it is a party; and (iii) incumbency and specimen signature of each officer of such Subsidiary Guarantor executing any such Credit Documents (and the Agents and each Lender may conclusively rely on such officer's certificate until it receives notice in writing from such Subsidiary Guarantor).

       4. Company's Senior Officer's Certificate. A certificate of a senior officer of the Company, dated the Closing Date, as to:

                     (i) the accuracy of the representations and warranties made by the Company and its Subsidiaries in the Credit Documents to which any of them is a party;

                     (ii) to the best knowledge of the Company, the accuracy of the representations and warranties made by each other Transaction Party in each Credit Document to which it is a party (other than the Agents, the Global Lead Arrangers and the Lenders);

                     (iii) the absence of any Default; and

                     (iv) the insurance obtained by the Company being in
              accordance with the insurance requirements under Section 8.01, and that such insurance is in full force and effect and all insurance premiums and deposits then due and payable thereon have been paid or made.

       5. Insurance. Certificates of insurance from Iridium LLC's and the Company's insurance brokers showing that (i) the Agents and the Lenders are additional insureds under all liability insurance policies of Iridium LLC and the Company and (ii) The Chase Manhattan Bank, as Collateral Agent, is named as loss payee under all casualty insurance policies of Iridium LLC and the Company and (if requested by the Administrative Agent) true and complete copy of the insurance policies required to be in effect as of the Closing Date.

       6. Financial Statements. Copies of the most recent audited consolidated financial statements of the Company and unaudited quarterly consolidated financial


                        Appendix 1 - Conditions Precedent
              statements of the Company for each quarterly period ended subsequent to such audited financial statements.

       7. FCC License. A certified copy of the FCC License issued to a wholly-owned subsidiary of the Company (but only to the extent such license shall have been transferred to the Company prior to the Closing Date).

       8. Process Agent. Letter from one or more persons satisfactory to the Administrative Agent accepting its appointment as process agent in New York for the Company and its Subsidiaries under the Credit Documents to each of the Company or any of the Subsidiary Guarantors is a party.

       9. Budget. The budget duly adopted by the board of directors of the Company covering the first quarter of 1999.

V. CLOSING CERTIFICATES AND OTHER DOCUMENTS AND INFORMATION TO BE DELIVERED BY IRIDIUM LLC

       1. Iridium LLC's Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of Iridium LLC, dated the Closing Date, as to: (i) the Limited Liability Company Agreement of Iridium LLC as amended and in effect on the Closing Date (including an amendment thereto pursuant to which the members of Iridium LLC have consented to the assignment of the rights in favor of Iridium LLC with respect to their respective Reserve Capital Call Obligations pursuant to the Parent Security Agreement, (ii) resolutions relating to the execution, delivery and performance by Iridium LLC of the Credit Documents to which it is a party), and (iii) incumbency and specimen signatures of each officer of Iridium LLC executing any such Credit Documents (and the Agents and each Lender may conclusively rely on such officer's certificate until it receives notice in writing from Iridium LLC).

       2. Iridium LLC's Senior Officer's Certificate. A certificate of a senior officer of Iridium LLC, dated the Closing Date, as to:

                     (i) the accuracy of the representations and warranties made by Iridium LLC in each Credit Document to which it is a party; and

                     (ii) the absence of any Default relating to Iridium LLC.

       3. Financial Statements. Copies of the most recent audited consolidated financial statements of Iridium LLC and unaudited quarterly consolidated financial statements of Iridium LLC for each quarterly period ended subsequent to such audited financial statements.


                        Appendix 1 - Conditions Precedent

       4. Process Agent. Letter from one or more persons satisfactory to the Administrative Agent accepting its appointment as process agent in New York for Iridium LLC under the Credit Documents to which Iridium LLC is a party.

VI. CLOSING CERTIFICATES AND OTHER DOCUMENTS AND INFORMATION TO BE DELIVERED BY MOTOROLA

       1. Insurance. Evidence that the Lenders and the Agents shall be additional insureds under the liability insurance policy of Motorola and its Subsidiaries specifically procured in connection with the Iridium Business.

       2. Financial Statements of Motorola. Copies of the most recent annual audited consolidated and unaudited quarterly financial statements of Motorola.

       3. Secretary's Certificate. An officer's certificate of the Secretary or an Assistant Secretary of Motorola, dated the Closing Date, as to: (i) the charter and by-laws of Motorola; (ii) the resolutions relating to the execution, delivery and performance by Motorola of the Credit Documents to which it is a party; and (iii) the incumbency and specimen signatures of each officer of Motorola executing any such Credit Document (and the Agents and each Lender may conclusively rely on such officer's certificate until it receives notice in writing from Motorola).

       4. Senior Officer's Certificate. A certificate of a senior officer of Motorola certifying as to: (i) the accuracy of the representations and warranties made by Motorola in the Credit Documents to which Motorola is party; and (ii) the absence of any Default relating to Motorola thereunder.

       5. Opinions of Counsel. The opinions of counsel to Motorola referred to below.

VII.   DOCUMENTS FROM OTHER PARTIES

       1. Assignment Consents. A consent to the assignment by the Company of its rights in certain of the material agreements to which the Company is a party pursuant to the Security Agreement, executed by each the relevant counterparty thereto (other than Iridium LLC, the Company and its Subsidiaries, Motorola and the Secured Parties).

       2. Certain Other Parties' Financial Statements. Copies of the audited financial statements of each person (if available, otherwise unaudited and certified by a senior financial officer of such party) obligated in respect of the Reserve Capital Call Obligations, for the two most recent fiscal years and unaudited quarterly financial statements of such party for each quarterly period ended subsequent to the date of such audited financial statements, but only to the extent that the Company, using reasonable efforts has been able to obtain the same.


                        Appendix 1 - Conditions Precedent

       3. Other Documents. Receipt of such other documents, certificates, instruments and information as the Administrative Agent or special counsel to the Global Lead Arrangers may reasonably request.

VIII.  LEGAL OPINIONS

       1. Opinion(s) of Counsel. Opinion(s) of Counsel to Iridium LLC, the Company and the Company's Subsidiaries in the form and substance reasonably satisfactory to the Administrative Agent.

       2. Opinion of Counsel to Motorola. Opinions of New York and in-house counsel to Motorola in the form and substance reasonably satisfactory to the Administrative Agent.

       3. Opinion of Milbank, Tweed, Hadley & McCloy. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Global Lead Arrangers and the Agents.

       4. Other Opinions. If any mortgage or similar instrument is being executed and delivered as of the Closing Date, an opinion of counsel to the Company or the relevant Subsidiary of the Company in the jurisdiction where the property subject thereto is located in form and substance reasonably satisfactory to the Administrative Agent.

IX.    TECHNICAL CONDITION

       1. Report. A copy of the letter from the independent technical advisor to the Global Lead Arrangers dated December 17, 1998 delivered to the Lenders.

X.     ADDITIONAL CONDITIONS

       1. Payment of Fees and Expenses. Evidence that the Company shall have paid such fees, expenses and other amounts as the Company shall have agreed to pay to the Global Lead Arrangers, the Agents and/or the Lenders on or prior to the Closing Date, including, without limitation, the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Global Lead Arrangers and the Agents, and of each of the Lenders' consultants (to the extent that statements for such fees and other amounts have been delivered to the Company).

       2. Motorola Guaranteed Credit Agreement. Evidence that the Company, the lenders party thereto and Motorola shall have executed and delivered the Motorola Guaranteed Credit Agreement, and that not less than $470,000,000 of loans thereunder shall have been made to the Company on the Closing Date.


                        Appendix 1 - Conditions Precedent

       3. Payment of Outstanding Amounts under the Existing Credit Agreements. Evidence that the outstanding amounts under the Existing Guaranteed Credit Agreement and the Existing Secured Credit Agreement have been paid in full and the commitments thereunder have terminated, and all security interests and liens securing the amounts under the Existing Secured Credit Agreement have been released, or arrangements satisfactory to the Administrative Agent shall have been made for such payment, termination and/or release.

XI.    STATUS OF MATERIAL IRIDIUM AGREEMENTS

       1. Space System Contract. A certified copy of the Space System Contract as amended and in effect on the Closing Date.

       2. Terrestrial Network Development Contract. A certified copy of the Terrestrial Network Development Contract as amended and in effect on the Closing Date.

       3. O&M Contract. A certified copy of the O&M Contract as amended and in effect on the Closing Date.

       4. Gateway Authorization Agreements. Certified copies of each Gateway Authorization Agreement as amended and in effect on the Closing Date.

       5. IBSS Agreement. A certified copy of the IBSS Agreement as amended and in effect on the Closing Date.

       6. Management Services Agreement. A certified copy of the Management Services Agreement among Iridium World Communications Ltd., Iridium LLC and the Company as amended and in effect on the Closing Date.






                        Appendix 1 - Conditions Precedent

                                                                      APPENDIX 2

                                Insurance Program

                               [See Section 8.01]

              (The Insurance Policies Maintained by Iridium Operating LLC and listed on this Appendix 2 are presented as representative of the types of insurance to be maintained under Section 8.01. Underwriters, Policy/Binder Numbers, etc. may change from time to time)

1.     Satellite In-Orbit Liability Insurance - Principal Underwriter(s):
       Lloyd's of London; Policy/Binder Number(s): 893/AG982039; Coverage: combined single limit coverage of five hundred million dollars (US$ 500,000,000).

2.     Satellite In-Orbit Life Insurance - Debris Coverage

       (a) Primary Layer: Principal Underwriter(s): Lloyd's of London; Policy/Binder Number(s): 393/AG962064; Coverage: maximum amount payable under the policy is two hundred seventy six million dollars (US$ 276,000,000).

       (b) First Excess Layer: Principal Underwriter(s): Lloyd's of London; Policy/Binder Number(s): 393/AG972125; Coverage: losses between two hundred seventy six million dollars (US$ 276,000,000) and five hundred fifty two million dollars (US$ 552,000,000).

       (c) 2nd Excess Layer: Principal Underwriter(s): Lloyd's of London; Policy/Binder Number(s): 393/AG972131; Coverage: losses between five hundred fifty two million dollars (US$ 552,000,000) and seven hundred fifty nine million dollars (US$ 759,000,000).

3. Directors and Officers Insurance - Principal Underwriter(s): AIG, Old Republic, Zurich, Reliance and Chubb; Policy/Binder Number(s): 8565444, CUG25197, DOC2720013-01, NDA012368Z-98A; Coverage: $60 Million, expiring 7/18/01.

4. General Liability Insurance - Principal Underwriter(s): Chubb Group; Policy/Binder Number(s): 35316012; Coverage: $1 Million, expiring 7/18/99.

5. Property Insurance - Principal Underwriter(s): Chubb Group; Policy/Binder Number(s): 35316012; Coverage: Replacement cost, expiring 7/18/99.

6. Automobile Liability Insurance - Principal Underwriter(s): Chubb Group; Policy/Binder Number(s): 73198771 and 73213708; Coverage: $1 million, expiring 7/18/99.

7. Workers' Compensation and Employers Liability Insurance - Principal Underwriter(s): Chubb Group; Policy/Binder Number(s): 71623596; Coverage:
       Statutory, expiring 7/18/99.


                         Appendix 2 - Insurance Program

8.     Aircraft Liability & Physical Damage Insurance - Principal
       Underwriter(s): United States Aviation Insurance Group; Policy/Binder Number(s): SIHL1-8000; Coverage: $21,966,817 on the Hull and $200 million liability limit, expiring 3/11/99.

9. Umbrella Liability - Principal Underwriter(s): Chubb Group; Policy/Binder Number(s): (98)7970-42-53RMG; Coverage: $50 million excess of underlying, expiring 7/18/99.

10. Employment Practices Liability - Principal Underwriter(s): National Union; Policy/Binder Number(s): 7704648; Coverage: $10 million, expiring 12/31/98.

11. Fiduciary Liability - Principal Underwriter(s): Chubb Group; Policy/Binder Number(s): 81515828; Coverage: 5,000,000, expiring 7/29/99.

12. Crime and Excess Crime - Principal Underwriter(s): National Union and Chubb; Policy/Binder Number(s): 4860134 and 81456518; Coverage:
       $20,000,000, expiring 7/29/99.











                         Appendix 2 - Insurance Program

                                                                       EXHIBIT A

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

                            ASSIGNMENT AND ACCEPTANCE

              Reference is made to the Senior Secured Credit Agreement dated as of December 23, 1998 (as amended, supplemented or otherwise modified and in effect on date hereof, the "Credit Agreement") among Iridium Operating LLC, a Delaware limited liability company, the lenders named therein, the Global Lead Arrangers named therein, The Chase Manhattan Bank, as administrative agent for such lenders and/or collateral agent, and Barclays Bank PLC, as documentation agent thereunder. Terms defined in the Credit Agreement are used herein with the same meanings.

              The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

              The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other Transaction Party or the performance or observance by the Company, any of its Subsidiaries or any other Transaction Party of any of their respective obligations under the Credit Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto.

              The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other person that has become a Lender and based on such


                           Assignment and Acceptance
documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (d) appoints and authorizes (i) the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents to which it is a party as are delegated to the Administrative Agent by the terms thereof and (ii) the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents to which it is a party as are delegated to the Collateral Agent by the terms thereof, together, in each case, with such powers as are incidental thereto.

              This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an administrative questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 11.04(b) of the Credit Agreement.

              This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


                           Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):


                                                        Percentage Assigned of
                                                        Facility/Commitment
                                                        (set forth, to at least
                                                        8 decimals, as a
                                                        percentage of the
                                                        Facility and the
                                                        aggregate Commitments
                         Principal Amount               of all Lenders
Facility                 Assigned                       thereunder
--------                 --------                       ----------------
Commitment Assigned:     $                                                 %

Loans:

Fees Assigned (if any):

The terms set forth above are hereby agreed to as of [_____________]:

                                         [NAME OF ASSIGNOR], as Assignor

                                         By
                                           -----------------------------
                                            Name:
                                            Title:

                                         [NAME OF ASSIGNEE], as Assignee

                                         By
                                           ------------------------------
                                            Name:
                                            Title:






                           Assignment and Acceptance

The undersigned hereby consent to the within assignment:(1)

IRIDIUM OPERATING LLC

By
  -------------------------
   Name:
   Title:

THE CHASE MANHATTAN BANK,

  as Administrative Agent

By
  -------------------------
   Name:
   Title:





















------------------------
(1) Consents to be included to the extent required by Section 11.04(b) of the Credit Agreement.

                           Assignment and Acceptance

                                                                       EXHIBIT B

                          PLEDGE AND SECURITY AGREEMENT

              PLEDGE AND SECURITY AGREEMENT dated as of December ___, 1998 between: IRIDIUM OPERATING LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); and THE CHASE MANHATTAN BANK, as collateral agent hereunder for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

              The Company, certain lenders, the Global Lead Arrangers, The Chase Manhattan Bank, as the Administrative Agent and the Collateral Agent, and Barclays Bank PLC, as the Documentation Agent, are parties to a Senior Secured Credit Agreement dated as of December 23, 1998 (as modified, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $800,000,000.

              To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                        SECTION 1.01. Defined Terms. Capitalized terms used but not defined herein shall have their respective meanings in the Credit Agreement. In addition, as used herein:

              "Accounts" has the meaning assigned to such term in paragraph (g) of Article III.

              "Assigned Agreement" has the meaning assigned to such term in paragraph (e) of Article III.

              "Collateral" has the meaning assigned to such term in Article III.

              "Copyright Collateral" means all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 2.


                               Security Agreement

              "Copyrights" has the meaning assigned to such term in paragraph
     (o) of Article III.

              "Depositary Accounts" means the "Accounts", as such term is defined in the Depositary Agreement.

              "Documents" has the meaning assigned to such term in paragraph (n) of Article III.

              "Equipment" has the meaning assigned to such term in paragraph (j) of Article III.

              "Hawaiian TTAC License" means the License Agreement dated December 1, 1993 between the Estate of James Campbell, as Licensor , and Motorola, Inc., as Licensee, relating to all that certain real property consisting of approximately 250,034 square feet or 5.74 acres, said property being a portion of Lot 46, comprising 118,207 acres, located in Kaunala, District of Koolaula, City and County of Honolulu, State of Hawaii, as shown on Map 7, filed in the Office of the Assistant Registrar of the land court of the State of Hawaii with Land Court application No. 1095 of the Trustees under the Will and of the Estate of James Campbell, deceased, being a portion of the land(s) described in Certificate of Title No. 17,854 issued to the Trustees under the Will and of the Estate of James Campbell, deceased.

              "Instruments" has the meaning assigned to such term in paragraph
     (h) of Article III.

              "Intellectual Property" means, collectively, all Copyright Collateral, all Patent Collateral, all Trademark Collateral and all of the Collateral referred to in paragraphs (r), (s) and (t) of Article III.

              "Inventory" has the meaning assigned to such term in paragraph (l) of Article III.

              "Iridium Clearing Account" has the meaning assigned to such term in the Depositary Agreement.

              "Patent Collateral" means all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in Annex 3.

              "Patents" has the meaning assigned to such term in paragraph (p) of Article III.

              "Pledged Collateral" has the meaning assigned to such term in paragraph (d) of Article III.

              "Pledged Interests" has the meaning assigned to such term in paragraph (b) of Article III.


                               Security Agreement

              "Pledged Stock" has the meaning assigned to such term in paragraph
     (a) of Article III.

              "Rolling Stock" has the meaning assigned to such term in paragraph
     (k) of Article III.

              "Secured Obligations" means, collectively, (a) in the case of the Company, the principal of and interest on the Loans, all other amounts from time to time owing to the Lenders or the Agents by the Company under the Credit Documents (including, without limitation, hereunder) and all amounts from time to time owing to any Lender or any Affiliate of any Lender by the Company or any of its Subsidiaries in respect of any Hedging Agreement and
     (b) in the case of each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor hereunder and under the Subsidiary Guarantee Agreement.

              "Secured Parties" means, collectively, the Lenders, the Collateral Agent and the other Agents.

              "Trademark Collateral" means all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 4. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

              "Trademarks" has the meaning assigned to such term in paragraph
     (q) of Article III.

              "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

              SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Governmental Authority, any entity succeeding to any or all of the functions of such Governmental Authority, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all


                               Security Agreement
tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

              Each Obligor represents and warrants to the Secured Parties that:

              (a) Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Article III and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 7.02 of the Credit Agreement and except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America and except as permitted under Section 7.02 of the Credit Agreement).

              (b) Each of the Pledged Stock and the Pledged Interests identified under the name of such Obligor in Annex 1 is, and all other Pledged Stock and Pledged Interests in which such Obligor shall hereafter grant a security interest pursuant to Article III will be, duly authorized, validly existing, fully paid and non-assessable (except as provided in Section 18-607 of the Delaware LLC Act) and none of the Pledged Collateral is or will be subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational documents of the respective issuer thereof, upon the transfer of such Pledged Collateral (except for any such restriction contained herein or in the Credit Agreement or as required by law).

              (c) The Pledged Stock and the Pledged Interests identified in Annex 1 constitutes all (or, in the case of any Foreign Subsidiary prior to the occurrence of an Event of Default, 65%) of the issued and outstanding ownership interests of the issuer thereof on the date hereof (whether or not registered in the name of any Obligor) and said Annex 1 correctly identifies, as at the date hereof, the respective issuers thereof, the type or class and par value of such ownership interests (if any), the respective number of shares or units thereof, and registered owners thereof.

              (d) Annexes 2, 3 and 4, respectively, set forth under the name of such Obligor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Obligor on the date hereof; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, that are listed in Annex 5, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and


                               Security Agreement
     effect; except as may be set forth in said Annex 5, such Obligor owns and possesses the right to use all Copyrights, Patents and Trademarks.

              (e) Annex 5 sets forth a complete and correct list of all material licenses and other user agreements included in the Intellectual Property on the date hereof.

              (f) To such Obligor's knowledge, (i) except as set forth in Annex 5, there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4, respectively, under the name of such Obligor and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Obligor or, to such Obligor's knowledge, threatened, and no claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in said Annex 5.

              (g) Such Obligor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

                                   ARTICLE III

                                   COLLATERAL

              As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a Lien on and security interest in, all of such Obligor's right, title and interest in the following property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

              (a) all shares of capital stock or other evidence of beneficial interest of whatever class of any corporation, including, without limitation, the shares of capital stock of each corporation identified in Annex 1, now or hereafter owned by such Obligor, in each case together with the certificates evidencing the same, but in the case of a Foreign Subsidiary only to the extent set forth in Section 4.04(a)(i) (collectively, the "Pledged Stock");

              (b) all membership or other ownership interests of such Obligor in any limited liability company, all limited partnership interests in any limited partnership, all general partnership interests in any general partnership, all joint venture interests in any joint venture and all other equity or ownership interests of any Person of whatever kind or nature, including, without limitation, the membership interests of the limited liability companies identified in Annex 1, now or hereafter owned by such Obligor, in each case together with the certificates (if any) evidencing the same, including, without limitation, all of the right, title and interest of such Obligor as a member, partner or other equity


                               Security Agreement
holder in, to and under any agreement or other instrument organizing or forming such entity, as said agreement or instrument may be amended, supplemented or modified and in effect from time to time, and (i) all rights of such Obligor to receive moneys due but unpaid and to become due under or pursuant to such agreement or instrument, (ii) all rights of such Obligor to participate in the operation or management of such entity and to take actions or consent to actions in accordance with the provisions of such agreement or instrument, (iii) all rights of such Obligor to property of such entity, (iv) all rights of such Obligor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to such agreement or instrument, (v) all claims of such Obligor for damages arising out of or for breach of or default under such agreement or instrument and (vi) all rights of such Obligor to terminate, amend, supplement, modify or waive performance under such agreement or instrument, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder, but in the case of a Foreign Subsidiary only to the extent set forth in Section 4.04(a)(i) (collectively, the "Pledged Interests"), and any right, title and interest of the Company in, to and under the Company LLC Agreement;

              (c) all shares, interests, securities, moneys or other property representing a dividend on any of the Pledged Stock or the Pledged Interests, or representing a distribution or return of capital upon or in respect of the Pledged Stock or the Pledged Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or the Pledged Interests or otherwise received in exchange therefor, and all options, warrants and similar rights issued to the holders of, or otherwise in respect of, the Pledged Stock or the Pledged Interests;

              (d) without affecting the obligations of such Obligor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger of a Subsidiary in which one of the Obligors is not the surviving entity, all ownership interests of whatever class owned by such Obligor of the successor entity formed by or resulting from such consolidation or merger (the Pledged Stock and the Pledged Interests, together with all shares, interests, securities, moneys or property as may from time to time be pledged hereunder pursuant to clause (a), (b) or (c) above and this clause (d) being herein, and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers, collectively called the "Pledged Collateral");

              (e) all contracts and agreements to which such Obligor is a party and other similar consensual obligations owed to such Obligor including, without limitation, the following:

              (i)     the Space System Contract;

              (ii)    the O&M Contract;

              (iii)   the Terrestrial Network Development Contract;



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
                                      -7-


              (iv)    each Gateway Authorization Agreement;

              (v)     the IBSS Agreement;

              (vi)    the Management Services Agreement;

              (vii) the Memorandum of Understanding (including, without limitation, the Motorola Guarantee Obligation); and

              (viii)  the Agreement Regarding Guarantee.

     (said contracts, agreements and obligations, as so amended, supplemented renewed or modified, including any such replacement or substitution contracts, agreements and obligations, being, individually, an "Assigned Agreement", and, collectively, the "Assigned Agreements"), including, without limitation, (1) all rights of such Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights to receive property, assets, services or other performance thereunder, (3) all rights of such Obligor to receive return of any premiums for or proceeds of any insurance, payment and/or performance bond, indemnity, warranty or guaranty with respect to the Assigned Agreements or to receive condemnation proceeds thereof, (4) all claims of such Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (5) all rights of such Obligor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder, in each case as such contract, agreement and obligation may be amended, supplemented, renewed or otherwise modified, including, without limitation, any agreement, contract or document replacing or substituting for such contract, agreement or obligation from time to time;

              (f) all Government Approvals (including, without limitation, the FCC License) now or hereafter held in the name, or for the benefit, of the Company or any of its Subsidiaries, provided that any such Government Approval which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder are expressly excepted and excluded from the Lien and terms of this Agreement to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability, but such security interest does include, to the maximum extent permitted by law, all rights of such Obligor incident or appurtenant to such Government Approval and the right of such Obligor to receive all proceeds derived from or in connection with the sale, assignment or transfer of such Government Approval;

              (g) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting any right of such Obligor to the payment of money, including, without limitation, all moneys due and to become due to such Obligor under or in respect of the Assigned Agreements, Government Approvals, franchises, licenses, permits, subscriptions or other agreements or at law or in equity (whether or not earned by performance and whether arising directly or indirectly and


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                                      -8-


     including claims for reimbursement, contribution, indemnity and subrogation), rights of such Obligor to receive payments from any other source but excluding the Pledged Collateral, and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

              (h) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

              (i) all other accounts or general intangibles of such Obligor not constituting Accounts to the extent not otherwise specifically excluded in this Article III;

              (j) all equipment (as such term is defined in the Uniform Commercial Code) of such Obligor including, without limitation, all machinery, apparatus, installation facilities, satellites and other tangible personal property of such Obligor of any nature whatsoever, wherever located, and whether on earth or in orbit (herein collectively called "Equipment");

              (k) all automobiles, trucks, tractors, trailers and other rolling stock or moveable personal property, including, without limitation, rolling stock for which the title thereto is evidenced by a certificate of title issued by the United States of America or any State thereof which permits or requires a Lien thereon to be evidenced upon such title (herein collectively called "Rolling Stock");

              (l) all inventory (as such term is defined in the Uniform Commercial Code) in all of its forms, wherever located (including, without limitation: (i) spare parts inventory, consumable supplies inventory and maintenance materials inventory and raw materials and work in progress therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which such Obligor has an interest in mass or a joint or other interest or right of any kind and
     (iii) goods which are returned to or repossessed by such Obligor), and all accessions thereto and products thereof and documentation therefor (herein collectively called "Inventory");

              (m) all rights, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Obligor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

              (n) all documents of title (as defined in the Uniform Commercial
     Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

              (o) all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right


                               Security Agreement
     to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto (herein collectively called "Copyrights");

              (p) all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for all past, present and future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world (herein collectively called "Patents");

              (q) all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations (including, without limitation, all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark (herein collectively called "Trademarks");

              (r) all inventions, processes, production methods, proprietary information, know-how and trade secrets used in or relating to the Iridium Business, and all licenses or user or other agreements granted to such Obligor with respect to any of the foregoing in each case whether now or hereafter owned or used including, without limitation, the material licenses or other agreements with respect to any of the Copyright Collateral, Patent Collateral or Trademark Collateral listed in Annex 5;

              (s) all causes of action, claims and warranties now or hereafter owned or acquired by such Obligor in respect of any of the items listed in subsection (r) or (t) of this Article III or any of the Copyright Collateral, Patent Collateral or Trademark Collateral;

              (t) all information, customer lists, identification of suppliers, data, plans, blueprints, designs, models, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies, reports and drawings, test reports, manuals, material standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, prepared by or on behalf of such Obligor for the Iridium Business;


                               Security Agreement

              (u) the Depositary Accounts, and all balances in each thereof and all instruments, certificates and notes in respect of Permitted Investments of such balances held or maintained from time to time in each thereof;

              (v) all other general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by such Obligor with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash, securities and other properties of such Obligor deposited in any such account;

              (w) all leases of personal property, whether such Obligor is the lessor or the lessee thereunder, excluding leases of automobiles, fax machines, copiers, typewriters and similar office equipment, but specifically including (except as specifically excluded above in this clause (w) and regardless of whether such items would constitute office equipment) computers, computer peripherals, telephone equipment, telephone switches, and all other types of communications equipment;

              (x) all insurance policies (except, in the case of any insurance policy not required to be maintained under Section 8.01 of the Credit Agreement, to the extent the transfer or assignment of such insurance policy would render such insurance policy void), whether owned by or payable to such Obligor, insuring against any risks whatsoever (including, without limitation, casualty, property damage, liability and death), including, without limitation, all such policies required to be maintained under Section 8.01 of the Credit Agreement with respect to any in-orbit satellite or other property of such Obligor, all loss proceeds and other amounts payable to such Obligor thereunder, any indemnity, warranty or guaranty in respect of the property insured thereby, and all eminent domain or similar proceeds or awards with respect thereto and all other rights of such Obligor with respect thereto;

              (y) to the extent the same constitutes personal property, the Hawaiian TTAC License;

              (z) all other tangible and intangible personal property and fixtures of such Obligor (except to the extent expressly excluded above);

              (aa) all books, correspondence, credit files, records, invoices, ledgers and other papers of every kind and nature, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor; and

              (bb) all proceeds, products, offspring, rents, profits, royalties, revenues, issues, income, benefits, accessions, additions, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses of this Section (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the items listed above).


                               Security Agreement

              Notwithstanding anything in this Article III to the contrary, the Collateral shall not include the Iridium Clearing Account and any cash or other property held therein or credited thereto from time to time.

                                   ARTICLE IV

                                    REMEDIES

              In furtherance of the grant of the pledge and security interest pursuant to Article III, the Obligors hereby jointly and severally agree with the Secured Parties as follows:

              SECTION 4.01. Delivery and Other Perfection. Each Obligor shall:

              (a) if any of the shares, interests, securities, moneys or property required to be pledged by such Obligor under clauses (a), (b), (c) and (d) of Article III are received by such Obligor, forthwith either (i) transfer and deliver to the Collateral Agent such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral, (ii) with respect to any Pledged Collateral that is not evidenced by a certificate, execute and deliver written instructions to the issuer thereof to register the Lien created hereunder in such Pledged Collateral in the registration books maintained by such issuer for such purpose and cause the respective Obligor to execute and deliver to the Collateral Agent a written confirmation to the effect that the Lien created hereunder in such Pledged Collateral has been duly registered in such registration books, all in form and substance satisfactory to the Collateral Agent or (iii) take such other action as the Collateral Agent shall deem necessary or appropriate to duly perfect the Lien created hereunder in such shares, interests, securities, moneys or property in said clauses (a), (b), (c) and (d);

              (b) deliver and pledge to the Collateral Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request; provided that so long as no Event of Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments, Accounts or General Intangibles received by such Obligor and the Collateral Agent shall, promptly upon request of such Obligor through the Company, make appropriate arrangements for making any Instrument pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent reasonably deemed appropriate by the Collateral Agent, against a trust receipt or like document);

              (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in


                               Security Agreement
     the reasonable judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest (it being understood that the provisions of this Section will apply to all Collateral, whether personal property or real property, whether tangible or intangible, and wherever located and whenever acquired, including, without limitation, Collateral located outside the United States or in space), including, without limitation, causing any or all of the Pledged Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Pledged Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Pledged Collateral pledged by such Obligor hereunder), provided that notices to account debtors or unaffiliated parties in respect of any Accounts, Instruments or other Collateral referred to in clause (i) of Article III shall be subject to the provisions of clause (h) below;

              (d) keep full and accurate books and records in accordance with generally accepted business practices relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

              (e) furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules identifying and describing any changes since the preceding such statement or schedule regarding the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

              (f) promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any statements, schedules or reports pursuant to clause (e) above, modify this Agreement by amending Annexes 2, 3 and/or 4, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;

              (g) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may require; and

              (h) upon the occurrence and during the continuance of any Event of Default, upon request of the Collateral Agent, promptly notify (and such Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any


                               Security Agreement

     Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Depositary Agent for deposit into the General Receipt & Disbursement Account pursuant to the Depositary Agreement.

              SECTION 4.02. Other Financing Statements and Liens. Except as otherwise permitted under Section 7.02 of the Credit Agreement, without the prior written consent of the Collateral Agent, no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Lenders.

              SECTION 4.03. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              SECTION 4.04. Special Provisions Relating to Certain Collateral.

              (a) Pledged Collateral.

              (i) The Obligors will cause the Pledged Collateral to constitute at all times (x) 100% of the aggregate ownership interests of each Subsidiary of the Company (other than any Foreign Subsidiary or any Domestic Subsidiary directly owned by any Foreign Subsidiary) then outstanding and (y) in the case of each Foreign Subsidiary directly owned by the Company and/or by any other Obligor which is a Domestic Subsidiary, 65% (and, from and after the occurrence of an Event of Default, 100%) of the total number of shares or other ownership interests having ordinary voting power for the election of the board of directors (or equivalent body) of such Foreign Subsidiary (the "Ordinary Shares") and 100% of each other class or type of ownership interests of such Foreign Subsidiary, provided that upon the occurrence of an Event of Default, the Obligors will, with respect to any Ordinary Shares not theretofore comprising Pledged Collateral, upon the request of the Collateral Agent, take all action required under this Agreement (including, without limitation, Section 4.01) in the case of Pledged Collateral.

              (ii) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, provided that each Obligor agrees that it will not vote the Pledged Collateral pledged by it hereunder in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any such other instrument or agreement; and the Collateral Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this paragraph
     (a)(ii).

              (iii) No Subsidiary of the Company shall be restricted from declaring and paying to any Obligor any dividends or distributions in respect of its ownership interests held by


                               Security Agreement
     the Obligor, provided that all such dividends and distributions shall be paid directly to the Depositary Agent for deposit into the General Receipt & Disbursement Account and shall be held therein and/or applied for the purposes permitted under the Depositary Agreement. If, notwithstanding the foregoing, such dividends or distributions shall be paid to any Obligor, the same shall be held by such Obligor in trust for the Collateral Agent and the other Secured Parties, segregated from the other funds of such Obligor, and promptly turned over to the Depositary Agent for deposit into the aforesaid account.

              (b) Assigned and Other Agreements. Anything herein to the contrary notwithstanding, each Obligor party to any Assigned Agreement or other relevant agreement shall remain liable under such Assigned Agreement or other agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent of any of the rights hereunder shall not release any Obligor from any of its duties or obligations under any Assigned Agreement or any such other agreement, except to the extent provided therein or any consent and agreement relating thereto and upon foreclosure and assignment of such Assigned Agreement. Neither the Collateral Agent nor any of the other Secured Parties shall have any obligation or liability under any Assigned Agreement or such other agreement, by reason of the existence of this Agreement, nor shall the Collateral Agent, nor any of the other Secured Parties, be obligated to perform any of the obligations or duties of any Obligor thereunder or to take action to collect or enforce any claim for payment assigned hereunder, except to the extent provided therein or any such consent and agreement. If any Obligor fails to perform any agreement contained herein or in any of the Assigned Agreements or other agreements constituting part of the Collateral required to be performed by such Obligor, within 30 days after receipt by the Company of written notice from the Collateral Agent informing it of such failure, the Collateral Agent may itself perform, or cause the performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company and shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III.

              (c) Intellectual Property.

              (i) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.05 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

              (ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.04 of the Credit Agreement that limit the right of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual


                               Security Agreement

     Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Collateral Agent shall from time to time, upon the request of the respective Obligor through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor through the Company shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to paragraph (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Obligors the license granted pursuant to said paragraph
     (i). The exercise of rights and remedies under Section 4.05 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this paragraph (ii).

              (d) FCC License. The Company agrees to request a transfer of the FCC License to a wholly-owned Subsidiary of the Company pursuant to Section 18.H of the Space System Contract at the earliest time as the Company reasonably believes that it can satisfy the qualifications of an FCC licensee under applicable law and FCC regulations and policy. Upon such transfer the FCC License shall be held in the name of such Subsidiary and, subject to Section
5.13 and any restriction under any then effective Government Rule, the Company shall forthwith comply with the requirements of Section 4.01 in order to provide the Collateral Agent a first priority perfected security interest in all of the ownership interests of such Subsidiary and the requirements of Section 6.12(a) of the Credit Agreement with respect to such Subsidiary. If the Company shall fail for any reason to make such request at such time and such failure shall continue unremedied for a period of 30 days or any Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to make such request and the Company will take any action that the Collateral Agent shall reasonably request in order to facilitate such transfer to a Subsidiary of the Company as contemplated hereby. Notwithstanding anything herein or in the Credit Agreement to the contrary, the Company will not create, incur, assume or permit to exist any Lien on the ownership interests of such Subsidiary or the assets thereof, including, without limitation, the FCC License (except any Permitted Lien). If there shall be a change in law, or the rules or policies of the FCC which would permit the granting of a security interest in the FCC License prior to or after the date of the transfer of the FCC License as contemplated herein, the Company will, and will cause its relevant License Subsidiary to, take such action as the Administrative Agent may reasonably request (including, without limitation an amendment to this Agreement or the execution and delivery of a new security agreement with respect thereto on terms comparable hereto in all material respects), in order to create a first priority perfected security interest in the FCC License in favor of the Collateral Agent for the benefit of the Secured Parties.

              (e) Satellites. Each Obligor agrees and acknowledges that the Collateral includes satellites and that the Collateral Agent intends to perfect its security interest in and Lien on all such satellites. Without limiting in any respect any other provisions of this Agreement, each Obligor agrees to assist the Collateral Agent in achieving such perfection through whatever method or methods the Collateral Agent may from time to time reasonably request, including


                               Security Agreement

(i) filing UCC financing statements on the basis that satellites constitute "mobile goods" under the Uniform Commercial Code, (ii) filing UCC financing statements or other Lien perfection documents in each jurisdiction in which any satellite is manufactured, integrated or processed, from where any satellite is launched, from where it is controlled or in which it may from time to time be deemed located to the extent such filing in such jurisdiction is reasonably required in order to perfect and maintain the perfection of the Collateral Agent's security interests therein and Liens thereon, (iii) taking all actions required to be consistent with present and future practices of third-party creditors intending to perfect security interests in satellites owned by United States persons launched from the United States or from any other location from which the satellites for the Iridium System have been, or are intended to be, launched, and (iv) taking all actions reasonably required from time to time to create, maintain and perfect security interests in satellites (both before and after launch and while in orbit) as specified in any United States, foreign or international law, regulation, convention or treaty relating to the creation, perfection and/or priority of security interests and Liens in satellites that is applicable to satellites of the type deployed in the Iridium System.

              (f) Rolling Stock. At any time after the occurrence and during the continuance of an Event of Default, each Obligor shall, upon the request of the Collateral Agent, deliver to the Collateral Agent originals of the certificates of title or ownership for the Rolling Stock owned by it with a fair market value in excess of $100,000 with the Collateral Agent listed as lienholder and take such other action as the Collateral Agent shall reasonably deem appropriate to perfect the security interest created hereunder in all such Rolling Stock. Upon the sale of any such Rolling Stock permitted under the Credit Agreement, so long as no Event of Default shall have occurred and be continuing, upon the request of any Obligor, the Collateral Agent shall execute and deliver to such Obligor such instruments as such Obligor shall reasonably request to remove the notation of the Collateral Agent as lienholder on the certificate of title or ownership for any such Rolling Stock; provided that any such instruments shall be delivered, and the release effective only upon receipt by the Collateral Agent of a certificate from such Obligor stating that the Rolling Stock the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss).

              (g) Governmental Collateral. The Company shall notify the Collateral Agent of any Collateral which constitutes a claim against the United States or any foreign government or state or any instrumentality, agency or subdivision thereof, the assignment of which claim is restricted by applicable law or requires particular procedures. Upon the request of the Collateral Agent, the relevant Obligor will take all reasonable actions required to comply, to the Collateral Agent's satisfaction, with such legal requirements and procedures applicable with respect to such Collateral, including, without limitation, the Assignment of Claims Act of 1940, as amended, or any similar applicable law.

              (h) MOU Agreements. At any time after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to exercise all rights, powers and remedies of the Company under the MOU Agreements, including without limitation the right to require Motorola to provide its guarantee(s) pursuant to Section 1(e) of the Memorandum of Understanding. The Company agrees to the Collateral Agent exercising such


                               Security Agreement
rights, powers and/or remedies directly against Motorola under such circumstances, and, so long as any Event of Default shall be continuing, agrees not to exercise any such right, power or remedy without the prior written consent of the Collateral Agent. Without limiting the foregoing, upon the occurrence of a Trigger Event, the Company agrees to require Motorola to perform the Motorola Guarantee Obligation in accordance with Section 8.09 of the Credit Agreement. If the Company shall fail for any reason to make any demand upon Motorola required under said Section 8.09, such failure shall constitute an Event of Default under the Credit Agreement and the Collateral Agent is hereby authorized to make such demand upon Motorola and the Company will take any action that the Collateral Agent shall reasonably request in order to effect the Motorola Guarantee.

              SECTION 4.05. Events of Default. During the period during which an Event of Default shall have occurred and be continuing:

              (a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in its request;

              (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

              (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be reasonably necessary to give effect to such right);

              (d) the Collateral Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (e) the Collateral Agent may, upon 30 days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be


                               Security Agreement
     waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

              Notwithstanding anything herein or in any other Security Document to the contrary, neither the Collateral Agent nor any of the other Secured Parties shall sell, lease, assign or otherwise dispose, or cause the sale, lease, assignment or other disposition, of all or any part of the Collateral pursuant to this Agreement unless not less than 10 days prior thereto the Collateral Agent shall have made a demand (or caused a demand to be made) in respect of the Reserve Capital Call Obligations in accordance with Section 4.02 of the Iridium LLC Agreement, provided that (i) nothing herein shall be construed to limit the rights of the Collateral Agent to exercise any other remedies hereunder prior to any such sale, lease, assignment or other disposition or from and after any event affecting any Credit Party or Iridium LLC described in clause (i) or (j) of Section 9.01 of the Credit Agreement and
(ii) the requirement of this paragraph shall not apply if the aggregate outstanding amount in respect of the Loans (net of any cash balances in the Depositary Accounts) shall exceed the aggregate amount of the Reserve Capital Call Obligations.

              The proceeds of each collection, sale or other disposition under this Section, including by virtue of the exercise of the license granted to the Collateral Agent in Section 4.04(c), shall be applied in accordance with Section
4.09. Any such sale or other disposition under this Section shall be conducted in a commercially reasonable manner.

              The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.


                               Security Agreement

              SECTION 4.06. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain (in the case of each Subsidiary Obligor, jointly and severally) liable for any deficiency.

              SECTION 4.07. Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, no Obligor shall (i) maintain the original or "master" copies of any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or (except with respect to Collateral in the possession of the Collateral Agent) permit any property to be located anywhere other than at one of the locations identified in Annex 6 under its name (other than satellites in orbit or "Foreign Local Accounts" referred to in the Depositary Agreement), (ii) change its name from the name shown on the signature pages hereto or (iii) adopt or do business under any name other than a name beginning with the word "Iridium".

              SECTION 4.08. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              SECTION 4.09. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent:

              First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Collateral Agent in connection therewith;

              Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

              Finally, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

              As used in this Article, "proceeds" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.


                               Security Agreement

              SECTION 4.10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions hereof and taking any action and executing any instruments that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article IV to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

              SECTION 4.11. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Collateral Agent may reasonably request to perfect the security interests granted by Article III,
(ii) take any action (including establishing satisfactory control arrangements) as the Collateral Agent may reasonably request to perfect the pledge of any ownership interests for purposes of Article 8 of the Uniform Commercial Code and/or (iii) deliver to the Collateral Agent all certificates identified in Annex 1, accompanied by undated stock or transfer powers duly executed in blank.

              SECTION 4.12. Release of Collateral; Termination.

              (a) Upon any disposition of property permitted under the Credit Documents or any disposition to which the Required Lenders have consented or upon any disposition in connection with any Event of Loss, the Lien on such property shall be released, and the Collateral Agent shall promptly execute and deliver, at the expense of the relevant Obligor, such release and/or other documents related thereto as reasonably requested by such Obligor.

              (b) When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor and to be released and canceled all licenses and rights referred to in Section 4.04(c). The Collateral Agent shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

              SECTION 4.13. Further Assurances. Each Obligor agrees that, from time to time upon the written request of the Collateral Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement. Without limiting the foregoing,


                               Security Agreement
each Obligor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Obligor where permitted by law, provided that copies of any such statement or amendment thereto shall promptly be delivered to the Company.

                                    ARTICLE V

                                  MISCELLANEOUS

              SECTION 5.01. No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              SECTION 5.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at (i) in the case of each Obligor, the "Address for Notices" for the Company specified pursuant to Section 11.01 of the Credit Agreement and (ii) in the case of the Collateral Agent, at the "Address for Notices" for the Administrative Agent specified in Section 11.01 of the Credit Agreement, and shall be deemed to have been given at the times specified in said Section 11.01.

              SECTION 5.03. Expenses.

              (a) The Obligors jointly and severally agree to reimburse each of the Lenders and the Collateral Agent for all reasonable costs and expenses of the Lenders and the Collateral Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III.


                               Security Agreement

              (b) The Company will pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

              (c) The Company will pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the Liens provided for herein (except for taxes and assessments not then delinquent or which the Company may, pursuant to the provisions of Section 6.03 of the Credit Agreement, permit to remain unpaid) as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might by law become a Lien (other than a Lien permitted under Section 7.02 of the Credit Agreement) thereon, and will retain copies of, and, upon request, permit the Collateral Agent to examine, receipts showing payment of any of the foregoing.

              SECTION 5.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent. Any such amendment or waiver shall be binding upon the Collateral Agent, each other Secured Party and each Obligor.

              SECTION 5.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Collateral Agent and each other Secured Party provided, however, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

              SECTION 5.06. Captions. The caption and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 5.07. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

              SECTION 5.08. Governing Law; Jurisdiction; Consent to Service of Process.

              (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent


                               Security Agreement
permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

              (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) To the extent that any Obligor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its property or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

              SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 5.10. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Obligors, the Collateral Agent and the other Secured Parties, and no other Person (including, without limitation, any other Credit Party, any contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Iridium Business or any other creditor of the Company or any of its Subsidiaries) shall have any rights hereunder.

              SECTION 5.11. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.


                               Security Agreement

              SECTION 5.12. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 5.13. FCC Approval. Notwithstanding any other provision of this Agreement, from and after the transfer of the FCC License to the Company or any of its Subsidiaries pursuant to Section 18.H of the Space System Contract, no action shall be taken hereunder by the Collateral Agent or any other Secured Party with respect to any item of Collateral that would constitute or result in any assignment of the FCC License or any change of control of the holder of the FCC License, if, under then existing applicable law, regulations and FCC policies, such assignment or change of control would require the prior approval of the FCC. The Company agrees to take, or to cause its Subsidiaries to take, at the Company's expense, any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary (a) to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and each other agreement, instrument and document delivered to the Collateral Agent in connection herewith and (b) for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request by the Collateral Agent, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules and regulations, or for approval of any sale of the Collateral provided by this Agreement by or on behalf of the Collateral Agent or assumption by the Collateral Agent of voting rights relating thereto effected in accordance with the terms hereof.



















                               Security Agreement

              IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

                                             COMPANY

                                             IRIDIUM OPERATING LLC

                                             By
                                                -------------------------
                                               Name:
                                               Title:























                               Security Agreement

                                             SUBSIDIARY GUARANTORS

                                             IRIDIUM CAPITAL CORPORATION



                                             By
                                                ------------------------
                                               Name:
                                               Title:

                                             IRIDIUM IP LLC



                                             By
                                                ------------------------
                                               Name:
                                               Title:

                                             IRIDIUM ROAMING LLC



                                             By
                                                ------------------------
                                               Name:
                                               Title:

                                             IRIDIUM FACILITIES CORPORATION



                                             By
                                                ------------------------
                                               Name:
                                               Title:


                               Security Agreement

                                             COLLATERAL AGENT

                                             THE CHASE MANHATTAN BANK,
                                             as Collateral Agent



                                             By
                                                ------------------------
                                               Name:
                                               Title:


                               Security Agreement

                                                                         ANNEX 1

                               PLEDGED COLLATERAL

                  [See Sections 2(b) and (c) and 3(a) and (b)]

                                                         Type or
                                                         Class of                Number of
                        Certificate     Registered       Ownership               Shares or
Issuer                  Nos. (if any)   Owner            Interests               Interests
------                  -------------   ----------       ---------               ---------
Iridium Capital               3           IOLLC          Common Stock             100%
  Corporation

Iridium Facilities            1           IOLLC          Common Stock             100%
  Corporation

Iridium Roaming               1           IOLLC          Membership Interests     100%
  LLC

Iridium IP LLC                1           IOLLC          Membership Interests     100%

Iridium Canada
  Facilities, Inc.        C-3,  C-4       IOLLC          Common Stock              65%














                          Annex 1 to Security Agreement

                                                                         ANNEX 2

                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                               [See Section 2(d)]

NONE
























                          Annex 2 to Security Agreement

                                                                         ANNEX 3

                     LIST OF PATENTS AND PATENT APPLICATIONS

                               [See Section 2(d)]

Patents:  None

Patent Applications:  See attached (All intellectual property interests held by
                      Iridium  IP LLC)

























                          Annex 3 to Security Agreement

                                                                         ANNEX 4

                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                               [See Section 2(d)]

                                 U.S. TRADEMARKS

    See attached (All intellectual property interests held by Iridium IP LLC)

                               FOREIGN TRADEMARKS

    See attached (All intellectual property interests held by Iridium IP LLC)



















                          Annex 4 to Security Agreement

                                                                         ANNEX 5

                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                         [See Section 2(d), (e) and (f)]

         (Iridium Operating LLC is party to all contracts listed below)

------------------------------------------------------------------------------------------------------
        COMPANY                              CONTRACT                                      DATE
------------------------------------------------------------------------------------------------------
Andersen Consulting             Iridium Master Agreement between                        12/16/96
                                Iridium LLC and Andersen
                                Consulting LLP
------------------------------------------------------------------------------------------------------
Motorola                        Iridium Operations & Maintenance                        12/15/92
                                Contract between Motorola, Inc.
                                and Iridium LLC, as amended
------------------------------------------------------------------------------------------------------
Motorola                        Iridium Space System Contract between                   12/15/92
                                Motorola, Inc. and Iridium LLC, as
                                amended
------------------------------------------------------------------------------------------------------
Motorola                        Iridium Terrestrial Network                             07/29/93
                                Development Contract between
                                Motorola, Inc. and Iridium LLC, as
                                amended
------------------------------------------------------------------------------------------------------
Gateways                        Gateway Business System Deployment                      Varies with
                                and License Agreement                                   Gatetway
------------------------------------------------------------------------------------------------------





















                          Annex 5 to Security Agreement

                                                                         ANNEX 6

                                LIST OF LOCATIONS

                               [See Section 5.07]

Iridium Operating LLC
Arizona - Maricopa County
California
Delaware - New Castle County
District of Columbia
Hawaii
Virginia - Fairfax County
Virginia - Loudoun County

Iridium Facilities Corporation
Arizona - Maricopa County
Delaware - New Castle County
District of Columbia
Hawaii
Virginia - Fairfax County
Virginia - Loudoun County

Iridium Capital Corporation
Delaware - New Castle County
District of Columbia

Iridium IP LLC
Delaware - New Castle County
District of Columbia

Iridium Roaming LLC
Delaware - New Castle County
District of Columbia

Iridium Canada Facilities
New Brunswick, Canada








                          Annex 6 to Security Agreement

                                                                       EXHIBIT C

                          PLEDGE AND SECURITY AGREEMENT

              PLEDGE AND SECURITY AGREEMENT dated as of December ___, 1998 between: IRIDIUM LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware ("Iridium LLC"); and THE CHASE MANHATTAN BANK, as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

              Iridium Operating LLC (the "Company"), a Delaware limited liability company and Wholly Owned Subsidiary of Iridium LLC, certain lenders, the Global Lead Arrangers, The Chase Manhattan Bank as Administrative Agent and Collateral Agent, and Barclays Bank PLC, as Documentation Agent are parties to a Senior Secured Credit Agreement dated as of December 23, 1998 (as modified, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $800,000,000.

              To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Iridium LLC has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              SECTION 1.01. Defined Terms. Capitalized terms used but not defined herein shall have their respective meanings in the Credit Agreement. In addition, as used herein:

              "Collateral" has the meaning assigned to such term in
     Section 3.01.

              "Iridium Agreements" means this Agreement, the Memorandum of Understanding and the Agreement Regarding Guarantee.

              "Iridium LLC Equity Issuance" means (a) any issuance or sale by Iridium LLC of (i) any of its membership interests, capital stock or other equity interests, (ii) any warrants or options exercisable in respect thereof or (iii) any other security or instrument representing an equity interest in Iridium LLC, including any evidence of Indebtedness, interests, other securities or rights that are exchangeable for or exercisable or convertible


                           Parent Security Agreement
     into equity interests of Iridium LLC, either immediately or upon the arrival of a specified date or the occurrence of a specified event (excluding, in the case of this clause (a), any issuance or sale pursuant to the obligations under the Agreement Regarding Guarantee relating to compensation in the form of equity interests of Iridium LLC or warrants therefor) or (b) the receipt by Iridium LLC after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

              "Iridium LLC Members" means each of the holders from time to time of membership interests of Iridium LLC.

              "Iridium Services" means the wholesale distribution by the Company of the services referred to in the "Iridium Services" section of Part 3 of the Information Memorandum as "Iridium World Satellite Services", "Iridium World Roaming Services", "Iridium World Page Services", "Iridium World Calling Card Services" and "Aeronautical Services".

              "IWCL" means Iridium World Communications Ltd., a Bermuda company.

              "IWCL Equity Issuance" means (a) any issuance of sale by IWCL of
     (i) any of its membership interests, capital stock or other equity interests, (ii) any warrants or options exercisable in respect thereof or
     (iii) any other security or instrument representing an equity interest in IWCL, including any evidence of Indebtedness, interests, other securities or rights that are exchangeable for or exercisable or convertible into equity interests of IWCL, either immediately or upon the arrival of a specified date or the occurrence of a specified event (excluding, in the case of this clause (a), any issuance or sale pursuant to the obligations under the Agreement Regarding Guarantee relating to compensation in the form of equity interests of IWCL or warrants therefor) or (b) the receipt by IWCL after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

              "Management Services Agreement" means the Amended and Restated Management Services Agreement dated as of December 18, 1997 among IWCL, Iridium LLC and the Company with respect to, among other things, the provision of management, personnel and administrative services by Iridium LLC to the Company.

              "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets, condition (financial or otherwise) or prospects of the Company and any of its Subsidiaries taken as a whole, (b) the ability of Iridium LLC to perform its obligations hereunder or under the Management Services Agreement, (c) the validity or enforceability of the Liens under any Security Document (including without limitation the Liens created hereunder) or on the Collateral thereunder or hereunder or the validity or enforceability thereof or hereof or (d) the operation of the Iridium System.

              "Related Business" means the business of developing, owning, engaging in and dealing with all or any part of the business of the provision of telecommunications


                           Parent Security Agreement
     services and businesses and (a) reasonably related extensions thereof, including but not limited to the manufacture, purchase, ownership, operation, leasing, licensing, financing and selling of, and generally dealing in or with, communications satellites, earth stations, gateways, ground infrastructure and subscriber equipment, used or intended for use with telecommunications services and businesses and (b) any other activities that are reasonably related to the provision of telecommunications services and businesses. For avoidance of doubt, "Related Business" shall include any business or activities carried out by Iridium LLC or any Unrelated Subsidiary in connection with the development of the next generation Iridium global wireless communications system.

              "Reserve Capital Call Obligations" means the obligations of certain of the Iridium LLC Members (as identified in Annex D to the Iridium LLC Agreement) to purchase up to a total of 18,206,550 of additional Class 1 Interests of Iridium LLC at a price of $13.33 per interest pursuant to
     Section 4.02 of the Iridium LLC Agreement.

              "Responsible Officer" means the chief executive officer, chief financial officer or general counsel or any senior vice president of Iridium LLC or, with respect to Section 4.02, any vice president of Iridium LLC.

              "Secured Obligations" means collectively, (a) all obligations of the Company in respect of principal of and interest on the Loans and all other amounts owing by the Company and its Subsidiaries to the Lenders or the Agents under the Credit Agreement, the other Credit Documents and all amounts from time to time owing to any Lender or any Affiliate of any Lender by the Company or any of its Subsidiaries in respect of any Hedging Agreement, (b) all obligations of each Subsidiary Guarantor under the Subsidiary Guarantee Agreement and (c) all obligations of Iridium LLC to the Collateral Agent and other Secured Parties hereunder.

              "Secured Parties" means the Agents (including the Collateral Agent) and the Lenders.

              "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

              "Unrelated Subsidiary" means a Subsidiary of Iridium LLC (other than the Company) engaged in a Related Business that is not a Subsidiary of the Company.

              SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any


                           Parent Security Agreement
restrictions on such amendments, supplements or modifications set forth herein,
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Government Authority, any entity succeeding to any or all of the functions of such Government Authority,
(c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

              Iridium LLC represents and warrants to the Secured Parties that:

              SECTION 2.01. Corporate Existence. Iridium LLC: (a) is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably to be expected to result in a Material Adverse Effect.

              SECTION 2.02. No Breach. None of the execution and delivery of any of the Iridium Agreements, the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the Iridium LLC Agreement or the Company LLC Agreement, or any applicable law or regulation, or any material order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Iridium LLC or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Permitted Liens) result in the creation or imposition of any Lien upon any of the Collateral pursuant to the terms of any such agreement or instrument.

              SECTION 2.03. Action. Iridium LLC has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Iridium Agreements; the execution, delivery and performance by Iridium LLC of the Iridium Agreements have been duly authorized by all necessary action on its part; and each Iridium Agreement has been duly and validly executed and delivered by Iridium LLC and constitutes its legal, valid and binding obligation, enforceable against Iridium LLC in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the

                          Parent Security Agreement
enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

              SECTION 2.04. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Government Authority are necessary for the execution, delivery or performance by Iridium LLC of any of the Iridium Agreements or for the validity or enforceability hereof or thereof, except (i) for filings and recordings in respect of the Liens created pursuant hereto and
(ii) that, at any time after the transfer of the FCC License to the Company or any of its Subsidiaries pursuant to the Space System Contract, the exercise of certain remedies hereunder may require the prior approval of the FCC.

              SECTION 2.05. Financial Condition. Iridium LLC has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows for Iridium LLC (i) as of and for the fiscal year ended December 31, 1997, reported on by KPMG Peat Marwick LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1998, certified by the chief financial officer of Iridium LLC. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Iridium LLC and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Since December 31, 1997, except as disclosed in the Information Memorandum, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of Iridium LLC and its Subsidiaries, taken as a whole, that (either individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect.

              SECTION 2.06. Proceedings. Except as described in Schedule V to the Credit Agreement, there is no action, suit or proceeding at law or in equity or by or before any Government Authority, arbitral tribunal or other similar body now pending or, to the best knowledge of Iridium LLC, threatened against Iridium LLC or any of its Subsidiaries or any of their respective property (including, without limitation, the Iridium Business), which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

              SECTION 2.07. Investment and Holding Company Status. Iridium LLC is not (a) an "investment company" or a company "controlled" by a company registered as an "investment company", as such terms are defined in the Investment Company Act of 1940 or (b) a "holding company", or an "affiliate" of a company registered as a "holding company" or a "subsidiary company" of a company registered as a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

              SECTION 2.08. Taxes. Iridium LLC has filed or caused to be filed all tax returns that are required to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against Iridium LLC or any of its property (other than Taxes (i) the payment of which is not yet due or which are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (ii) the failure of which to pay could not reasonably be expected to result in a Material Adverse Effect),


                           Parent Security Agreement
and no tax Liens have been filed (a) with respect to any of the Collateral (other than Permitted Liens) or (b) that would have a Material Adverse Effect, and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of Iridium LLC in respect of Taxes and other governmental charges are, in the opinion of Iridium LLC, adequate.

              SECTION 2.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

              SECTION 2.10. Capitalization. Iridium LLC has heretofore delivered to the Lenders a true and complete copy of the Iridium LLC Agreement. The members of Iridium LLC on the date hereof are those identified in Schedule I.

              SECTION 2.11. Collateral.

              (a) Iridium LLC has all right, title and interest in, to and under, and is the record owner of, the Collateral in which it purports to grant a security interest pursuant to Section 3.01 and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral (except for Permitted Liens).

              (b) The membership interests of the Company identified in Annex 1 are, and all other membership interests of the Company in which Iridium LLC shall hereafter grant a security interest pursuant to Section 3.01 will be, duly authorized, validly existing, fully paid and non-assessable (except as provided in Section 18-607 of the Delaware LLC Act). Except for any restriction contained herein, there does not exist any contractual restriction on (i) the sale, assignment, transfer or disposition by the Collateral Agent of any of the membership interests of the Company pledged hereunder in connection with the exercise by the Collateral Agent of its remedies hereunder, (ii) the admission of any transferee of such membership interests as a member of the Company or
(iii) otherwise on the exercise by the Collateral Agent of any of its remedies hereunder in respect of such membership interests.

              (c) The membership interests of the Company identified in Annex 1 constitute all of the ownership interests of the Company issued and outstanding on the date hereof (whether or not registered in the name of Iridium LLC) and Iridium LLC is the owner of all such ownership interests.


                           Parent Security Agreement

                                   ARTICLE III

                          PLEDGE AND SECURITY INTEREST

              SECTION 3.01. Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations now existing or hereafter arising, Iridium LLC hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a Lien on and security interest in, all of Iridium LLC's right, title and interest in, to and under the following, whether now owned by Iridium LLC or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as the "Collateral"):

              (a) all of its membership interests in the Company together with the certificate or certificates (if any) evidencing the same and all of its right, title and interest in, to and under the Company LLC Agreement, including, without limitation, (i) all rights of Iridium LLC to receive moneys due but unpaid and to become due thereunder or pursuant thereto,
     (ii) all rights of Iridium LLC to participate in the operation or management of the Company and to take actions or consent to actions in accordance with the provisions thereof, (iii) all rights of Iridium LLC pursuant thereto to property of the Company, (iv) all rights of Iridium LLC to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect thereto, (v) all claims of Iridium LLC for damages arising out of or for breach of or default thereunder and (vi) all rights of Iridium LLC to terminate, amend, supplement, modify or waive performance under any of the terms provisions of the Company LLC Agreement, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

              (b) all shares, interests, securities, moneys or property representing a dividend upon, or representing a distribution or return of capital upon or with respect to, such membership interests or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of thereof;

              (c) without affecting the obligations of Iridium LLC under any provision prohibiting such action hereunder, in the event of any consolidation or merger of the Company in which the Company is not the surviving entity, all ownership interests of whatever class owned by Iridium LLC of the successor entity formed by or resulting from such consolidation or merger (such membership interests, together with all shares, interests, securities, moneys or property as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause
     (c) being herein, and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers, collectively called the "Member Collateral");


                           Parent Security Agreement

              (d) all rights of Iridium LLC (including rights delegated to its directors or officers) in respect of the Reserve Capital Call Obligations, including, without limitation, all rights to compel performance of the Reserve Capital Call Obligations, to terminate, amend, supplement, modify or waive performance thereof and otherwise to exercise rights and remedies in respect thereof (but not including any indemnity rights which any of the directors or officers of Iridium LLC may have relating to the Reserve Capital Call Obligations);

              (e) all rights of Iridium LLC in any insurance policies required to be maintained under Section 8.01 of the Credit Agreement, to the extent that Iridium LLC is a named insured thereunder; and

              (f) all proceeds, products, offspring, rents, profits, royalties, revenues, issues, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the property of Iridium LLC described in the preceding clauses of this Section and, to the extent related to any such property, all books, correspondence, credit files, records, invoices and other papers.

              SECTION 3.02. Member Remains Liable. Anything herein to the contrary notwithstanding, Iridium LLC shall remain liable under the Company LLC Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent of any of the rights hereunder shall not release Iridium LLC from any of its duties or obligations under the Company LLC Agreement. The Collateral Agent shall not have any obligation or liability under the Company LLC Agreement by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of Iridium LLC thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. In the event that the Collateral Agent on behalf of the Secured Parties or its designee(s) succeeds to Iridium LLC's interest in, to and under the membership interests of the Company whether by foreclosure or otherwise, the Collateral Agent on behalf of the Secured Parties or its designee(s) shall assume liability for all of the obligations of Iridium LLC as a member under the Company LLC Agreement, provided that such liability shall not include any liability for claims against Iridium LLC arising from Iridium LLC's failure to perform during the period prior to the Collateral Agent's or such designee(s)' succession to Iridium LLC's interest in, to and under such membership interests.

                                   ARTICLE IV

                                    COVENANTS

              Iridium LLC agrees that, until the payment and satisfaction in full of the Secured Obligations and the expiration or termination of the Commitments of the Lenders under the Credit Agreement:

              SECTION 4.01. Financial Statements and Other Information. Iridium LLC will furnish to the Administrative Agent and each Lender (but, in the case of clauses (a) through (d)


                           Parent Security Agreement
below, only if at such time Iridium LLC shall be required to prepare financial statements of the type referred to below for filing with the SEC):

              (a) within 120 days after the end of each fiscal year of Iridium LLC, the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of Iridium LLC and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Iridium LLC and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

              (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Iridium LLC, the consolidated balance sheet and related statements of operations, members' equity and cash flows of Iridium LLC and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of Iridium LLC and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

              (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Responsible Officer stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered to the Administrative Agent pursuant hereto and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

              (d) promptly upon receipt, copies of all formal accountants' letters received by Iridium LLC's management in respect of Iridium LLC (other than any such letters relating solely to Unrelated Subsidiaries);

              (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by IWCL or Iridium LLC with the SEC or any national securities exchange or distributed by Iridium LLC to its members generally; and

              (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Iridium LLC (but excluding any information not included under Section 4.06), as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.


                           Parent Security Agreement

              SECTION 4.02. Notices of Material Events. Iridium LLC will furnish, or will cause to be furnished, to the Administrative Agent and each Lender prompt written notice of:

              (a) Iridium LLC becoming aware of the occurrence of any Default relating to Iridium LLC;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Government Authority against or affecting Iridium LLC that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Iridium LLC and its Subsidiaries in an aggregate amount exceeding $2,000,000; and

              (d) any other circumstance, act or condition relating to Iridium LLC which could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

              SECTION 4.03. Maintenance of Existence. Iridium LLC will preserve and maintain (a) its legal existence and (b) all of its licenses, Government Approvals, rights, privileges, franchises and property (if any) which are material to the Iridium Business and the due performance of all of its obligations and the exercise of all of its rights under the Transaction Documents to which it is party, provided that nothing in this Section shall be construed to prohibit any transaction permitted under this Article IV.

              SECTION 4.04. Taxes. Iridium LLC will (a) pay and discharge, or effectively provide for, all Taxes that are imposed on Iridium LLC or on its income or profits or on any of its property prior to the date on which penalties for the failure to pay or discharge such Taxes attach thereto, other than Taxes the failure of which to pay could not reasonably be expected to have a Material Adverse Effect, provided that Iridium LLC shall have the right to contest in good faith by appropriate proceedings the validity or amount of any such Tax, and (b) promptly pay any valid, final judgment enforcing any such Tax and cause the same to be satisfied of record.

              SECTION 4.05. Compliance with Laws; Government Approvals. Iridium LLC will comply in all respects with all applicable Government Rules applicable to it or its property and all Government Approvals now or hereafter held by it, unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

              SECTION 4.06. Inspection Rights. Subject to the same confidentiality requirements set forth in Section 11.12 of the Credit Agreement that are applicable to the Company, Iridium LLC will permit representatives of any of the Global Lead Arrangers, the Agents or the Lenders, upon reasonable prior notice to Iridium LLC unless a Default shall have occurred and is continuing, to visit and inspect its property, to examine, copy or make excerpts


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                                      -11-


from its books, records and documents and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants to the extent such property, books, records, documents, affairs, finances and accounts relate to the business or operation of Company, the Iridium Business or the Collateral hereunder, all at such reasonable times during normal business hours and at such intervals as such representatives may reasonably request. Iridium LLC hereby authorizes each of its principal officers, engineers and independent accountants to discuss Iridium LLC's affairs, finances and accounts as contemplated by this Section.

              SECTION 4.07. Indebtedness. Iridium LLC will not create, incur, assume or permit to exist any Indebtedness of Iridium LLC, except: (a) Indebtedness (including Capital Lease Obligations) incurred in the ordinary course of business of Iridium LLC in the performance of its duties under the Management Services Agreement or otherwise in carrying out its activities in connection with the Iridium Business; (b) other Indebtedness of Iridium LLC, provided that (i) the proceeds of such Indebtedness (or, in the case of any Indebtedness of an Unrelated Subsidiary that is Guaranteed by Iridium LLC, such Indebtedness) shall be used in the acquisition or business (including the financing thereof) of an Unrelated Subsidiary, (ii) such Indebtedness shall not have a maturity earlier than one year after the Maturity Date or provide any amortization or redemption of principal prior to such date, (iii) such Indebtedness shall not place any limitations on the activities of the Company and its Subsidiaries or the activities of Iridium LLC in connection with the Iridium Business, (iv) such Indebtedness may contain such other terms and conditions (including, without limitation, covenants and events of default, but excluding terms as to pricing and terms that are applicable solely after the Maturity Date) applicable to Iridium LLC that are not more restrictive than the terms set forth in the Credit Agreement (assuming such terms were applicable to Iridium LLC) and (v) such Indebtedness may not be secured by a Lien on any property of Iridium LLC other than the equity interests of any Unrelated Subsidiary; and (c) other Indebtedness not exceeding $50,000,000 in the aggregate principal amount outstanding at any one time; provided that this Section shall not (A) be construed to restrict the ability of any Unrelated Subsidiary to incur or have outstanding any Indebtedness and (B) apply to any Indebtedness incurred by any Unrelated Subsidiary that is secured by a pledge of the equity interests of such Unrelated Subsidiary (and no other property of Iridium LLC) and is not Guaranteed by Iridium LLC.

              SECTION 4.08. Liens. Iridium LLC will not create, incur, assume or suffer to exist any Lien on any property, except (a) the Liens created pursuant to this Agreement, (b) Liens on equity interests of Unrelated Subsidiaries and
(c) any other Lien that could not reasonably be expected to have a Material Adverse Effect.

              SECTION 4.09. Membership Interests. Iridium LLC will not consent to, or take any other action to effect, (a) the creation of any other membership or other ownership interest in the Company (other than the membership interests in the Company outstanding as of the date hereof) or (b) (except for any restriction contained herein) the creation of any contractual restriction on (i) the sale, assignment, transfer or the disposition by the Collateral Agent of any of the membership interests of the Company pledged hereunder in connection with the exercise by the Collateral Agent of its remedies hereunder, (ii) the admission of any transferee of such


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                                      -12-


membership interests as a member of the Company or (iii) otherwise on the exercise by the Collateral Agent of any of its remedies hereunder in respect of such membership interests.

              SECTION 4.10. Mergers, Consolidations, Etc. Iridium LLC will not enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation of dissolution), or convey, transfer or lease its property substantially as an entirety to any person.

              SECTION 4.11. Investments. Iridium LLC will not make or permit to remain outstanding any Investments other than (a) the investment in the membership interests of the Company, (b) Permitted Investments and (c) equity investments in Unrelated Subsidiaries or other Persons engaged in any Related Business that are from the proceeds of the issuance of equity interests in IWCL, Iridium LLC or any Unrelated Subsidiary and/or Indebtedness permitted under
Section 4.07.

              SECTION 4.12. Transactions with Affiliates. Iridium LLC will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms which, in the opinion of Iridium LLC, are not less favorable to Iridium LLC than could be obtained on an arm's-length basis from unrelated third parties and (b) any transaction which could not reasonably be expected to have a Material Adverse Effect.

              SECTION 4.13. Nature of Business. Iridium LLC will not engage in any business, activities or transactions other than in connection with the Iridium Business or any Related Business. Without limiting the foregoing, Iridium LLC will take from time to time all necessary action to ensure that the Iridium Services are provided in all substantial respects by or through the Company and its Subsidiaries (including pursuant to contracts or agreements between the Company or any of its Subsidiaries and any other person), and that at all times substantially all of the assets which are necessary for the provision of the Iridium Services that are owned or held by Iridium LLC and its Subsidiaries are owned or held by the Company and its Subsidiaries; provided, however, that nothing in this Section shall prevent Iridium LLC or any Unrelated Subsidiary from engaging in, or owning assets related to, any Related Business described in the last sentence of the definition thereof.

              SECTION 4.14. Company LLC Agreement. Iridium LLC will not (a) cancel or terminate the Company LLC Agreement or consent to or accept any cancellation or termination thereof, (b) amend, supplement or otherwise modify the Company LLC Agreement in a manner that would be materially adverse to the interests of the Lenders under the Credit Documents or materially adversely affect the rights or remedies of the Collateral Agent hereunder or the Collateral or (c) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate, amend, modify or suspend in any way prohibited under clause (b) above the Company LLC Agreement, without the prior consent of the Administrative Agent (acting with the approval of the Required Lenders). Iridium LLC shall provide the Administrative Agent with prior written notice of each proposed modification, supplement or waiver in respect of thereof not less than 10 Business Days prior to the proposed effective date thereof (and the Administrative Agent shall promptly provide copies thereof to


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                                      -13-


each Lender). Promptly following the effectiveness of each such modification, supplement or waiver, Iridium LLC shall provide the Administrative Agent with a copy thereof as executed and delivered by the parties thereto (and the Administrative Agent shall promptly provide a copy thereof to each Lender).

              SECTION 4.15. Iridium LLC Agreement.

              (a) Iridium LLC will not (i) take any action, or permit any action to be taken, to effect (x) the cancellation or termination of the Iridium LLC Agreement or (y) any amendment, supplement or otherwise modification of the Iridium LLC Agreement in a manner that would be materially adverse to the interests of the Lenders under the Credit Documents or materially adversely affect the rights or remedies of the Collateral Agent hereunder or the Collateral or (ii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate, amend, modify or suspend in any way prohibited under clause (i) above the Iridium LLC Agreement, without the prior consent of the Administrative Agent (acting with the approval of the Required Lenders). Iridium LLC shall provide the Administrative Agent with prior written notice of each proposed modification, supplement or waiver in respect of thereof not less than 10 Business Days prior to the proposed effective date thereof (and the Administrative Agent shall promptly provide copies thereof to each Lender). Promptly following the effectiveness of each such modification, supplement or waiver, Iridium LLC shall provide the Administrative Agent with a copy thereof as executed and delivered by the parties thereto (and the Administrative Agent shall promptly provide a copy thereof to each Lender).

              (b) Iridium LLC will not approve, consent to or otherwise permit, or take any other action to effect, the transfer of any membership interests of Iridium LLC if such transfer would violate Section 5.01 of the Motorola Consent.

              (c) Neither Iridium LLC nor any of its directors or officers will exercise any rights under the Iridium LLC Agreement with respect to the Reserve Capital Call Obligations unless directed so to do by the Administrative Agent (acting upon the instructions of the Required Lenders). Upon payment by any Iridium LLC Member of all or any part of the Reserve Capital Call Obligations payable by such member to the Collateral Agent pursuant to Section 4.02 of the Iridium LLC Agreement, such payment will constitute a capital contribution by such member to Iridium LLC and Iridium LLC will be deemed to have made a capital contribution in the same amount in the Company.

              SECTION 4.16. Costs. If Iridium LLC shall, after the date hereof, receive proceeds of any Iridium LLC Equity Issuance or any IWCL Equity Issuance, in any case where the proceeds thereof are intended to be used to pay for or reimburse Costs, Iridium LLC will make a capital contribution in the Company in the amount of such net proceeds promptly following such issuance and receipt.

              SECTION 4.17. Restrictive Agreements. Iridium LLC will not enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any of its Subsidiaries to create, incur or permit


                           Parent Security Agreement
to exist any Lien upon any of its property or assets or to sell, transfer or otherwise dispose of its assets, (b) the ability of any such Subsidiary to (i) pay dividends or other distributions with respect to any shares of its equity interests, (ii) make or repay loans or advances to the Company or any other Subsidiary of the Company or (iii) Guarantee Indebtedness of the Company or any such other Subsidiary under any of the Credit Documents or (c) the ability of the Company or any such Subsidiary to enter into amendments, modifications, supplements or waivers of any of the Credit Documents or Principal Project Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any applicable Government Rule or by any Credit Document,
(ii) the foregoing shall not apply to (A) restrictions and conditions existing on the date hereof in the Motorola Guaranteed Credit Agreement, the Senior Note Indentures, the MOU Agreements or otherwise identified on Schedule IX to the Credit Agreement (but shall apply to any amendment or modification thereof expanding the scope of any such restriction or condition) or (B) any comparable restrictions and conditions (not more restrictive than those referred to in clause (A) above) contained in any agreement or instrument relating to Indebtedness permitted under Section 7.01 of the Credit Agreement, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.
                                    ARTICLE V

                                    REMEDIES

              In furtherance of the grant of the pledge and security interest pursuant to Section 3.01, Iridium LLC hereby agrees with the Secured Parties as follows:

              SECTION 5.01. Delivery and Other Perfection. Iridium LLC shall:

              (a) if any of the shares, interests, securities, moneys or property required to be pledged by Iridium LLC under clauses (a), (b) and
     (c) of Section 3.01 are received by Iridium LLC, forthwith either (i) transfer and deliver to the Collateral Agent such shares or securities so received by Iridium LLC (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral, (ii) with respect to any Member Collateral that is not evidenced by a certificate, execute and deliver written instructions to the issuer thereof to register the Lien created hereunder in such Member Collateral in the registration books maintained by such issuer for such purpose and cause Iridium LLC to execute and deliver to the Collateral Agent a written confirmation to the effect that the Lien created hereunder in such Member Collateral has been duly registered in such registration books, all in form and substance satisfactory to the Collateral Agent or
     (iii) take such other action as the Collateral Agent shall deem necessary or appropriate


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
                                      -15-


     to duly perfect the Lien created hereunder in such shares, interests, securities, moneys or property in said clauses (a), (b) and (c);

              (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral which is represented by a certificate to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to Iridium LLC copies of any notices and communications received by it with respect to the Collateral pledged by Iridium LLC hereunder);

              (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

              (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, all in such manner as the Collateral Agent may require.

              SECTION 5.02. Other Financing Statements and Liens. Without the prior written consent of the Collateral Agent, Iridium LLC shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

              SECTION 5.03. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              SECTION 5.04. Collateral.

              (a) Iridium LLC will cause to be pledged hereunder at all times 100% of the aggregate ownership interests of the Company then outstanding.

              (b) So long as no Event of Default shall have occurred and be continuing, Iridium LLC shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Member Collateral, provided that Iridium LLC agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein or therein; and the Collateral Agent shall execute and deliver to Iridium LLC or cause to be executed and delivered to Iridium LLC all such proxies, powers of attorney, dividend and other orders, and all such instruments,


                           Parent Security Agreement
without recourse, as Iridium LLC may reasonably request for the purpose of enabling Iridium LLC to exercise the rights and powers that they are entitled to exercise pursuant to this paragraph (b).

              (c) Except as permitted under, and subject to any conditions set forth in, Section 7.07 of the Credit Agreement, no distributions, dividends or other payments shall be paid by the Company to Iridium LLC in its capacity as a member of the Company, and Iridium LLC shall not be entitled to receive and retain any such distribution, dividends or other payments, in respect of the Collateral; provided that nothing herein shall be construed to limit the payment by the Company to Iridium LLC of the Iridium Management Expenses under, and as defined in, the Management Services Agreement. In the event that, notwithstanding the foregoing, Iridium LLC shall receive any such distribution, dividend or other payment, Iridium LLC shall hold the same in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of Iridium LLC and forthwith turn over the same to the Collateral Agent in the exact form received by Iridium LLC for deposit into the appropriate Account pursuant to the Depositary Agreement.

          (d) Without limiting any other rights of the Collateral Agent under this Agreement (but subject to the second paragraph of Section 5.05), upon and during the continuance of any Event of Default, the Collateral Agent may (but shall not be obligated to) make a demand for payment in respect of the Reserve Capital Call Obligations in accordance with Section 4.02 of the Iridium LLC Agreement, without notice to or consent from or any other action required to be taken by Iridium LLC.

              SECTION 5.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

              (a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and Iridium LLC agrees to take all such action as may be reasonably necessary to give effect to such right);

              (b) the Collateral Agent in its discretion may, in its name or in the name of Iridium LLC or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (c) the Collateral Agent may, upon 30 days' prior written notice to Iridium LLC of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or


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
                                      -17-


     for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Iridium LLC, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.



              Notwithstanding anything herein or in any other Security
Document to the contrary, neither the Collateral Agent nor any of the other Secured Parties shall sell, lease, assign or otherwise dispose, or cause the sale, lease, assignment or other disposition, of all or any part of the Collateral (other than the rights of Iridium LLC in respect of the Reserve Capital Call Obligations) pursuant to this Agreement unless not less than 10 days prior thereto the Collateral Agent shall have made a demand (or caused a demand to be made) in respect of the Reserve Capital Call Obligations in accordance with Section 4.02 of the Iridium LLC Agreement, provided that (i) nothing herein shall be construed to limit the rights of the Collateral Agent to exercise any other right or remedies hereunder prior to any such sale, lease, assignment or other disposition or from and after any event affecting any Credit Party or Iridium LLC described in clause (i) or (j) of Section 9.01 of the Credit Agreement and (ii) the requirement of this paragraph shall not apply if the aggregate outstanding amount in respect of the Loans (net of any cash balances in the Accounts) shall exceed the aggregate amount of the Reserve Capital Call Obligations.

              The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 5.08.

              Iridium LLC recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Iridium LLC acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit Iridium LLC or the issuer of such Collateral to register it for public sale.

              SECTION 5.06. Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, Iridium LLC shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at


                           Parent Security Agreement
the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

              SECTION 5.07. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Iridium LLC hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer Collateral to more than one offeree.

              SECTION 5.08. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent:

              First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Collateral Agent in connection therewith;

              Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

              Finally, to the payment to Iridium LLC, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

              As used in this Article V, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Iridium LLC or any issuer of or obligor on any of the Collateral.

              SECTION 5.09. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of Iridium LLC for the purpose of carrying out the provisions hereof and taking any action and executing any instruments that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of Iridium LLC representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.


                           Parent Security Agreement

              SECTION 5.10. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, Iridium LLC shall take such action, including without limitation filing UCC financing statements, establishing control arrangements (within the meaning of Article 8 of the UCC) and delivering to the Collateral Agent any certificates representing the Collateral (accompanied by undated stock or transfer powers duly executed in blank) as the Collateral Agent may reasonably request to perfect the security interests granted pursuant to Section 3.01.

              SECTION 5.11. Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate and all rights to the Collateral shall revert to Iridium LLC, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Iridium LLC.

              SECTION 5.12. Further Assurances. Iridium LLC agrees that, from time to time upon the written request of the Collateral Agent, Iridium LLC will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

                                   ARTICLE VI

                              CONSENT AND AGREEMENT

              Iridium LLC hereby acknowledges and agrees:

              SECTION 6.01. Iridium LLC hereby acknowledges notice and receipt of the Security Agreement and consents to the assignment by the Company of all its rights in and under the Management Services Agreement pursuant to the Security Agreement.

              SECTION 6.02. In connection with any exercise by the Collateral Agent of any of its remedies under the Security Agreement, the Collateral Agent shall be entitled to exercise any and all rights of the Company under the Management Services Agreement in accordance with its terms, and Iridium LLC shall comply in all respects with such exercise. Without limiting the foregoing, in connection with the exercise by the Collateral Agent of such remedies, the Collateral Agent shall have the full right and power to enforce directly against Iridium LLC all obligations of Iridium LLC owing to the Company under the Management Services Agreement and otherwise to exercise all remedies of the Company thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Company under the Management Services Agreement. The Collateral Agent shall have the right, but not the obligation, to cure all defaults of the Company and to pay all sums owing by the Company under the Management Services Agreement in accordance with this Article.

              SECTION 6.03. Iridium LLC will not, without the prior written consent of the Collateral Agent, (i) cancel or terminate, or suspend performance under, or exercise any right to consent to or accept any cancellation, termination or suspension of, the Management Services


                           Parent Security Agreement

Agreement, unless prior thereto Iridium LLC shall have delivered to the Collateral Agent written notice stating that it intends to take such action on a date not less than 90 days after the date of such notice, specifying the nature of the default or other event under the Management Services Agreement entitling Iridium LLC to take such action (and, in the case of a payment default by the Company, specifying the amount thereof) and permitting the Collateral Agent to cure such payment default by making a payment equal to the amount in default or by performing or causing to be performed any other obligation in default, (ii) transfer, sell, assign, delegate or otherwise dispose of any part of its interests in the Management Services Agreement, or (iii) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or amend or modify the Management Services Agreement or any part thereof in any manner prohibited by clause (i) or
(ii) above. In furtherance of clause (i) of the immediately preceding sentence, Iridium LLC agrees that, notwithstanding anything contained in the Management Services Agreement to the contrary, upon the occurrence of a default by the Company under such Management Services Agreement entitling Iridium LLC to cancel or terminate such Management Services Agreement or to suspend performance thereunder, Iridium LLC will not take any action to cancel or terminate, or suspend performance under, such Management Services Agreement if, within a 90-day period after the date on which the Collateral Agent shall have received notice of such default from Iridium LLC, the Collateral Agent commences steps to cure such default and/or otherwise to institute enforcement proceedings to acquire the Company's interest in the Management Services Agreement or the Iridium Business and thereafter the Collateral Agent diligently pursues such steps or proceedings and all payment defaults of the Company under the Management Services Agreement have been cured within such 90-day period. Effective upon any transfer of the Company's interest in the Management Services Agreement to any other Person, Iridium LLC will grant the relevant transferee a reasonable period of time to cure such default (but, in no event with respect to any payment default, exceeding a maximum of 90 days after receipt of notice of such payment default by the Collateral Agent, as contemplated above). Except as provided in Section 6.05, no curing or attempt to cure any of the Company's defaults under the Management Services Agreement shall be construed as an assumption by the Collateral Agent or any other Secured Party of any covenants, agreements or obligations of the Company under the Management Services Agreement and neither the Collateral Agent nor any other Secured Party shall have any obligation to Iridium LLC for the performance of any obligation under the Management Services Agreement. In connection with any cure pursuant to this Section of the Company's default(s) under the Management Services Agreement or any assumption by any Person of the Company's liabilities thereunder, only those obligations and liabilities arising expressly under the Management Services Agreement shall be required to be cured or assumed, as the case may be. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be intended to restrict in any way any merger or consolidation to which Iridium LLC is a party or the sale of all or substantially all of the assets of Iridium LLC and its Subsidiaries, provided that, in connection with any such transaction, if Iridium LLC is not the surviving entity of such transaction, the surviving entity or purchaser, as the case may be, expressly assumes in writing the obligations of Iridium LLC under the Management Services Agreement. Notwithstanding anything herein to the contrary, the restrictions under this Article shall not apply to any of the arrangements between Iridium LLC and IWCL as set forth in the Management Services Agreement.


                           Parent Security Agreement

              SECTION 6.04. Iridium LLC shall deliver to the Administrative Agent at the address provided for in Section 11.01 of the Credit Agreement, or at such other address as the Administrative Agent may designate in writing from time to time to Iridium LLC, promptly following the delivery thereof to the Company, a copy of each material notice from Iridium LLC to the Company under the Management Services Agreement other than periodic demands for payment not then overdue. Promptly following its receipt thereof, Iridium LLC will deliver to the Administrative Agent at the address specified above a copy of each material notice from the Company to Iridium LLC under the Management Services Agreement.

              SECTION 6.05. Iridium LLC agrees that, in connection with the exercise by the Collateral Agent of its remedies under the Security Agreement with respect to the Management Services Agreement, Iridium LLC shall recognize the Collateral Agent as the Company for purposes of the Management Services Agreement in accordance with this Agreement. In the event that the Collateral Agent succeeds to the Company's interests under the Management Services Agreement in accordance with the Security Agreement, the Collateral Agent shall assume liability for all of the Company's obligations under the Management Services Agreement, provided, however, that such liability shall not include any liability for claims of Iridium LLC against the Company arising from the Company's failure to perform during the period prior to the Collateral Agent's succession to the Company's interests under the Management Services Agreement other than the payments obligations of the Company expressly provided for in the Management Services Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Secured Parties shall be liable for the performance or observance or any of the obligations or duties of the Company under any of the Management Services Agreement, nor shall the assignment of the Management Services Agreement by the Company to the Collateral Agent pursuant to the Security Agreement give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to Iridium LLC. If the Collateral Agent succeeds to the Company's interests under the Management Services Agreement pursuant to the Security Agreement, Iridium LLC and the Collateral Agent shall negotiate in good faith an equitable adjustment to the amounts payable thereunder to compensate Iridium LLC for any additional costs reasonably incurred by Iridium LLC following the failure of the Company to perform its obligations that resulted in the enforcement by the Collateral Agent of its remedies under the Security Agreement until the date on which the Collateral Agent shall have assumed the obligations of the Company under the Management Services Agreement. Notwithstanding the foregoing, Iridium LLC shall not be relieved of its obligations to perform under the Management Services Agreement as a result of the parties' failure to agree upon an equitable adjustment to the amounts payable thereunder.

              SECTION 6.06. In the event that (i) the Management Services Agreement is rejected by a trustee, liquidator, debtor-in-possession or similar entity or person in any bankruptcy, insolvency or other similar proceeding involving the Company or (ii) the Management Services Agreement is terminated as a result of any bankruptcy, insolvency or similar proceeding involving the Company and, if within 90 days after such rejection, the Collateral Agent shall so request and shall certify in writing to Iridium LLC that it intends to perform the obligations of the Company as and to the extent required under the Management Services Agreement (as if it had not been rejected or terminated, but otherwise only to the extent such obligations would be undertaken had such person or entity succeeded to the Company


                           Parent Security Agreement
thereunder pursuant to Section 6.07, Iridium LLC will execute and deliver to the Collateral Agent a new agreement amending or replacing the original affected Management Services Agreement which shall be for the balance of the remaining term under such affected Management Services Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as such affected Management Services Agreement (except for any requirements which have been fulfilled by the Company and Iridium LLC prior to such rejection or termination or which are not required to be undertaken by such person or entity). If the Collateral Agent and Iridium LLC enter into such a new agreement in accordance with this Section, Iridium LLC and the Collateral Agent shall negotiate in good faith an equitable adjustment to the amounts payable thereunder to compensate Iridium LLC for any additional costs reasonably incurred by Iridium LLC during the period from and including the date such bankruptcy, insolvency or similar proceeding was commenced to and including the date on which the Collateral Agent shall certify in writing that it intends to perform the obligations of the Company with respect to such new agreement. Notwithstanding the foregoing provisions, Iridium LLC shall not be relieved of its obligations to perform under such new agreement as result of the parties' failure to agree upon such an equitable adjustment. References in this Agreement to a "Management Services Agreement" shall be deemed also to refer to the new Management Services Agreement in replacement thereof.

              SECTION 6.07. In connection with the exercise by the Collateral Agent of its remedies under the Security Agreement, the Collateral Agent may assign its rights and interests and the rights and interests of the Company under the Management Services Agreement to any other Person, provided that such Person shall assume all of the obligations of the Company under the Management Services Agreement(s) and shall have obtained all Government Approvals (if any) necessary to perform such obligations. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations (if any) under the Management Services Agreement(s) arising after such assignment and assumption.

              SECTION 6.08. It is acknowledged and agreed that the Collateral Agent may employ agents and attorneys-in-fact in exercising its remedies under the Security Agreement, and in that connection may designate another entity to take action on behalf of the Collateral Agent including, but not limited to, the enforcement of and/or acquisition of the Company's rights in the Management Services Agreement or otherwise in respect of the Iridium Business. It is further acknowledged and agreed that in connection with the exercise by the Collateral Agent of such remedies, the Collateral Agent may cause the Company's rights in any or all of the Management Services Agreement (and/or other assets associated with the Iridium Business) to be transferred or assigned to a third party pursuant to the Security Agreement (a "transferee"). The provisions of this Article are intended to benefit the Collateral Agent, its agents, attorneys-in-fact and designees (collectively, the "designees") and each transferee. Accordingly, unless the context otherwise requires, references to "Collateral Agent" or "Administrative Agent" in this Article shall be deemed to include references to designees and transferees thereof permitted pursuant to the Security Agreement (regardless of whether so expressly provided herein), and all actions permitted to be taken by the Collateral Agent or the Administrative Agent, as the case may be, under this Agreement may be taken by any such designee or transferee, as appropriate.


                           Parent Security Agreement

                                   ARTICLE VII

                                  MISCELLANEOUS

              SECTION 7.01. No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              SECTION 7.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

              SECTION 7.03. Expenses. Iridium LLC agrees to reimburse each of the Lenders and the Collateral Agent for all reasonable costs and expenses of the Lenders and the Collateral Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Collateral Agent of any obligations of Iridium LLC in respect of the Collateral that Iridium LLC have failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.01.

              SECTION 7.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Iridium LLC and the Collateral Agent. Any such amendment or waiver shall be binding upon the Collateral Agent, each other Secured Party and Iridium LLC.

              SECTION 7.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Iridium LLC, the Collateral Agent and each other Secured Party, provided, however, that Iridium LLC shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.


                           Parent Security Agreement

              SECTION 7.06. Captions. The caption and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 7.07. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

              SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process.

              (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) Iridium LLC hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against Iridium LLC or its properties in the courts of any jurisdiction.

              (c) Iridium LLC hereby irrevocably appoints CT Corporation (the "Process Agent") with an office on the date hereof at 1633 Broadway New York, New York 10019 as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding. Such service may be made by mailing or delivering a copy of such process to Iridium LLC, in care of the Process Agent at the Process Agent's above address and Iridium LLC hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf. The Administrative Agent and each Lender agree to mail to Iridium LLC at its address provided under Section 7.02 a copy of any summons, complaint, or other process mailed or delivered by it to Iridium LLC in care of the Process Agent. As an alternate method of service, Iridium LLC also irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to it at its address provided under Section 7.02. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              (d) Iridium LLC hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement


                           Parent Security Agreement
in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (e) To the extent that Iridium LLC may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its property or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), Iridium LLC hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

              SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 7.10. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of Iridium LLC, the Collateral Agent and the other Secured Parties, and no other Person shall have any rights hereunder.

              SECTION 7.11. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

              SECTION 7.12. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.


                           Parent Security Agreement

              SECTION 7.13. Security Interest Absolute. The rights and remedies of the Collateral Agent hereunder, the Liens created hereby and the obligations of Iridium LLC hereunder are absolute, irrevocable and unconditional, irrespective of:

              (a) the validity or enforceability of any of the Secured Obligations, any LLC Agreement, any Credit Document or any other agreement or instrument relating thereto (other than this Agreement);

              (b) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of, any of the Secured Obligations, any LLC Agreement, any Credit Document or any other agreement or instrument relating thereto (other than this Agreement);

              (c) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

              (d) any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party; or

              (e) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section that the obligations of Iridium LLC hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

              SECTION 7.14. Subrogation. Iridium LLC shall not exercise, and hereby irrevocably waives, any claim, right or remedy that it may now have or may hereafter acquire against the Company arising under or in connection with this Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by Government Rule or otherwise in any claim, right or remedy of the Collateral Agent or any other Secured Party against the Company or any other Person or any Collateral which the Collateral Agent or any other Secured Party may now have or may hereafter acquire until such time as all of the Secured Obligations have been paid in full. If, notwithstanding the preceding sentence, any amount shall be paid to Iridium LLC on account of such claim, right or remedy at any time when any of the Secured Obligations shall not have been paid in full, such amount shall be held by Iridium LLC in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of Iridium LLC, and be turned over to the Collateral Agent in the exact form received by Iridium LLC (duly endorsed by Iridium LLC to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with this Agreement.

              SECTION 7.15. Reinstatement. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in


                           Parent Security Agreement
bankruptcy or reorganization or otherwise, and Iridium LLC shall indemnify the Collateral Agent and each other Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Collateral Agent or such other Secured Party in connection with such rescission or restoration.

              SECTION 7.16. FCC Approval. Notwithstanding any other provision of this Agreement, from and after the transfer of the FCC License to the Company or any of its Subsidiaries pursuant to Section 18.H of the Space System Contract, no action shall be taken hereunder by the Collateral Agent or any other Secured Party with respect to any of the membership interests of the Company that would constitute or result in any assignment of the FCC License or any change of control of the holder of the FCC License, if, under then existing applicable law, regulations and FCC policies, such assignment or change of control would require the prior approval of the FCC. Iridium LLC agrees to take, at its expense, any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary (a) to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and (b) for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request by the Collateral Agent, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules, regulations and policies, or for approval of any sale of the membership interests of the Company provided by this Agreement by or on behalf of the Collateral Agent or any assumption by the Collateral Agent of voting rights relating thereto effected in accordance with the terms hereof.


                           Parent Security Agreement

              IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

                                                PLEDGOR

                                                IRIDIUM LLC

                                                By
                                                   ------------------------
                                                   Name:
                                                   Title:

                                                Address for Notices:

                                                Iridium LLC
                                                1575 Eye Street, N.W.
                                                Suite 800
                                                Washington, D.C. 20005
                                                Telecopier No.:  202-408-3761
                                                Attention:  General Counsel

















                           Parent Security Agreement

                                     COLLATERAL AGENT

                                     THE CHASE MANHATTAN BANK,
                                     as Collateral Agent

                                     By
                                       ------------------------
                                       Name:
                                       Title:

                                     Address for Notices:

                                     The Chase Manhattan Bank
                                     Loan and Agency Services Group
                                     1 Chase Manhattan Plaza
                                     8th Floor
                                     New York, New York 10081
                                     Attention:  Winslowe Ogbourne
                                     Telecopier:  (212) 552-5700


                                     with a copy to:

                                     The Chase Manhattan Bank
                                     270 Park Avenue
                                     New York, New York 10017
                                     Attention:  Ronald Lepes/William Rottino
                                     Telecopy No.: (212) 270-2740/(212) 270-1724




                           Parent Security Agreement

                                                                         ANNEX 1

                              Membership Interests

                          [See Section 2.11(b) and (c)]

             Type of                                         Certificate
           Membership            Number of                     No(s).
            Interests              Units                      (if any)
            ---------              -----                      --------
       ILLC Membership             100%                           1
       Interests in IOLLC

























                      Annex 1 to Parent Security Agreement

                                                                      SCHEDULE I

                               Iridium LLC Members

                                    INTERESTS

                                                                            Series M
                                                                           Convertible    Series A     Series B       Series C
                                                               Class 1       Class 2       Class 2     Class 2        Class 2
Name and Business Address                                     Interests     Interests     Interests    Interests     Interests
-------------------------                                     ---------     ---------     ---------    ---------     ---------
AIG Asian Infrastructure Fund, L.P.                            945,898         --            --             --           --
c/o L. Michael Murphy
American International Building
29 Richmond Road
Pembroke, Bermuda  HM08


AIG Investment Corporation (Asia) Ltd.                         689,194         --            --             --           --
c/o Cesar Zalamea
NatWest Tower, 31st Floor
Times Square
1 Matheson St
Causeway Bay, Hong Kong


American International Underwriters Overseas, Ltd.             945,898         --            --             --           --
c/o L. Michael Murphy
American International  Building
29 Richmond Road
Pembroke, Bermuda  HM08


BCE Mobile                                                        --           --         11,129.8          --           --
20 Carlson Court
Etobioke, Ontario
Canada  M9W 6V4


IAC Sale Sub, Ltd.                                            1,579,888        --            --             --           --
c/o Hume & Johnson P.A.
Suite 301
1401 University Drive
Coral Springs, Florida  33071-8909


IAC Swap Sub, Ltd.                                             879,233         --            --             --           --
c/o Hume & Johnson P.A.
Suite 301
1401 University Drive
Coral Springs, Florida  33071-8909


Irid Investor Holdings Ltd.                                   1,612,500        --            --             --           --
c/o L. Michael Murphy
American International Buildings
29 Richmond Road
Pembroke, Bermuda  HM08


Iridium Africa Corporation .                                  4,500,000        --            --             --           --
c/o Mawarid Services (UK) Ltd.
Berkeley Square House, 6th Floor
Berkeley Square
London W1X5PN England

                     Schedule I to Parent Security Agreement

Iridium Andes-Caribe                                          2,447,304        --            --             --           --
Ed. Maploca II - Piso 4
Av. Principal de Los Cortijos de Lourdes
Caracas, Venezuela


Iridium Brasil S/A                                            2,824,755        --            --             --           --
CX. Postal 7060
80021 - Curitiba - PR -
Brazil


Iridium Canada, Inc.                                          5,250,000        --            --             --           --
c/o BCE Mobile
20 Carlson Court
Etobioke, Ontario
Canada  M9W 6V4


Iridium China (Hong Kong) Ltd.                                5,250,000        --            --             --           --
12/F Conic Investment Building
13 Hok Yuen Street
Hunghom, Kowloon, Hong Kong


Iridium India Telecom Limited                                 5,250,000        --            --             --           --
c/o Industrial Development Bank of India
IDBI Tower, Cuffe Parade
Bombay -- 400 005 India


Iridium Italia                                                5,550,000        --            --             --           --
c/o Telecom Italia SpA
Via Flaminia 189
00196 Rome Italy


Iridium Middle East Corporation                               6,000,000        --            --             --           --
c/o Carlyle International
1001 Pennsylvania Ave., N.W.
Washington, D.C. 20004
-or-
c/o Mawarid Services (UK) Ltd.
Berkeley Square House, 6th Floor
Berkeley Square
London W1X 5PN England


Iridium World Communications Ltd.                             12,093,969       --            --             --           --
1575 Eye Street, NW
Washington, D.C. 20005


Khrunichev State Research and                                 6,133,125        --            --             --           --
Production Space Center
18, Novozavodskaja St.
Moscow 121309
Russian Federation


Lockheed Martin Corporation                                   1,500,000        --            --             --           --
1111 Lockheed Way
ORGN 50-01, Bldg. 104
Sunnyvale, CA  94089


                     Schedule I to Parent Security Agreement

Motorola, Inc.                                                24,477,000       --            --              1           75
1303 East Algonquin Rd.
Schaumburg, IL  60196


Nippon Iridium (Bermuda) Limited                              15,750,000       --            --             --           --
c/o NIPPON IRIDIUM CORPORATION
Ichibancho FS Building 8
Ichibancho Chiyoda-ku
Tokyo 102 Japan


Pacific Asia Communications Ltd.                              5,250,000        --            --             --           --
c/o Pacific Iridium Telecommunications Co., Ltd.
19/F, 169 Sec.4, Jen-A: Road
Taipei 106, Taiwan, R.O.C.


Raytheon Company                                               900,000         --            --             --           --
1001 Boston Post Road
Marlboro, MA 01752


SK Telecom                                                    5,250,000        --         16,381.7          --           --
6th Floor, Namsan Green Building 267
5-ga, Namdaemunno
Chung-gue, Seoul Korea


South Pacific Iridium Holdings Limited                        1,169,010        --            --             --           --
c/o Harney Westwood & Riegels
Road Town, Tortola
British Virgin Islands


South Pacific Iridium Holdings Limited II                     2,137,500        --            --             --           --
c/o Harney Westwood & Riegels
Craigmuir Chambers, P. O. Box 71
Road Town, Tortola
British Virgin Islands


Sprint Iridium, Inc.                                          5,250,000        --         16,381.6          --           --
2330 Shawnee Mission Parkway
Westwood, KS  66205


Thai Satellite Telecommunications Co., Ltd.                   5,250,000        --            --             --           --
c/o United Communication
Industry Co. Ltd.
20 Phahonyothin Rd.
Soi 11 Phayathai
Bangkok 10400, Thailand


VEBACOM Holdings, Inc.                                        12,427,875       --            --             --           --
c/o VEBACOM GmbH
Am Bonneshof 35
D-40474 Dusseldorf Germany

TOTAL                                                        141,313,149       --         87,786.2           1           75


                     Schedule I to Parent Security Agreement

                                                                       EXHIBIT D

                    [FORM OF SUBSIDIARY GUARANTEE AGREEMENT]

                         SUBSIDIARY GUARANTEE AGREEMENT

              GUARANTEE AGREEMENT dated as of ____________ __, 199_ between: each of the entities identified under the caption "SUBSIDIARY GUARANTOR" on the signature pages hereto or which shall become a Subsidiary Guarantor for purposes hereof pursuant to Section 6.11 of the Credit Agreement referred to below (each individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"); and THE CHASE MANHATTAN BANK, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

              Iridium Operating LLC, a Delaware limited liability company (the "Company"), the lenders named therein (the "Lenders"), the Administrative Agent, The Chase Manhattan Bank, as Collateral Agent, and Barclays Bank PLC, as Documentation Agent are parties to a Senior Secured Credit Agreement dated as of December 23, 1998 (as modified, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by the Lenders to the Company in an aggregate principal amount not exceeding $800,000,000.

              To induce the Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              SECTION 1.01. Defined Terms. Capitalized terms used but not defined herein shall have their respective defined meanings in the Credit Agreement.

              SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Governmental Authority, any entity succeeding to any or all of the functions of such Governmental Authority, (c) the words "herein", "hereof" and "hereunder", and


                         Subsidiary Guarantee Agreement
words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                                    GUARANTEE

              SECTION 2.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Agents by the Company under the Credit Agreement and the other Credit Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

              SECTION 2.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 2.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, any other Credit Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article II that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

              (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

              (ii) any of the acts mentioned in any of the provisions of the Credit Agreement, any other Credit Document or any other agreement or instrument referred to herein or therein shall be done or omitted;


                         Subsidiary Guarantee Agreement

              (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement, any other Credit Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

              (iv) any lien or security interest granted to, or in favor of, any Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or Lender exhaust any right, power or remedy or proceed against the Company under the Credit Agreement, any other Credit Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

              SECTION 2.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

              SECTION 2.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments of the Lenders under the Credit Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in
Section 2.01, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

              SECTION 2.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under the Credit Agreement may be declared to be forthwith due and payable as provided in Article IX of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article IX) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the


                         Subsidiary Guarantee Agreement

Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 2.01.

              SECTION 2.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article II constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

              SECTION 2.07. Continuing Guarantee. The guarantee in this Article II is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

              SECTION 2.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Subsidiary Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Subsidiary Guarantor (but subject to the next sentence), pay to such Excess Funding Subsidiary Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Subsidiary Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Subsidiary Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article II and such Excess Funding Subsidiary Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

              For purposes of this Section, (i) "Excess Funding Subsidiary Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Subsidiary Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and
(iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.


                         Subsidiary Guarantee Agreement

              SECTION 2.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 2.01 would otherwise, taking into account the provisions of Section 2.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

              Each Subsidiary Guarantor represents and warrants to the Lenders and the Administrative Agent that:

              SECTION 3.01. Corporate Existence. Such Subsidiary Guarantor: (a) is a corporation, limited liability company, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be likely (either individually or in the aggregate) to have a Material Adverse Effect.

              SECTION 3.02. No Conflicts. None of the execution and delivery of this Agreement and the Security Agreement, the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the charter, by-laws or other organizational documents of such Subsidiary Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which such Subsidiary Guarantor is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the revenues or assets of such Subsidiary Guarantor pursuant to the terms of any such agreement or instrument.

              SECTION 3.03. Corporate Action. Such Subsidiary Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Security Agreement; the execution, delivery and performance by such Subsidiary Guarantor of this Agreement and the Security Agreement have been duly authorized by all necessary corporate action on its part; and each of this Agreement and the Security Agreement has been duly and validly executed and delivered by such Subsidiary Guarantor and


                         Subsidiary Guarantee Agreement
constitutes its legal, valid and binding obligation, enforceable in accordance with its respective terms.

              SECTION 3.04. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by such Subsidiary Guarantor of this Agreement or the Security Agreement or for the validity or enforceability hereof or thereof.

                                   ARTICLE IV

                                  MISCELLANEOUS

              SECTION 4.01. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              SECTION 4.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its respective address specified in Section 11.01 of the Credit Agreement (or, in the case of the Subsidiary Guarantors, such address of the Company) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

              SECTION 4.03. Expenses. The Subsidiary Guarantors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section.

              SECTION 4.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Subsidiary Guarantor and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent, each Lender, each holder of any of the Guaranteed Obligations and each Subsidiary Guarantor.

              SECTION 4.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor,


                         Subsidiary Guarantee Agreement
the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations, provided, however, that no Subsidiary Guarantor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent.

              SECTION 4.06. Captions. The captions and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not effect construction of, or be taken into consideration, in the interpreting of this Agreement.

              SECTION 4.07. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

              SECTION 4.08. Governing Law; Jurisdiction; Consent to Service of Process.

              (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

              (c) Each Subsidiary Guarantor hereby irrevocably appoints CT Corporation (the "Process Agent") with an office on the date hereof at 1633 Broadway, New York, New York 10019 as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding. Such service may be made by mailing or delivering a copy of such process to any Subsidiary Guarantor, in care of the Process Agent at the Process Agent's above address and each Subsidiary Guarantor hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf. The Administrative Agent and each Lender agree to mail to each Subsidiary Guarantor at its address provided under
Section 4.02 a copy of any summons, complaint, or other process mailed or delivered by it to such Subsidiary Guarantor in care of the Process Agent. As an alternate method of service, each Subsidiary Guarantor also irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to it at its address provided under Section
4.02. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


                         Subsidiary Guarantee Agreement

              (d) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (e) To the extent that any Subsidiary Guarantor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its property or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Subsidiary Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

              SECTION 4.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 4.10. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Subsidiary Guarantors, the Administrative Agent and the Lenders, and no other Person (including, without limitation, any other Credit Party, any contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Project or any other creditor of the Company or any of its Subsidiaries) shall have any rights hereunder.

              SECTION 4.11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.


                         Subsidiary Guarantee Agreement

              IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed and delivered as of the day and year first above written.

                              SUBSIDIARY GUARANTORS

                              IRIDIUM CAPITAL CORPORATION


                              By
                                 ------------------------
                                 Name:
                                 Title:

                              IRIDIUM IP LLC


                              By
                                 ------------------------
                                 Name:
                                 Title:

                              IRIDIUM ROAMING LLC


                              By
                                 ------------------------
                                 Name:
                                 Title:

                              IRIDIUM FACILITIES CORPORATION


                              By
                                 ------------------------
                                 Name:
                                 Title:

















                         Subsidiary Guarantee Agreement

                              ADMINISTRATIVE AGENT

                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent


                              By
                                 ------------------------
                              Name:
                              Title:


























                         Subsidiary Guarantee Agreement

                                                                       EXHIBIT E

                    [FORM OF GUARANTEE ASSUMPTION AGREEMENT]

                         GUARANTEE ASSUMPTION AGREEMENT

              GUARANTEE ASSUMPTION AGREEMENT dated as of [_______________, 199_], by [_______________________], a [______________ corporation/limited liability company/partnership] (the "Additional Subsidiary Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity together with its successors in such capacity, the "Administrative Agent").

              Iridium Operating LLC, a Delaware limited liability company, the lenders named therein (the "Lenders"), the Global Lead Arrangers, the Administrative Agent and the Documentation Agent are parties to a Senior Secured Credit Agreement dated as of December 23, 1998 (as modified, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein being used as therein defined).

              Pursuant to Section 6.11 of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Subsidiary Guarantee Agreement, and an "Obligor" for all purposes of the Security Agreement. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in the Subsidiary Guarantee Agreement) in the same manner and to the same extent as is provided in Article II of the Subsidiary Guarantee Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Article III of the Subsidiary Guarantee Agreement, and in Article II of the Security Agreement, with respect to itself and its obligations under this Agreement (with any reference in said Sections to the Credit Documents being deemed to include a reference to this Agreement). In addition, Annexes 1, 2, 3, 4, 5 and 6 to the Security Agreement shall be deemed to be supplemented in respect of the Additional Subsidiary Guarantor as specified in Appendix A hereto.


                         Guarantee Assumption Agreement

              IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                               [ADDITIONAL SUBSIDIARY GUARANTOR]

                                               By
                                                 -----------------------------
                                                 Name:
                                                 Title:

Accepted and Agreed:

THE CHASE MANHATTAN BANK,
as Administrative Agent

By
  ---------------------------
  Name:
  Title:

















                         Guarantee Assumption Agreement

                                                         Appendix A to Guarantee
                                                            Assumption Agreement

Supplement to Annex 1:

     [To be completed]

Supplement to Annex 2:

     [To be completed]

Supplement to Annex 3:

     [To be completed]

Supplement to Annex 4:

     [To be completed]

Supplement to Annex 5:

     [To be completed]

Supplement to Annex 6:

     [To be completed]


                  Appendix A to Guarantee Assumption Agreement

                                                                       EXHIBIT F

                         [FORM OF DEPOSITARY AGREEMENT]


              DEPOSIT, DISBURSEMENT AND ACCOUNT CONTROL AGREEMENT dated as of December __, 1998 between: IRIDIUM OPERATING LLC, a Delaware limited liability company (the "Company"); THE CHASE MANHATTAN BANK ("Chase"), in its capacity as collateral agent Hunder the Credit Agreement and the other Credit Documents referred to below (together with its successors and permitted assigns in such capacity, the "Collateral Agent"); and THE CHASE MANHATTAN BANK in its capacity as depositary bank (together with its successors in such capacity, the "Depositary Bank").

                                 R E C I T A L S

              WHEREAS, the Company, the Global Lead Arrangers named therein, the Lenders party thereto, the Collateral Agent, Chase, in its capacity as the Administrative Agent, and Barclays Bank PLC, in its capacity as the Documentation Agent, have entered into a Senior Secured Credit Agreement dated as of December 23, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the Lenders to make loans to the Company in an aggregate principal amount not exceeding $800,000,000;

              WHEREAS, the obligations of the Company under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) will be secured by certain of the assets of the Company pursuant to certain of the Security Documents;

              WHEREAS, the Collateral Agent and the Company desire to appoint the Depositary Bank to act as depositary bank with respect to the various Accounts (as defined below) established with the corporate trust department of the Depositary Bank at its office at 450 West 33rd Street, 15th Floor, New York, New York 10001 pursuant to this Agreement; and

              WHEREAS, the Depositary Bank has agreed to establish and maintain the Accounts in accordance with this Agreement;

              NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:






                              Depositary Agreement

                                    ARTICLE I

                                   DEFINITIONS

              SECTION 1.01. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement, whether specifically set forth therein or by reference to another document. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns and, in the case of any Government Authority, any Person succeeding to its functions and capacities. In addition, as used herein the following terms shall have the following respective meanings (all terms defined in this Section and in the other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

              "Accounts" means the accounts specified in Section 3.01.

              "Authorized Officer" means (a) with respect to the Company, any Responsible Officer the names (and specimen signatures) of which shall be specified in writing from time to time by the Company to the Depositary Bank and
(b) with respect to the Collateral Agent, any officer or other representative of the Collateral Agent designated in writing to the Depositary Bank to act for the Collateral Agent for purposes of this Agreement.

              "General Receipt & Disbursement Account" means the account entitled "Iridium General Receipt & Disbursement Account" established and maintained by the Depositary Bank.

              "Iridium Clearing Account" means one or more Dollar accounts (including, without limitation, the Iridium Sub-Clearing Account) of the Company established and maintained with depository institutions that may be located in the United States of America or offshore and will be used for the purpose of settling payments due to the Company and its Subsidiaries from, and payments due by the Company and its Subsidiaries to, other parties in connection with the operation of the Iridium Business, all as generally contemplated by Article VI of the Gateway Authorization Agreements.

              "Iridium Sub-Clearing Account" means one or more accounts that are part of the Iridium Clearing Account and hold moneys paid from time to time to the Company or any of its Subsidiaries as a result of the settlement process effected through the Iridium Clearing Account.

              "Loss Proceeds Account" means the account entitled "Iridium Loss Proceeds Account" established and maintained by the Depositary Bank.

              "Permitted Investments" means:

              (a) direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and which have a remaining Average Life of not more than 365 days from the date of acquisition thereof;

              (b) investments in commercial paper maturing not more than 270 days after the date of acquisition thereof and having, at such date of acquisition, a credit rating of at


                              Depositary Agreement
     least P-1 from S&P or A-1 from Moody's (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act of 1933, as amended));

              (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than 270 days after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank or trust company organized under the laws of the United States of America or any State thereof or any other country which is a member of the Organization for Economic Cooperation and Development, in each case which has a combined capital, surplus and undivided profits of not less than $500,000,000 or its equivalent in foreign currency, and whose debt is rated at least A- by S&P or A-3 by Moody's (or such similar equivalent rating by a "nationally recognized statistical rating organization" (as defined above));

              (d) repurchase obligations with a term of not more than 7 days for securities described in clause (a) of this definition and entered into with a financial institution which has a combined capital, surplus and undivided profits of not less than $500,000,000 or its equivalent in foreign currency, and whose debt is rated at least A- by from S&P or A-3 by Moody's (or such similar equivalent rating by a "nationally recognized statistical rating organization" (as defined above)); and

              (e) any mutual or similar fund investing exclusively in Permitted Investments of the type described in clauses (a), (b), (c) and/or (d) above.

              "Prepayment Account" means the account entitled "Iridium Prepayment Account" established and maintained by the Depositary Bank.

              "Responsible Officer" means the chief executive officer, chief financial officer, general counsel, any senior vice president, any vice president or the treasurer of the Company.

              "Restoration Sub-Account" means the "Iridium Restoration Sub-Account" established and maintained by the Depositary Bank.

              "Secured Obligations" has the meaning assigned to such term in the Security Agreement.

              "Termination Date" means the date on which the Collateral Agent shall advise the Depositary Bank in writing that all principal of and interest on the Loans and all other amounts owing by the Company or any of its Subsidiaries under the Credit Agreement and the other Credit Documents have been paid in full and that the Commitments have expired or terminated.

              SECTION 1.02. Uniform Commercial Code. As used herein, the term "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires.


                              Depositary Agreement

              SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Government Authority, any successor or other entity that performs equivalent functions in whole or in part, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                  ACCEPTANCE OF APPOINTMENT AS COLLATERAL AGENT
                               AND DEPOSITARY BANK

              SECTION 2.01. Acceptance of Appointment as Collateral Agent . Chase does hereby agree to serve as Collateral Agent for the benefit of the Secured Parties under this Agreement.

              SECTION 2.02. Depositary Bank.

              (a) Acceptance of Appointment of Depositary Bank. Chase hereby agrees to act as Depositary Bank under this Agreement. The Company and the Collateral Agent hereby acknowledge and agree that the Depositary Bank shall act as Depositary Bank under this Agreement.

              (b) Confirmation and Agreement. The Depositary Bank acknowledges, confirms and agrees that (i) the Depositary Bank has established the Accounts as set forth in Section 3.01, (ii) each Account is a securities account in respect of which the Depository Bank is the securities intermediary, (iii) the Company is the entitlement holder of the Accounts, (iv) all cash and other property delivered to the Depositary Bank pursuant to this Agreement or the other Security Documents will be promptly credited to an Account, (v) all securities in registered form or payable to, or to order of a person, and credited to any Account shall be registered in the name of, payable to or to the order of, or specially indorsed to, the Depositary Bank or in blank, or credited to another securities account maintained in the name of the Depositary Bank, and in no case will any securities credited to any Account be registered in the name of, payable to or to the order of, or specially indorsed to, the Company except to the extent the foregoing have been


                              Depositary Agreement
specially indorsed by the Company to the Depositary Bank or in blank, (vi) the Depositary Bank shall promptly comply with all instructions of the Collateral Agent and, to the limited extent set forth in Section 2.03, the Company in connection with the transfer or withdrawal of amounts in the Accounts and (vii) the Depositary Bank shall not change the name or account number of any Account without the prior written consent of the Collateral Agent and at least 5 Business Days prior notice to the Company.

              (c) Financial Assets Election. Each of the Company, the Collateral Agent and the Depositary Bank agrees that each item of property (whether cash, a security, an instrument or obligation, share, participation, interest or any other property whatsoever) credited to any Account shall be treated as a financial asset under Article 8 of the UCC.

              (d) Entitlement Orders. Anything herein to the contrary notwithstanding, the Company irrevocably agrees that the Depositary Bank may, and the Depositary Bank agrees that it shall, comply with entitlement orders originated by the Collateral Agent and relating to any Account without further consent by the Company or any other Person and without regard to whether the Collateral Agent is, under the terms and conditions of this Agreement, entitled to give such entitlement orders. If there is any conflict between entitlement orders originated by the Company and entitlement orders originated by the Collateral Agent, the latter shall control.

              (e) Subordination of Lien; Waiver of Set-Off. In the event that the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Account or any security entitlement credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Collateral Agent. The financial assets standing to the credit of the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Collateral Agent (except the amount of any checks which have been credited to any Account but are subsequently returned unpaid because of uncollected or insufficient funds).

              (f) No Other Agreements. None of the Depositary Bank, the Collateral Agent or the Company has entered into any agreement with respect to the Accounts or any financial assets credited to any Account other than this Agreement, in the case of the parties hereto, and the Credit Agreement and the Security Agreement, in the case of the Company and the Collateral Agent, similar agreements entered into pursuant to the Existing Secured Credit Agreement and agreements pursuant to which payments are to be made into the Accounts. The Depositary Bank has not entered into any agreement with the Company or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by the Collateral Agent in accordance with Section 2.02(d). In the event of any conflict between this Agreement (or any portion hereof) or any other Security Document or any other agreement now existing or hereafter entered into (other than the Credit Agreement), the terms of this Agreement shall prevail for purposes hereof.

              (g) Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and the Company in each of the Accounts, the Depositary Bank does not know of any claim to, or interest in, any Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial


                              Depositary Agreement
asset credited thereto, the Depositary Bank will promptly notify the Collateral Agent and the Company thereof.

              (h) Rights and Powers of the Collateral Agent. The agreement hereunder of the Depositary Bank to comply with entitlement orders of the Collateral Agent is irrevocable during the term of this Agreement and has been made in order to perfect the lien upon and security interests in the Accounts in favor of the Collateral Agent and will be affected by neither the bankruptcy of the Company nor the lapse of time.

              SECTION 2.03. Limitation on Company's Rights. Until the Termination Date, the Company shall not have any rights to withdraw cash or other property held in or credited to the Accounts, except for the right to give instructions to the Depositary Bank to make withdrawals of moneys held in the Accounts as permitted by this Agreement and the right to direct the investment of moneys held in the Accounts as permitted by Section 5.03.

                                   ARTICLE III

                          ESTABLISHMENT OF THE ACCOUNTS

              SECTION 3.01. Establishment of the Accounts. The Depositary Bank has established the following special, segregated securities accounts (the "Accounts") which (except as expressly provided herein) shall be maintained at all times until the termination of this Agreement:

                    (1)   the General Receipt & Disbursement Account;
                    (2)   the Loss Proceeds Account; and
                    (3)   the Prepayment Account.

              The Depositary Bank has established the Restoration Sub-Account within the Loss Proceeds Account.

              In the event that, in accordance with this Agreement, the Depositary Bank is required to segregate certain moneys in any Account from any other amounts on deposit in such Account pending transfer or withdrawal in accordance with this Agreement, the Depositary Bank shall (subject to Section 5.03) either (i) hold such moneys in such Account for use solely for such transfer or withdrawal or (ii) if requested in a certificate of an Authorized Officer of the Collateral Agent, create a separate sub-account for such purpose. For ease of administration or if deemed advisable or necessary by the Collateral Agent to give effect to the purposes of this Agreement, the Depositary Bank may, with the consent of the Collateral Agent and upon notice to the Company and the Collateral Agent, establish other sub-accounts within any Account.

              SECTION 3.02. Lien and Security Interest, Etc. As collateral security for the prompt payment in full when due of the Secured Obligations, the Company hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a lien on and security interest in, all of the Company's right, title and interest, whether now owned or hereafter acquired, in and to (i) each Account and (ii) all cash, investments, securities or other property at any time on deposit in or credited to any Account,


                              Depositary Agreement
including all income or gain earned thereon and any proceeds thereof. For avoidance of doubt, and not withstanding anything herein to the contrary, the security interests purported to be created by this Agreement and the Security Agreement do not include the Iridium Clearing Account or any cash or other property on deposit therein or credited thereto.

              SECTION 3.03. Termination. This Agreement shall remain in full force and effect until the Termination Date.

                                   ARTICLE IV

                            OPERATION OF THE ACCOUNTS

              SECTION 4.01. General Receipt & Disbursement Account.

              (a) Deposits into General Receipt & Disbursement Account. The Company agrees, and will take all necessary action to ensure, that the following amounts shall be deposited directly into the General Receipt & Disbursement
Account:

              (i) all proceeds of the Loans under the Credit Agreement;

              (ii) all proceeds of the loans under the Motorola Guaranteed Credit Agreement;

              (iii) all amounts transferred from the Loss Proceeds Account pursuant to Section 4.02(b)(iii);

              (iv) all amounts transferred from the Prepayment Account pursuant to Section 4.03(b)(iii);

              (v) all dividends or other distributions, or other payments, in cash by any Subsidiary of the Company to the Company;

              (vi) any income from the investment of moneys in the Accounts pursuant to Section 5.03;

              (vii) all other income (howsoever earned), revenue (howsoever generated) and proceeds of any nature whatsoever received by the Company or any of its Subsidiaries (but excluding (i) any amounts required or permitted by this Agreement to be deposited to another Account, (ii) any amounts which are held in, or to be credited to, the Iridium Clearing Account, or any interest earned with respect to such amount while so held in the Iridium Clearing Account (other than the Iridium Sub-Clearing Account to the extent provided in clause (viii) below) and (iii) the proceeds of any Debt Incurrence permitted under Section 7.01(f) of the Credit Agreement which are being used to Refinance outstanding Indebtedness, or proceeds of any Debt Incurrence permitted under Section 7.01(d) which are being used to Refinance Deferred O&M Amounts, but only to the extent such proceeds are paid to the lenders of such outstanding Indebtedness and no prepayment is required in connection with such Debt Incurrence pursuant to Section 2.09 of the Credit Agreement); and


                              Depositary Agreement

              (viii) all amounts in the Iridium Sub-Clearing Account to the extent required to be transferred to the General Receipt & Disbursement Account pursuant to Section 4.01(d).

              (b) Disbursements from General Receipt & Disbursement Account. Except as otherwise provided in this Agreement, the amounts held in the General Receipt & Disbursement Account shall be applied solely for the payment or reimbursement of Costs. All moneys withdrawn from the General Receipt & Disbursement Account shall be withdrawn in accordance with the disbursement procedures set forth below:

              (i) The Company may request the withdrawal of moneys in the General Receipt & Disbursement Account for the purpose of paying or reimbursing Costs or to transfer funds to one or more of the Local Accounts. Upon receipt of instructions from an Authorized Officer of the Company requesting a withdrawal of funds from the General Receipt & Disbursement Account, the Depositary Bank shall effect such withdrawal and either pay such funds to the intended payee(s) thereof or transfer such funds to a Local Account, in each case as specified in such instructions. The Company will furnish a copy of each such instruction to the Collateral Agent. All funds held in the General Receipt & Disbursement Account shall be used by the Company from time to time to make payment or reimbursement of Costs or any other payments permitted under the Credit Agreement as the Company shall direct, but in any event all payments in respect of the Space System Contract, the Terrestrial Network Development Contract and the O&M Contract and all payments in respect of Indebtedness of the Company and its Subsidiaries will be made from funds in the General Receipt & Disbursement Account.

              (ii) If at any time the amount available to be applied to the payment of any of the Company's obligations under clause (i) above is insufficient to pay in full all amounts required to be paid thereunder, the Depositary Bank shall promptly advise the Company (with a copy to the Collateral Agents) of such insufficiency and shall not make payment of any amounts unless and until the Company has specified in writing to the Depositary Bank the payee(s) and amount(s) to be so paid with the amounts available.

              (iii) Notwithstanding anything herein to the contrary, the amount of any proceeds of workers' compensation insurance, comprehensive general liability insurance and comprehensive automobile liability insurance received by the Company and deposited into the General Receipt & Disbursement Account which is required to be paid over by the Company to any Person other than the Company or any of its Subsidiaries shall be, upon receipt of a written request from an Authorized Officer of the Company that such proceeds that have been deposited into the General Receipt & Disbursement Account are required to be so paid over, promptly disbursed to the Company, whereupon such proceeds shall be paid over by the Company to the Person(s) entitled thereto.

              (c) Local Accounts. In addition to the Accounts, the Company may at any time from and after the date hereof establish and maintain one or more other deposit accounts (each hereinafter referred to as a "Local Account") with
(i) The Chase Manhattan Bank (or such other commercial bank which shall from time to time act as the Collateral Agent hereunder) (the "Chase Local Accounts"), (ii) any other depository institution designated by the Company


                              Depositary Agreement
located in the United States of America (the "Other Domestic Local Accounts" and, together with the Chase Local Accounts, the "Domestic Local Accounts") and
(iii) one or more deposit accounts with any depository institution designated by the Company located outside of the United States (the "Foreign Local Accounts" and, together with the Other Domestic Local Accounts, the "Other Local Accounts"); provided that (x) the maximum aggregate amount of cash or other property at any time held in or credited to the Other Local Accounts shall be $15,000,000 and (y) each Domestic Local Account shall be and at all times remain subject to the security interest created under this Agreement and the Security Agreement, and the Company shall cause each such depositary institution therefor to execute and deliver such acknowledgment, agreement or other documentation, and/or establish such control arrangements, as the Collateral Agent may reasonably request to give effect to the purposes of this Section. All funds held in the Local Accounts may be used by the Company from time to time to make payment or reimbursement of Costs as the Company shall direct (subject to the last sentence of Section 4.01(b)(i)); provided that funds held in any Foreign Local Account may be used by the Company only for the payment of operating expenses (including taxes) owing by the Company in the jurisdiction in which such Foreign Local Account is located. The Local Accounts shall not constitute Accounts and, except as provided in this Section 4.01(c), shall not be subject to the terms of this Agreement.

              (d) Iridium Clearing Account. Notwithstanding anything herein to the contrary, no cash or other property in the Iridium Clearing Account shall be required to be deposited into any of the Accounts (nor shall the Secured Parties have any interest in such cash or other property), except as provided in this paragraph. So long as no Event of Default shall have occurred and be continuing, the Company will cause, within 10 Business Days following the last day of each calendar month, all cash and other property held in or credited to the Iridium Sub-Clearing Account as of such last day to be transferred into the General Receipt & Disbursement Account. Upon deposit into the General Receipt & Disbursement Account, such cash and other property may be withdrawn in accordance with the provisions of Section 4.01(b). If at any time an Event of Default shall have occurred and be continuing, the Depositary Bank, upon direction of an Authorized Officer of the Collateral Agent, shall direct the Company to, and upon receipt of any such direction the Company will, immediately transfer all cash or other property then held in or credited to the Iridium Sub-Clearing Account to the General Receipt & Disbursement Account and, thereafter so long as any Event of Default shall continue, will sweep all cash and other property on a periodic basis (as directed by the Collateral Agent) from the Iridium Sub-Clearing Account into the General Receipt & Disbursement Account.

              SECTION 4.02. Loss Proceeds Account.

              (a) Deposits into Loss Proceeds Account. The Company agrees, and will take all necessary action to ensure, that all Loss Proceeds in respect of each Event of Loss payable to or received by the Company or any of its Subsidiaries shall be deposited directly into the Loss Proceeds Account.

              (b) Disbursements from Loss Proceeds Account.

              (i) The Depositary Bank shall, subject to Section 5.04, from time to time upon instructions of the Collateral Agent transfer the amounts on deposit in the Loss Proceeds


                              Depositary Agreement

     Account to the Administrative Agent for application to a prepayment of the Loans at the times and in the amounts in accordance with Section 2.09(d) of the Credit Agreement.

              (ii) If the Company wishes to apply any Loss Proceeds deposited to the Loss Proceeds Account to the Restoration of the property affected by an Event of Loss, the Company shall give written notice thereof to the Depositary Bank (with a copy to the Collateral Agent) prior to the date 20 Business Days following receipt of such Loss Proceeds by delivering a certificate of an Authorized Officer of the Company to that effect and specifying that portion of such Loss Proceeds that the Company intends to use for such Restoration. Upon receipt of such notice, the Depositary Bank will segregate in the Restoration Sub-Account such portion of the Loss Proceeds. Thereafter, the Company shall, upon request to the Depositary Bank, be permitted to withdraw from time to time all and any portion of such amounts from the Restoration Sub-Account to make expenditures in respect of such Restoration. Upon receipt of each such request, the Depositary Bank shall withdraw and transfer from the Restoration Sub-Account and shall remit to the Company (or such payee(s) as the Company shall direct) the amount specified in such request, and (if remitted to the Company), the Company shall remit to the relevant payees the amounts the Company receives. Upon completion of such Restoration, the Company shall advise the Depositary Bank and the Collateral Agent thereof, and the Depositary Bank shall transfer any portion of such amount remaining in the Restoration Sub-Account in respect of the relevant Event of Loss to the Loss Proceeds Account for application to a prepayment of the Loans to the extent required by Section 2.09(d) of the Credit Agreement or otherwise as provided in this Section.

              (iii) Notwithstanding anything herein to the contrary, any amounts payable by the Company or any of its Subsidiaries with respect to fees, costs, taxes or other amounts specified in determining the Net Available Proceeds of any Event of Loss shall, upon a written request of the Company, be remitted to the Company for payment to the applicable payee(s) thereof. For avoidance of doubt, if any such amount is deducted from proceeds to the Company or any of its Subsidiaries before the receipt thereof, it shall not be a violation of Section 4.02(a).

              SECTION 4.03. Prepayment Account.

              (a) Deposits into Prepayment Account. The Company agrees, and will take all necessary action to ensure, that the following amounts shall be deposited directly into the Prepayment Account:

              (i) all of the Net Available Proceeds of any Disposition (other than an Excluded Disposition) received by the Company or any of its Subsidiaries;

              (ii) all of the Net Available Proceeds of any Equity Issuance resulting from the exercise of the Reserve Capital Call Obligations, and 50% of the Net Available Proceeds of any other Equity Issuance (other than an Excluded Equity Issuance) received by the Company or any of its Subsidiaries (including, without limitation, all amounts paid (or deemed paid) by Iridium LLC as a capital contribution in the Company in respect of the Reserve Capital Call Obligations);


                              Depositary Agreement

              (iii) 50% of the Net Available Proceeds of any Debt Incurrence (other than an Excluded Debt Incurrence) received by the Company or any of its Subsidiaries;

              (iv) all proceeds of any Project Document Claim;

              (v) Excess Cash Flow which is required to be prepaid pursuant to
     Section 2.09(f) of the Credit Agreement; and

              (vi) all other amounts collected or received by the Collateral Agent or by any other Secured Party in respect of any exercise of Security Agreement Remedies with respect to the Collateral under the Security Documents.

              (b) Disbursements from Prepayment Account.

              (i) The Depositary Bank shall, subject to Section 5.04, from time to time upon instructions of the Collateral Agent transfer the amounts on deposit in the Prepayment Account to the Administrative Agent for application to a prepayment of the Loans at the times and in the amounts in accordance with Section 2.09 of the Credit Agreement.

              (ii) Subject to Section 5.04, the Depositary Bank shall, at the written instructions of an Authorized Officer of the Collateral Agent, transfer to the General Receipt & Disbursement Account any amounts deposited in the Prepayment Account to the extent (x) not required to be applied to the prepayment of outstanding Loans pursuant to Section 2.09 of the Credit Agreement and (y) not used for the Restoration of property affected by the relevant Event of Loss or for fees, costs, taxes or other such amounts, as permitted under Section 4.02(b)(iii), as determined by the Collateral Agent.

              (iii) Notwithstanding anything herein to the contrary, any amounts payable by the Company or any of its Subsidiaries with respect to fees, costs, taxes or other amounts specified in determining the Net Available Proceeds, as the case may be, of any Disposition, Equity Issuance, Debt Incurrence or Project Document Claim shall, upon the written request of an Authorized Officer of the Company, be remitted to the Company for payment to the applicable payee(s) thereof. For avoidance of doubt, if any such amount is deducted from proceeds to the Company or any of its Subsidiaries before the receipt thereof, it shall not be a violation of Section 4.03(a).

              (iv) Notwithstanding anything herein to the contrary, any amounts referred to in clause (v) of paragraph (a) above shall be applied to the payment of the Secured Obligations (as defined in the relevant Security Documents) in accordance with the terms of the respective Security Document under which such amounts were received as directed by the Collateral Agent, and upon receiving such direction the Depositary Bank shall pay such amount as so directed.

              (c) Instructions to Project Parties. The Company hereby acknowledges that it has irrevocably instructed each Transaction Party that is a party to each Principal Project Document to make all payments that may be made to or received by the Company thereunder directly to the Depositary Bank for deposit into the Prepayment Account and that such payment will be credited to the Prepayment Account in accordance with the terms of this Agreement.


                              Depositary Agreement

                                    ARTICLE V

                              OTHER ACCOUNT MATTERS

              SECTION 5.01. Remittances to the Company or the Collateral Agent.

              (a) In the event that any payments or other amounts required pursuant to this Agreement to be deposited directly into one of the Accounts are remitted instead to the Company or any of its Subsidiaries, the Company shall (or shall cause any such Subsidiary to) promptly remit such payments or other amounts, in the form received, with any necessary endorsements, to the Depositary Bank for deposit into the relevant Account as provided herein and, pending such remittance to the Depositary Bank, the Company shall (or shall cause any such Subsidiary to) segregate such payments and other amounts from all other funds of the Company (or such Subsidiary, as the case may be) and hold the same in trust for the Secured Parties.

              (b) In the event that any payments or other amounts required pursuant to this Agreement to be deposited directly into one of the Accounts are remitted instead to the Collateral Agent, the Collateral Agent shall promptly remit such payments or other amounts, in the form received, with any necessary endorsements, to the Depositary Bank for deposit to the relevant Account as provided herein.

              SECTION 5.02. Right of Withdrawal. Except as specifically set forth in this Agreement, the Company shall have no right of withdrawal in respect of any of the Accounts.

              SECTION 5.03. Permitted Investments.

              (a) Moneys held in any Account shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of an Authorized Officer of the Company; provided, however, that at any time when (i) the Depositary Bank shall have received written notice from the Collateral Agent that an Event of Default shall have occurred and be continuing or (ii) an Authorized Officer of the Company has not timely furnished such a written direction or, after a request by the Depositary Bank, has not so confirmed a standing instruction to the Depositary Bank, the Depositary Bank shall invest such moneys only in Permitted Investments described in clause (e) of the definition thereof that have a maturity of 30 days or less. Any written direction of an Authorized Officer of the Company with respect to the investment or reinvestment of moneys held in any Account shall direct investment or reinvestment only in Permitted Investments. All Permitted Investments shall be credited to the relevant Account and shall comply with
Section 2.02(b)(v).

              (b) Earnings on Permitted Investments held in each Account shall be deposited upon receipt in the General Receipt & Disbursement Account as provided in Section 4.01(a).

              (c) The Depositary Bank shall have no liability for any loss resulting from any investment contemplated by this Section other than by reason of its bad faith, intentional misconduct or gross negligence.

              (d) The Depositary Bank may sell or liquidate any Permitted Investment (without regard to maturity date) whenever the Depositary Bank reasonably deems it necessary to make


                              Depositary Agreement
any deposit, transfer or distribution required by this Agreement (using reasonable efforts to minimize the costs or losses resulting from such liquidation), provided that the Depositary Bank shall not be liable to any Person for any loss suffered because of such sale or liquidation or by any delay in liquidation other than by reason of its bad faith, intentional misconduct or gross negligence.

              (e) For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be for the account of the Company.

              (f) Each of the parties hereto acknowledges that in connection with Permitted Investments of the type described in clause (c) of the definition of "Permitted Investments" for which the Depositary Bank or an affiliate of the Depositary Bank serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or subcustodian (i) the Depositary Bank or an affiliate of the Depositary Bank charges and collects fees and expenses from such funds for services rendered, (ii) the Depositary Bank charges and collects fees and expenses for services rendered pursuant to the standard terms and conditions and (iii) services performed for such Permitted Investments and pursuant to the standard terms and conditions may converge at any time. Each of the parties hereto hereby specifically authorizes the Depositary Bank or an affiliate of the Depositary Bank to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Depositary Bank may charge and collect for services rendered pursuant to the standard terms and conditions.

              SECTION 5.04. Defaults. Notwithstanding anything contained in this Agreement to the contrary, upon receiving notice from the Collateral Agent of the occurrence and during the continuation of an Event of Default, the Depositary Bank shall accept all notices and instructions required to be given to the Depositary Bank pursuant to the terms of this Agreement only from the Collateral Agent and not from any other Person, and, notwithstanding anything herein to the contrary, the Depositary Bank shall not withdraw, transfer, pay or otherwise distribute any moneys in any of the Accounts except pursuant to such notices and instructions from the Collateral Agent (it being understood that, upon and during the continuance of an Event of Default, the Collateral Agent may direct any or all of the moneys in the Accounts to be applied to pay when due any of the Secured Obligations). No amounts from time to time held in each Account shall constitute payment of any Indebtedness or any other obligation of the Company until applied as herein provided.

              SECTION 5.05. Identification of Amounts. In the event the Depositary Bank receives moneys without adequate identification or adequate instruction with respect to the proper Account in which such moneys are to be deposited, the Depositary Bank shall deposit such moneys into the General Receipt & Disbursement Account and segregate such moneys from all other amounts on deposit in the General Receipt & Disbursement Account and notify the Company of the receipt of such moneys. Upon receipt of instructions of an Authorized Officer of the Company as to identification of such moneys, the Depositary Bank shall transfer such moneys from the General Receipt & Disbursement Account to the Account as so instructed by the Company.


                              Depositary Agreement

              SECTION 5.06. Other Transfers. If at any time any amount required hereby to be deposited into a particular Account is deposited into another Account, the Depositary Bank shall have the right to transfer such amount to the proper Account.

              SECTION 5.07. Account Balance Statements. The Depositary Bank shall, on a monthly basis, provide to the Collateral Agent and the Company, account statements in respect of each of the Accounts, sub-accounts and amounts segregated in any of the Accounts or sub-accounts. Such account statement shall also include deposits, withdrawals and transfers from and to each Account and sub-account and any segregated amounts. At such other times as the Collateral Agent or the Company may from time to time reasonably request (but not more frequently than once each week unless an Event of Default shall have occurred and is continuing), the Depositary Bank shall provide written informal account information regarding (a) cash and other items credited to each of the Accounts, sub-accounts and, to the extent reasonably available, amounts segregated in any of the Accounts or sub-accounts and (b) deposits, withdrawals and transfers from and to any Account, sub-account and, to the extent reasonably available, segregated amounts.

                                   ARTICLE VI

                               THE DEPOSITARY BANK

              SECTION 6.01. Tax Identification. The Company shall on the signature page of this Agreement provide the Depositary Bank with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned hereunder shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

              SECTION 6.02. Action.

              (a) The Depositary Bank may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder (or, as contemplated in this Agreement, any telephonic notice, instruction or request) and believed by it to be genuine and to have been signed or presented by an Authorized Officer of the proper party or parties. The Depositary Bank shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice, instruction or request. The Depositary Bank shall have no duty to solicit any payments which may be due it hereunder.

              (b) The Depositary Bank shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Depositary Bank's gross negligence, intentional misconduct or bad faith was the primary cause of any loss to any such party. In the administration of the Accounts hereunder, the Depositary Bank may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Depositary Bank shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.


                              Depositary Agreement

              (c) The duties and responsibilities of the Depositary Bank hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. The Depositary Bank shall not have any liability under, nor duty to inquire into the terms and provisions of, any agreement or instructions, other than as provided in the Agreement.

              (d) In the event that the Depositary Bank shall be uncertain as to its duties or rights hereunder or shall receive notice, instructions or requests from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held by it until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

              SECTION 6.03. Resignation. Subject to the appointment and acceptance of a successor Depositary Bank, the Depositary Bank may resign and be discharged from its duties or obligations hereunder by giving notice in writing to the Collateral Agent and the Company of such resignation specifying a date when such resignation shall take effect. Upon receipt of such notice, the Collateral Agent shall have the right to designate a successor Depositary Bank which shall be a Lender and a bank with an office in New York, New York and a combined capital and surplus of at least $500,000,000, with the prior consent of the Company (which consent shall not be unreasonably withheld). If no successor shall have been so designated and shall have accepted such designation within 30 days of the retiring Depositary Bank's giving notice of such resignation, the retiring Depositary Bank may appoint its successor provided such appointed successor is a Lender and a bank with an office in the New York, New York with a combined capital surplus of at least $500,000,000. Upon acceptance by a successor Depositary Bank of its appointment hereunder, the retiring Depositary Bank shall be discharged from its duties and obligations hereunder. In connection with its resignation hereunder, the Depositary Bank shall have the right to withhold an amount equal to the amount due and owing to the Depositary Bank plus any costs and expenses the Depositary Bank shall reasonably believe may be incurred by the Depositary Bank in connection with its resignation. Upon the acceptance of any appointment as Depositary Bank hereunder by the successor Depositary Bank, (a) such successor Depositary Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Bank, and the retiring Depositary Bank shall be discharged from its duties and obligations hereunder and (b) the retiring Depositary Bank shall promptly transfer all Accounts within its possession or control to the possession or control of the successor Depositary Bank and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Bank with respect to the Accounts to the successor Depositary Bank.

              SECTION 6.04. Compensation. The Company hereby agrees to (i) pay the Depositary Bank upon execution of this Agreement reasonable compensation for the services to be rendered hereunder, as described in a written schedule provided from time to time by the Depositary Bank to the Company and (ii) pay or reimburse the Depositary Bank upon request for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery modification, and termination of this Agreement.


                              Depositary Agreement

              SECTION 6.05. Indemnification. The Company hereby agrees to indemnify the Depositary Bank for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except for costs and expenses resulting from the gross negligence, intentional misconduct or bad faith of the Depositary Bank. Anything in this Agreement to the contrary notwithstanding, in no event shall the Depositary Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

              SECTION 6.06. Transfer Instructions.

              (a) In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Depositary Bank is authorized to seek confirmation of such instructions by telephone call-back to an Authorized Person, and the Depositary Bank may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Depositary Bank. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

              (b) It is understood that, with respect to any funds transfer, the Depositary Bank may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the intended payee, (ii) such payee's bank, or (iii) an intermediary bank through which such funds transfer is to be made. The Depositary Bank may apply any of the funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the intended payee being paid, or the transfer of funds to a bank other than the intended payee's bank or an intermediary bank designated.

                                   ARTICLE VII

                                  MISCELLANEOUS

              SECTION 7.01. No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

              SECTION 7.02. Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) and delivered (a) if to the Depositary Bank, the Company or the Collateral Agent, at the "Address for Notices" specified beneath its name on the signature page hereof or (b) as to any


                              Depositary Agreement
party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

              SECTION 7.03. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company, the Collateral Agent and the Depositary Bank. Any such amendment or waiver shall be binding upon the Collateral Agent, each other Secured Party and the Company.

              SECTION 7.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent and the Depositary Bank; provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

              SECTION 7.05. Captions. The caption and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 7.06. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

              SECTION 7.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or the remedies hereunder, are governed by the law of any jurisdiction other than the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the "securities intermediary's jurisdiction" of the Depositary Bank with respect to the Accounts is the State of New York.

              SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 7.09. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Company, the Collateral Agent, the Depositary Bank and the other Secured Parties, and no other Person (including, without limitation, any other Credit


                              Depositary Agreement

Party, any contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Project or any other creditor of the Company or any of its Subsidiaries) shall have any rights hereunder.

              SECTION 7.10. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

              SECTION 7.11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 7.12. Reinstatement. This Agreement and any Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.


                              Depositary Agreement

              IN WITNESS WHEREOF, the parties hereto have caused this Deposit, Disbursement and Account Control Agreement to be duly executed and delivered as of the day and year first above written.

                              IRIDIUM OPERATING LLC


                              By
                                 -------------------------------
                                 Name:
                                 Title:

                                Address for Notices:

                                Iridium Operating LLC
                                1575 Eye Street, N.W.,
                                Suite 800
                                Washington, D.C. 20005
                                Attention: General Counsel

                                (Telecopy No.:  202-408-3761)

                                Tax Identification No.:  52-206-6319


                              Depositary Agreement

                                THE CHASE MANHATTAN BANK,
                                as Collateral Agent

                                By
                                  --------------------------
                                  Name:
                                  Title:

                                Address for Notices:

                                The Chase Manhattan Bank
                                Loan and Agency Services Group
                                1 Chase Manhattan Plaza
                                8th Floor
                                New York, New York 10081

                                Attention:  Winslowe Ogbourne

                                Telecopier:  (212) 552-5700


                              Depositary Agreement

                                THE CHASE MANHATTAN BANK,
                                as Depositary Bank

                                By
                                   ----------------------------
                                   Name:
                                   Title:

                                Address for Notices:
                                450 West 33rd Street
                                15th Floor
                                New York, New York 10001

                                Attention:  Corporate Trust

                                Telephone: 212-946-3013
                                Telecopier: 212-946-8177/8178











                              Depositary Agreement

                                                                       EXHIBIT G

                           [FORM OF MOTOROLA CONSENT]

                                MOTOROLA CONSENT

               CONSENT AND AGREEMENT dated as of December __, 1998 among:
MOTOROLA, INC., a Delaware corporation ("Motorola"); IRIDIUM OPERATING LLC, a Delaware limited liability company ("Iridium"); and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Secured Credit Agreement referred to below (the "Lenders") (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and as collateral agent for the Lenders under the Security Documents (in such capacity, together with its successors in such capacity, the "Collateral Agent").

               Iridium, certain lenders (each, a "Lender" and, collectively, the "Lenders"), the Collateral Agent, Chase Securities Inc. and Barclays Bank PLC, as Global Lead Arrangers (collectively, the "Global Lead Arrangers"), the Administrative Agent, and Barclays Bank PLC as the Documentation Agent are parties to a certain Senior Secured Credit Agreement dated as of December 23, 1998 (as amended and modified and in effect from time to time, the "Secured Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by the Lenders to Iridium in an aggregate principal amount not exceeding $800,000,000.

               To induce the Lenders to enter into the Secured Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Motorola and Iridium have agreed to enter into this Agreement, and Motorola has agreed to enter into the Motorola Pledge Agreement, for the benefit of the Agents and the Lenders. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01. Definitions and Other Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Secured Credit Agreement. As used herein, the following terms shall have the following meanings (all terms defined in this Section or in other provisions of this Agreement to have the same meanings when used in the plural and vice versa):

               "FCC License" means the authorization granted by the FCC in respect of the construction, launch and operation of the Iridium System, as set forth in the FCC's Orders and Authorizations DA 95-131, released January 31, 1995, DA 95-372, released February 28, 1995, FCC 96-279, released June 27, 1996 and DA 96-1789, released October 30, 1996.

               "Material Motorola Domestic Subsidiary" means, at any time, any Motorola Domestic Subsidiary that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.



                                Motorola Consent

               "Motorola Assigned Agreements" means, collectively, (a) the Space System Contract, (b) the Terrestrial Network Development Contract, (c) the O&M Contract and (d) the MOU Agreements.

               "Motorola Domestic Subsidiary" means any Subsidiary of Motorola, except any such Subsidiary (a) that neither transacts any substantial business nor regularly maintains any substantial portion of its fixed assets within the United States of America or (b) which is engaged primarily in financing operations of Motorola or its Subsidiaries outside the United States of America.

               "Motorola Subordinated Claims" means (a) Iridium's financial obligations in respect of any and all claims and rights by Motorola against Iridium arising as a result of Motorola's performance of its obligations under any guarantee issued by Motorola in respect of Indebtedness of Iridium permitted under Section 7.01(a), (b), (c),(d) or (k) of the Secured Credit Agreement (including, without limitation, (i) the Guarantee Agreement executed and delivered by Motorola in connection with the Motorola Guaranteed Credit Agreement and (ii) the Motorola Guarantee), whether by subrogation, contribution, reimbursement or otherwise, and including, without limitation, any and all monetary obligations owing by Iridium in respect of any of the foregoing under the MOU Agreements (but excluding, for avoidance of doubt, the obligations under the Agreement Regarding Guarantee relating to compensation in the form of equity interests of Iridium LLC or IWCL or warrants therefor), and (b) any and all obligations owing by Iridium to Motorola in respect of any Motorola Vendor Financing (other than with respect to amounts covered by clause (c) of the definition of Motorola Vendor Financing in the Secured Credit Agreement).

               "Secured Credit Agreement" has the meaning assigned to such term in the preamble of this Agreement.

               "Secured Credit Documents" means the Senior Credit Agreement and any and all guarantees, security agreements, pledge agreements, mortgages, and other instruments and agreements providing for or evidencing Senior Bank Debt, in each case as modified or supplemented and in effect from time to time.

               "Security Agreement Remedies" mean the remedies of the Collateral Agent under the Security Agreement.

               "Senior Bank Debt" means the following obligations of Iridium:

               (a) all principal of the loans outstanding under the Secured Credit Agreement, all interest thereon (including any interest accruing after the date of any filing by Iridium of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to Iridium whether or not the same is allowed as a claim in any such proceeding) and all other amounts outstanding under the Secured Credit Agreement and the other Secured Credit Documents, including, without limitation, all expenses, indemnities, premiums, penalties and fees payable by Iridium from time to time thereunder;



                                Motorola Consent

               (b) all obligations of Iridium owing from time to time to any holder of Senior Bank Debt of the type described in clause (a) above, or any refinancing, replacement or refunding thereof permitted under clause
        (c) below, in respect of any Hedging Agreement entered into between Iridium and such holder (or any Affiliate thereof); and

               (c) any and all refinancings, replacements or refundings of any or all of the foregoing amounts effected through one or more secured credit facilities having a maturity not later than July 15, 2005 and (together with all other secured debt for borrowed money of Iridium) not exceeding $1,700,000,000 in aggregate principal amount.


               "Senior Bank Debt Representative" means (a) the Administrative Agent from time to time under the Secured Credit Agreement (which, as of the date hereof, is Chase) and (b) at any time following the refinancing, replacement or refunding of the Secured Credit Agreement, the entity acting in the capacity as administrative agent for the lenders (or exercising the equivalent functions) under such refinancing, replacement or refunding.

               "Senior Credit Agreement" means the Secured Credit Agreement and/or any refinancing, refunding, extension or renewal thereof, whether in whole or part and whether or not with any of the lenders then party to the outstanding Senior Credit Agreement, in each case as amended or modified and in effect from time to time.

               "Space Segment" has the definition provided in the Space System Contract.

               "SSL" means Space System License, Inc., a direct wholly owned Subsidiary of Motorola.

               "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, in no event shall Iridium be a Subsidiary of Motorola.

               SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or


                                Motorola Consent
otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Governmental Authority, any successor or other entity that performs equivalent functions in whole or in part, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               Motorola represents and warrants to the Lenders and the Agents that:

               SECTION 2.01. Corporate Existence. Motorola (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be likely to (either individually or in the aggregate) have a material adverse effect on the ability of Motorola to perform any of its obligations under the Credit Documents and the Principal Project Documents to which it is a party.

               SECTION 2.02. Financial Condition. Motorola has heretofore furnished to each of the Lenders the consolidated balance sheet of Motorola and its consolidated Subsidiaries as at December 31, 1997 and the related statements of consolidated earnings, stockholders' equity and cash flows of Motorola and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick LLP, and the unaudited consolidated balance sheet of Motorola and its Subsidiaries as at the end of the third fiscal quarter of Motorola's 1998 fiscal year and the related statements of consolidated earnings, stockholders' equity and cash flows of Motorola and its consolidated Subsidiaries for the nine-month period ended on such date. All such financial statements present fairly, in all material respects, the financial condition of Motorola and its consolidated Subsidiaries as at said dates and the results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at the end of such nine-month period to normal year-end audit adjustments), all in conformity with generally accepted accounting principles. Since December 31, 1997, there has been no material adverse change in the consolidated business, operations or financial condition taken as a whole of Motorola and its consolidated Subsidiaries from that set forth in said financial statements as at said date.


                                Motorola Consent

               SECTION 2.03. Litigation. Except as disclosed in Motorola's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1997 or in Motorola's Reports on Form 10-Q filed with the SEC during 1998 prior to the date hereof, each of which has been delivered to the Lenders prior to the date hereof, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of Motorola) threatened against Motorola or any of the Material Motorola Domestic Subsidiaries which if adversely determined, (either individually or in the aggregate) could reasonably be likely to have a material adverse effect on the ability of Motorola to perform any of its obligations under the Credit Documents and the Principal Project Documents to which it is a party.

               SECTION 2.04. No Breach. None of the execution and delivery of any of the Motorola Agreements, the consummation of the transactions contemplated thereby or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Motorola, or any applicable law or regulation or any order, writ, judgment, decree, determination or award having applicability to Motorola or any of its Subsidiaries, or any agreement or instrument to which Motorola or any of the Material Motorola Domestic Subsidiaries is a party, or by which any of them or any of their respective property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

               SECTION 2.05. Action. Motorola has all necessary corporate power, authority and legal right to execute, deliver and perform each of its obligations under the Motorola Agreements and the Motorola Assigned Agreements. The execution, delivery and performance by Motorola of each of the Motorola Agreements and the Motorola Assigned Agreements, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on its part. Each of the Motorola Agreements and the Motorola Assigned Agreements has been duly and validly executed and delivered by Motorola and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

               SECTION 2.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, any securities exchange or any other Person are necessary for the execution, delivery or performance by Motorola of any of the Motorola Agreements or the Motorola Assigned Agreements or for the legality, validity or enforceability hereof or thereof, except that the exercise of remedies under the Motorola Pledge Agreement may require prior approval of the FCC.

               SECTION 2.07. Motorola Assigned Agreements. As of the date hereof, Motorola is not in default under any of its material covenants or obligations under the Motorola Assigned Agreements and each of the Motorola Assigned Agreements is in full force and effect. Iridium or Motorola has furnished to the Administrative Agent true and complete copies of each of the Motorola Assigned Agreements as in effect on the date hereof. As of the date hereof, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable Motorola to terminate, or suspend performance


                                Motorola Consent
of its obligations under, any of the Motorola Assigned Agreements, except (i) for amounts to be paid to Motorola contemporaneously with the initial loans under the Secured Credit Agreement and the Motorola Guaranteed Credit Agreement and (ii) as identified in Schedule 1.

               SECTION 2.08 No Motorola Default. No Motorola Default has occurred and is continuing.

               SECTION 2.09 FCC License. The FCC License is validly issued, as of the date hereof in the name of, and at all times prior to the transfer thereof to Iridium pursuant to the Space System Contract will be held by, SSL. Except as described in Schedule 2, the FCC License is a final and non-appealable order of the FCC and in full force and effect, and Motorola is in compliance with all material terms and conditions applicable to, or set forth in, the FCC License and with all material provisions of any Government Rule applicable thereto. Except as set forth in Schedule 2, there is not now pending or, to the knowledge of Motorola, threatened any petition, complaint, objection (whether formal or informal), investigation, or any other proceeding before the FCC or any other Government Authority of competent jurisdiction relating to the FCC License or the Iridium System.

                                   ARTICLE III

                              CONSENT AND AGREEMENT

               Motorola hereby acknowledges and agrees:

               SECTION 3.01. Consent to Assignment. Motorola hereby acknowledges notice and receipt of the Security Agreement and consents to the assignment by Iridium of all its rights in and under each of the Motorola Assigned Agreements pursuant to the Security Agreement and any and all moneys payable by Motorola to Iridium under any of the Motorola Assigned Agreements.

               SECTION 3.02. Exercise of Iridium Rights. In connection with any exercise by the Collateral Agent of the Security Agreement Remedies, the Collateral Agent shall be entitled to exercise any and all rights of Iridium under each of the Motorola Assigned Agreements in accordance with their respective terms, and Motorola shall comply in all respects with such exercise. Without limiting the foregoing, in connection with the exercise by the Collateral Agent of the Security Agreement Remedies, the Collateral Agent shall have the full right and power to enforce directly against Motorola all obligations of Motorola owing to Iridium under each Motorola Assigned Agreement and otherwise to exercise all remedies of Iridium thereunder and to make all demands and give all notices and make all requests required or permitted to be made by Iridium under each Motorola Assigned Agreement. The Collateral Agent shall have the right, but not the obligation, to cure all defaults of Iridium and to pay all sums owing by Iridium under any Motorola Assigned Agreement in accordance with this Agreement.

               SECTION 3.03. Actions Affecting the Motorola Assigned Agreements. Motorola will not, without the prior written consent of the Collateral Agent,
(i) cancel or terminate, or suspend performance under, or exercise any right to consent to or accept any cancellation, termination or suspension of, any Motorola Assigned Agreement, unless prior


                                Motorola Consent
thereto Motorola shall have delivered to the Collateral Agent written notice stating that it intends to take such action on a date not less than 30 days after the date of such notice, specifying the nature of the default or other event under such Motorola Assigned Agreement entitling Motorola to take such action (and, in the case of a payment default by Iridium, specifying the amount thereof) and permitting the Collateral Agent to cure such payment default by making a payment equal to the amount in default or by performing or causing to be performed any other obligation in default, (ii) transfer, sell, assign, delegate or otherwise dispose of any part of its interests in any Motorola Assigned Agreement or (iii) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate, suspend, amend or modify any Motorola Assigned Agreement or any part thereof. In furtherance of clause (i) of the immediately preceding sentence, Motorola agrees that, notwithstanding anything contained in any Motorola Assigned Agreement to the contrary, upon the occurrence of a default by Iridium under such Motorola Assigned Agreement entitling Motorola to cancel or terminate such Motorola Assigned Agreement or to suspend performance thereunder, Motorola will not take any action to cancel or terminate, or suspend performance under, such Motorola Assigned Agreement if, within a 30-day period after the date on which the Collateral Agent shall have received notice of such default from Motorola, the Collateral Agent commences steps to cure such default and/or otherwise to institute enforcement proceedings to acquire Iridium's interest in such Motorola Assigned Agreement or the Iridium Business and thereafter the Collateral Agent diligently pursues such steps or proceedings and all payment defaults of Iridium under such Motorola Assigned Agreement have been cured within such 30-day period. Effective upon any transfer of Iridium's interest in such Motorola Assigned Agreement to any other Person, Motorola will grant the relevant transferee a reasonable period of time to cure such default (but, in no event with respect to any payment default, exceeding a maximum of 30 days after receipt of notice of such payment default by the Collateral Agent, as contemplated above). Except as provided in Section 3.05, no curing or attempt to cure any of Iridium's defaults under any Motorola Assigned Agreement shall be construed as an assumption by the Collateral Agent or any other Secured Party of any covenants, agreements or obligations of Iridium under such Motorola Assigned Agreement and neither the Collateral Agent nor any other Secured Party shall have any obligation to Motorola for the performance of any obligation under any Motorola Assigned Agreement. In connection with any cure pursuant to this Section of Iridium's default(s) under any Motorola Assigned Agreement or any assumption by any Person of Iridium's liabilities thereunder, only those obligations and liabilities arising expressly under such Motorola Assigned Agreement shall be required to be cured or assumed, as the case may be. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be intended to restrict in any way any merger or consolidation to which Motorola is a party or the sale of all or substantially all of the assets of Motorola and its Subsidiaries, provided that in connection with any such transaction in which Motorola is not the surviving entity of such transaction, the surviving entity or purchaser, as the case may be, expressly assumes in writing the obligations of Motorola under the Motorola Assigned Agreements and the Motorola Agreements, as applicable. Nothing in this Section
3.03 shall be construed to (i) apply to any termination of all or part of a Motorola Assigned Agreement upon expiration of its scheduled terms, or upon completion or full performance of the matters covered thereby or (ii) prevent any amendment or modification of the terms of any of the Motorola Assigned Agreements to the extent not prohibited by clause (iii) of the first sentence of this Section.



                                Motorola Consent

               SECTION 3.04. Notices. Motorola shall deliver to the Administrative Agent at the address provided for in Section 11.01 of the Secured Credit Agreement, or at such other address as the Administrative Agent may designate in writing from time to time to Motorola, promptly following the delivery thereof to Iridium, a copy of each notice from Motorola to Iridium under any Motorola Assigned Agreement of default, termination, arbitration, force majeure or any event giving rise to a right to terminate or cancel such Motorola Assigned Agreement or suspend performance thereunder or of any indemnity payment to be made by Iridium which is in an amount of at least $2,000,000. Promptly following its receipt thereof, Motorola will deliver to the Administrative Agent at the address specified above a copy of each notice from Iridium to Motorola under any Motorola Assigned Agreement of default, termination, arbitration or force majeure or of any indemnity payment to be made by Motorola which is in an amount of at least $2,000,000. Notwithstanding anything herein to the contrary, Motorola shall not be liable for any failure to provide, or delay in providing, any notice or other information to the Collateral Agent under this Section.

               SECTION 3.05. Successor to Iridium's Rights. Motorola agrees that, in connection with the exercise by the Collateral Agent of the Security Agreement Remedies with respect to any Motorola Assigned Agreement, Motorola shall recognize the Collateral Agent as Iridium for purposes of such Motorola Assigned Agreement in accordance with this Agreement. In the event that the Collateral Agent succeeds to Iridium's interests under any Motorola Assigned Agreement in accordance with the Security Agreement, the Collateral Agent shall assume liability for all of Iridium's obligations under such Motorola Assigned Agreement, provided, however, that such liability shall not include any liability for claims of Motorola against Iridium arising from Iridium's failure to perform during the period prior to the Collateral Agent's succession to Iridium's interests under such Motorola Assigned Agreement other than the payments obligations of Iridium expressly provided for in such Motorola Assigned Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Secured Parties shall be liable for the performance or observance or any of the obligations or duties of Iridium under any of the Motorola Assigned Agreements, nor shall the assignment of the Motorola Assigned Agreements by Iridium to the Collateral Agent pursuant to the Security Agreement give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to Motorola. If the Collateral Agent succeeds to Iridium's interests under any Motorola Assigned Agreement pursuant to the Security Agreement, Motorola and the Collateral Agent shall negotiate in good faith an equitable adjustment to the milestone and/or scheduled completion dates and/or the prices or amounts payable thereunder to compensate Motorola for any additional costs reasonably and necessarily incurred by Motorola following the failure of Iridium to perform its obligations that resulted in the enforcement by the Collateral Agent of the Security Agreement Remedies until the date on which the Collateral Agent shall have assumed the obligations of Iridium under such Motorola Assigned Agreement. Notwithstanding the foregoing, Motorola shall not be relieved of its obligations to perform under any Motorola Assigned Agreement as a result of the parties' failure to agree upon an equitable adjustment to the milestone and/or scheduled completion dates and/or the prices or amounts payable thereunder and such failure shall be subject to resolution in accordance with the dispute resolution procedures set forth in such Motorola Assigned Agreement.

               SECTION 3.06. Iridium Bankruptcy. In the event that (i) any Motorola Assigned Agreement is rejected by a trustee, liquidator, debtor-in-possession or similar entity or person in


                                Motorola Consent
any bankruptcy, insolvency or other similar proceeding involving Iridium or (ii) any Motorola Assigned Agreement is terminated as a result of any bankruptcy, insolvency or similar proceeding involving Iridium and, if within 90 days after such rejection, the Collateral Agent shall so request and shall certify in writing to Motorola that it intends to perform the obligations of Iridium as and to the extent required under such Motorola Assigned Agreement (as if it had not been rejected or terminated, but otherwise only to the extent such obligations would be undertaken had such person or entity succeeded to Iridium thereunder pursuant to Section 3.07), Motorola will execute and deliver to the Collateral Agent a new agreement amending or replacing the original affected Motorola Assigned Agreement which shall be for the balance of the remaining term under such affected Motorola Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as such affected Motorola Assigned Agreement (except for any requirements which have been fulfilled by Iridium and Motorola prior to such rejection or termination or which are not required to be undertaken by such person or entity). If the Collateral Agent and Motorola enter into such a new agreement in accordance with this Section, Motorola and the Collateral Agent shall negotiate in good faith an equitable adjustment to the milestone and/or scheduled completion dates and/or the prices or amounts payable thereunder to compensate Motorola for any additional costs reasonably and necessarily incurred by Motorola during the period from and including the date such bankruptcy, insolvency or similar proceeding was commenced to and including the date on which the Collateral Agent shall certify in writing that it intends to perform the obligations of Iridium with respect to such new agreement. Notwithstanding the foregoing provisions, Motorola shall not be relieved of its obligations to perform under such new agreement as result of the parties' failure to agree upon an equitable adjustment to the milestone and/or scheduled completion dates and such failure shall be subject to resolution in accordance with the disputes resolution procedures set forth therein. References in this Agreement to a "Motorola Assigned Agreement" shall be deemed also to refer to the new Motorola Assigned Agreement in replacement thereof.

               SECTION 3.07. Transferees. In connection with the exercise by the Collateral Agent of the Security Agreement Remedies, the Collateral Agent may assign its rights and interests and the rights and interests of Iridium under any or all of the Motorola Assigned Agreements to any other Person, provided that such Person shall assume all of the obligations of Iridium under such Motorola Assigned Agreement(s) and shall have obtained all Government Approvals (if any) necessary to perform such obligations. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations (if any) under such Motorola Assigned Agreement(s) arising after such assignment and assumption. In the event that the Collateral Agent or its designee or any transferee of the interests of the Collateral Agent in any or all of the Motorola Assigned Agreements or otherwise in respect of the Iridium Business shall assume or be liable under any of the Motorola Assigned Agreements (as contemplated in Section 3.05 or 3.06), liability in respect of any and all obligations of any such party under such Motorola Assigned Agreement shall be limited solely to such party's interest in the Iridium Business (and any officer, director, employee, shareholder or agent thereof shall have no liability with respect thereto).


                                Motorola Consent

               SECTION 3.08. Motorola Guarantee Obligations.

               (a) At any time after the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have the right to exercise all rights, powers and remedies of Iridium under the MOU Agreements (subject to the applicable terms and conditions thereof), including without limitation the right to require Motorola to provide the Motorola Guarantee in a maximum amount of $300,000,000 pursuant to Section 1(e) of the Memorandum of Understanding (but only to the extent Motorola shall not have theretofore performed thereunder). Motorola agrees that the Collateral Agent may exercise such rights, powers and/or remedies directly against Motorola under such circumstances, and, so long as any Event of Default shall be continuing and Motorola has received written notice thereof from the Collateral Agent, Motorola agrees that it shall not recognize the exercise by Iridium of any such right, power or remedy without the prior written consent of the Collateral Agent.

               (b) Without limiting the foregoing, Motorola agrees that upon the occurrence of a Trigger Event, if Iridium shall fail to perform its obligations under Section 8.09 of the Secured Credit Agreement, the Collateral Agent may require, by written notice, Motorola to provide the Motorola Guarantee in accordance with Section 1(e) of the Memorandum of Understanding. Motorola agrees, upon receipt of such notice, promptly to so provide the Motorola Guarantee. Prior to the Release Date (as defined in said Section 1(e)), the Iridium shall have no right to require the Commitment Increase (as such term is defined in 1(b) of the Memorandum of Understanding) for an amount exceeding $50,000,000), except in accordance with Section 8.09(a) of the Secured Credit Agreement.

               (c) Without limiting any other provision of this Agreement, Motorola will not amend, waive or otherwise modify, or agree to any amendment, waiver or modification, or terminate or cancel any provision under the MOU Agreements to the extent relating to its obligations under paragraph 1(e) of the Memorandum of Understanding without the prior written consent of the Collateral Agent.

               (d) Motorola confirms that in accordance with Section 15 of the Memorandum of Understanding, the Collateral Agent and the Lenders are beneficiaries of the Memorandum of Understanding with respect to Motorola's obligations (i) to provide the Motorola Guarantee pursuant to Section 1(e) thereof and (ii) to agree to the deferral of up to $400,000,000 of payments under the O&M Contract pursuant to Section 3 thereof, and as such the Collateral Agent and/or the Lenders may enforce such obligations directly against Motorola.

               (e) This Section shall terminate upon the earlier of the Guarantee Obligation Termination Date and the Guarantee Obligation Release Date.

                                   ARTICLE IV

                         SPECIAL AGREEMENTS RELATING TO
                          MOTOROLA ASSIGNED AGREEMENTS

               Motorola hereby further acknowledges and agrees that, prior to the transfer of the FCC License to Iridium:



                                Motorola Consent

               SECTION 4.01. FCC License.

               (a) Without limiting the provisions of Section 3, Motorola consents to the assignment by Iridium to the Collateral Agent of all of its rights in and to the Space System Contract pursuant to the Security Agreement, including, without limitation, the right of Iridium under Section 18.H of the Space System Contract to require, subject to certain conditions set forth therein, the transfer of the FCC License to Iridium (or a Subsidiary of Iridium designated for that purpose) by Motorola. Iridium agrees to request a transfer of the FCC License pursuant to said Section 18.H at the earliest time as Iridium reasonably believes that it can satisfy the qualifications of an FCC licensee under applicable law and FCC regulations and policies. Motorola agrees that (i) if Iridium fails to so request a transfer (or send a notice to the Collateral Agent stating that it believes the conditions to such request have not been satisfied within 30 days after notice from the Collateral Agent to Iridium and Motorola requesting Iridium to request such a transfer) or (ii) an Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to enforce the rights of Iridium under said Section 18.H in accordance with its terms and, in that connection, may request such transfer or may direct Iridium to request such transfer, subject to the FCC approval to be jointly applied for by the parties. Motorola agrees to comply as promptly as practicable with any such request under said Section 18.H, whether made by Iridium or (as authorized by this paragraph) the Collateral Agent, provided that the conditions to such transfer set forth in said Section 18.H have been satisfied. Without limiting the foregoing, in the event that, as a result of the exercise by the Collateral Agent of the Security Agreement Remedies, Iridium's interest in the Space System Contract is (or is to be) transferred to another Person, Motorola agrees to comply with its obligation under such Section 18.H with respect to the transfer of the FCC License and, if directed by the Collateral Agent or such Person, to use all reasonable efforts to apply to the FCC for consent to transfer the FCC License to such Person, subject to satisfaction of all of the conditions set forth in said Section 18.H (and assuming any such condition relating to Iridium shall be complied with by such Person). To the extent Motorola is not obligated under the Space System Contract to pay for the costs and expenses associated with any such transfer, Iridium will pay such costs and expenses.

               (b) Motorola will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose (by whatever means) of, or create or suffer to exist any Lien on, the FCC License or the capital stock or any assets of SSL, nor shall SSL be party to any merger or consolidation or take any action to dissolve or liquidate itself, other than (i) a transfer of the FCC License in accordance with Section 18.H of the Space System Contract and (ii) the creation of the Lien on such capital stock or the FCC License pursuant to the Motorola Pledge Agreement or this Agreement. At all times prior to such transfer of the FCC License to Iridium, the FCC License will be held by SSL, and SSL will not have any other assets or engage in any business or enter into any transaction including, without limitation, the incurrence of any liabilities of any kind whatsoever, other than the holding and ownership of the FCC License and any activities reasonably incidental thereto.

               (c) Motorola agrees that it will not take any action or omit to take any action that could reasonably be expected to result in the material Impairment of the FCC License, unless such action or inaction would not violate its obligations with respect to the FCC License under Article 18 of the Space System Contract.


                                Motorola Consent

               (d) If there shall be a change in law, or the rules or policies of the FCC that would permit the granting of a security interest in the FCC License after the date hereof and prior to the transfer of the FCC License to Iridium pursuant to Section 18.H of the Space System Contract, upon the request of the Collateral Agent (and at the expense of Iridium), Motorola will cause SSL to execute and deliver all such instruments and documents, and to take such other actions, as shall be necessary or appropriate, or as the Collateral Agent may reasonably request, in order to create a first priority perfected security interest in the FCC License in favor of the Collateral Agent for the benefit of the Secured Parties.

               SECTION 4.02. Intellectual Property Rights.

               (a) Motorola acknowledges that in connection with the Iridium Business Motorola has granted, and will grant, to Iridium rights in certain intellectual property owned or held by Motorola and its Subsidiaries on the terms (but only to the extent) provided in Article 14 of the Space System Contract and Article 11 of the O&M Contract (collectively, the "Motorola Intellectual Property"). Without limiting any other provision of this Agreement (including, without limitation, Section 3), Motorola consents to the assignment by Iridium to the Collateral Agent of all of Iridium's rights in and to the Motorola Intellectual Property pursuant to the Security Agreement.

               (b) In furtherance of the foregoing, Motorola agrees that (i) for any period during which the Collateral Agent shall be exercising its Security Agreement Remedies (including in the event that the Collateral Agent or any of its designees shall succeed to Iridium's interest in the Space System Contract and/or the O&M Contract) or (ii) in the event that, as a result of the exercise by the Collateral Agent of the Security Agreement Remedies, Iridium's rights in the Space System Contract and/or the O&M Contract are transferred to another Person, Motorola hereby grants to the Collateral Agent or the relevant transferee, as the case may be (herein, including any designee, each a "Licensee") a license to access, use and maintain, and (if deemed by the relevant Licensee reasonably necessary for the operation of the Space Segment, to modify and enhance) all Motorola Intellectual Property on the same terms as are applicable to Iridium (except as otherwise expressly provided herein) or otherwise on terms reasonably acceptable to Motorola and the relevant Licensee; provided that (i) no fee, royalty or other amount shall be required to be paid by any Licensee to Motorola with respect thereto (except as expressly set forth in the Motorola Assigned Agreements), (ii) any Licensee shall be entitled to use the Motorola Intellectual Property for so long as such Licensee is operating the Space Segment, but solely in connection with the operation of the Space Segment and for no other purpose and (iii) except as set forth herein (including, without limitation, the last sentence of this paragraph (b)), without the prior written consent of Motorola, no Licensee shall be permitted to assign, license or otherwise transfer to any other Person any of its rights in the Motorola Intellectual Property (and any such assignment, license or transfer in violation of this clause shall be null and void). Without limiting the foregoing, each Licensee shall be permitted to sublicense the Motorola Intellectual Property to any of its respective subcontractors, agents or affiliates, provided that any such sublicensee shall be subject to the same terms and conditions set forth in this Section as are applicable to such Licensee.

               (c) In the event that at any time other intellectual property rights (other than the Motorola Intellectual Property) which are then owned or held by Motorola or any of its


                                Motorola Consent

Subsidiaries are required for the operation of the Space Segment, Motorola shall promptly notify the Collateral Agent or, following a transfer of Iridium's rights in the Space System Contract and/or the O&M Contract to any other Person, such other Person and will license, or cause to be licensed, to the Collateral Agent or such other Person, as the case may be, such other intellectual property rights on the same terms and conditions as shall be applicable hereunder to the Motorola Intellectual Property, and such other intellectual property rights shall be deemed to be Motorola Intellectual Property for purposes of the agreements contained in this Section.

               (d) Motorola agrees, solely for the benefit of the Collateral Agent or any other Licensee, not to assert against the Collateral Agent or any other Licensee any violation of the terms of any intellectual property rights (including, without limitation, the Motorola Intellectual Property) now or hereafter owned or held by Motorola (i) by the Collateral Agent in connection with its exercise of the Security Agreement Remedies or (ii) by any other Licensee in connection with its operation and maintenance of the Space Segment, but only for so long as the license or permitted use under this Section is effective as provided in paragraph (b) above.

               (e) Upon the reasonable request of (i) the Collateral Agent in connection with the exercise of the Security Agreement Remedies or (ii) from and after the transfer of Iridium's rights in the Space System Contract and/or the O&M Contract, any other Licensee, Motorola agrees to deliver to the Collateral Agent or such other Licensee copies of all software documentation required to be delivered by Motorola under the Motorola Assigned Agreements, subject to the terms and conditions of the Motorola Assigned Agreements.

               (f) Upon exercise of the license granted herein to the Collateral Agent or any other Licensee, Motorola will provide technical assistance services and training upon the reasonable request (and at the cost) of the Collateral Agent in connection with its exercise of the Security Agreement Remedies or any other Licensee, as the case may be. To the extent any filing, registration or similar action under applicable Government Rule is required with respect to the use of the Motorola Intellectual Property by any Licensee, Motorola agrees to use all reasonable efforts to make all necessary filings or registration, or to take other similar action, at the cost of Iridium (at any time prior to the transfer of Iridium's rights in the Space System Contract to any Licensee) or otherwise at the cost of such Licensee, in order to provide to such Licensee the full intended benefits of the license granted herein.

               (g) Motorola hereby agrees to indemnify and hold harmless the Collateral Agent and each other Licensee on the same terms and conditions (including, without limitation, the same limitations, which shall be applicable to the Collateral Agent and each other Licensee in the aggregate) (mutatis mutandis) as set forth in Article 15 of the Space System Contract and Article 12 of the O&M Contract (as if each reference therein to "Buyer" or "Owner" referred to the Collateral Agent or such other Licensee, as the case may be), provided that notwithstanding anything herein to the contrary, neither the Collateral Agent nor any other Licensee shall be liable, or assume any liability, for the obligations of Iridium under the Space System Contract or the O&M Contract unless and until such entity shall have expressly assumed any such obligations in connection with the exercise of the Security Agreement Remedies.


                                Motorola Consent

                                    ARTICLE V

                                OTHER AGREEMENTS

               Motorola hereby further acknowledges and agrees that, so long as this Agreement remains in effect:

               SECTION 5.01. Minimum Ownership. Motorola will be at all times, directly or through a wholly-owned Subsidiary, the record and beneficial owner of at least 13,266,713 Class 1 Interests of Iridium LLC (as such number may be adjusted from time to time by stock splits, stock dividends, recapitalizations or other similar transactions), free and clear of any Lien (other than any transfer or other restrictions relating to such interests, to the extent the same constitute Liens, arising by operation of law or under the Iridium LLC Agreement or any shareholder or voting agreement to which Motorola or a wholly-owned Subsidiary of Motorola is a party in respect of any such interests held by it).

               SECTION 5.02. Non-Compete. Motorola will not produce for itself or others a commercial satellite-based space system of a global communications system similar to the Iridium System, which satellite-based space system provides direct coverage to the entire earth and is designed to principally provide direct voice service to and from hand-held, fully portable subscriber units no larger than the first-generation Iridium handheld voice units; provided that: (a) nothing in this Section shall be construed to prohibit Motorola from producing satellite-based space systems for Iridium or any successor or related entity; and (b) notwithstanding anything in this Agreement to the contrary, the agreement of Motorola under this Section shall terminate and be of no further force and effect upon the earliest to occur of (i) the date on which this Agreement shall terminate pursuant to Section 7.13, (ii) the date on which the Space System Contract shall be terminated in accordance with the terms thereof (but in no event earlier than December 31, 2000) and (iii) July 31, 2003.

               SECTION 5.03. Conditions Precedent. In order to satisfy certain of the conditions precedent specified in Section 4.01 of the Secured Credit Agreement, Motorola agrees to deliver the documents specified in Parts III and VI of Appendix 1 to the Secured Credit Agreement.

               SECTION 5.04. Payments. Motorola hereby acknowledges and agrees that all payments to be made by Motorola to Iridium under the Motorola Assigned Agreements shall be made in lawful money of the United States of America, directly to the Collateral Agent, for deposit into the Prepayment Account (as such term is defined in the Depositary Agreement) (details of which account shall be provided in writing to Motorola by the Collateral Agent) or to such other Person and/or at such other address as the Collateral Agent may from time to time specify in writing to Motorola, for application by the Collateral Agent in the manner contemplated by the Depositary Agreement, and shall be accompanied by a notice from Motorola stating that such payments are made under the applicable Motorola Assigned Agreement and identifying the relevant provision thereof under which such payment was made. Iridium hereby irrevocably authorizes and directs Motorola to make such payments in respect of each Motorola Assigned Agreement as provided above and each of the Collateral Agent (to the extent owed any payments under such Motorola Assigned Agreement by virtue of this Agreement) and Iridium


                                Motorola Consent
confirms that any such payment made in the manner herein provided will constitute a valid discharge of the relevant payment obligations of Motorola under such Motorola Assigned Agreement, provided that the Collateral Agent shall have no liability or responsibility hereunder for determining the correctness of the amount of any payment made or required to be made by Motorola under Motorola Assigned Agreement. Motorola will not, without the prior written consent of the Collateral Agent, make any payments to or for the benefit of Iridium under any of the Motorola Assigned Agreements except in accordance with this Section.

               SECTION 5.05. Designees and Transferees. It is acknowledged and agreed that the Collateral Agent may employ agents and attorneys-in-fact in exercising the Security Agreement Remedies, and in that connection may designate another entity to take action on behalf of the Collateral Agent including, but not limited to, the enforcement of and/or acquisition of Iridium's rights in any of the Motorola Assigned Agreements or Iridium's assets relating to the Iridium Business or the equity interests of Iridium. It is further acknowledged and agreed that in connection with the exercise by the Collateral Agent of the Securities Agreement Remedies, the Collateral Agent may cause Iridium's rights in any or all of the Motorola Assigned Agreements (and/or other assets associated with the Iridium Business) to be transferred or assigned to a third party pursuant to the Security Agreement (a "transferee"). The provisions of this Agreement (including, without limitation, in Articles III and IV and this Article) are intended to benefit the Collateral Agent, its agents, attorneys-in-fact and designees (collectively, the "designees") and each transferee. Accordingly, unless the context otherwise requires, references to "Collateral Agent" or "Administrative Agent" shall be deemed to include references to designees and transferees thereof permitted pursuant to the Security Documents (regardless of whether so expressly provided herein), and all actions permitted to be taken by the Collateral Agent or the Administrative Agent, as the case may be, under this Agreement may be taken by any such designee or transferee, as appropriate.

                                   ARTICLE VI

                                  SUBORDINATION

               SECTION 6.01. Agreement to Subordinate.

               (a) Motorola covenants and agrees, and Iridium likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section (but subject to Section 6.01(b)), the payment of the Motorola Subordinated Claims is hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Bank Debt. In further of the foregoing, (except as expressly permitted under paragraph (b) below) Motorola and Iridium agree that no payment shall be made by Iridium, nor accepted by Motorola, on account of the Motorola Subordinated Claims unless and until all Senior Bank Debt shall have been paid in full in cash and all commitments of the holders of Senior Bank Debt to make loans under the Senior Credit Agreement shall have expired or terminated. In the event that, notwithstanding the foregoing (but subject to Section 6.02 in the circumstances described therein), Motorola shall have received any payment prohibited by this Section (including, in the case of any payment covered by paragraph (b) below, the receipt by Motorola of such payment at a time when a Default shall have occurred and be continuing), then and in such event such payment shall be held in trust by Motorola for the holders of the Senior Bank Debt and paid over


                                Motorola Consent
or delivered forthwith to the Senior Bank Debt Representative for application to the Senior Bank Debt remaining unpaid after giving effect to any concurrent payment of or distribution to or for the holders of Senior Bank Debt.

               (b) Notwithstanding anything herein to the contrary, so long as
(i) no default in payment in respect of the Senior Bank Debt exists and (ii) no Event of Default shall have occurred and be continuing, Iridium may pay to Motorola (and Motorola shall be entitled to receive and retain) (x) cash interest when due on the Deferred O&M Amounts (and any promissory notes of Iridium evidencing the same) in accordance with Section 3 of the Memorandum of Understanding, (y) cash compensation pursuant to Section 3(e) or 3(f) of the Agreement Regarding Guarantee and (z) any amounts in respect of the Refinancing or payment of any of the Motorola Subordinated Claims to the extent not prohibited by Section 7.14 of the Secured Credit Agreement. Nothing herein shall prevent the payment by Iridium LLC to Motorola of the warrant compensation provided in the Agreement Regarding Guarantee.


               SECTION 6.02. Bankruptcy, Liquidation, Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Iridium or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Iridium, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Iridium, then and in any such event:

               (i) the holders of Senior Bank Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Bank Debt, before Motorola is entitled to receive any payment on account of the Motorola Subordinated Claims; and

               (ii) any payment or distribution of assets of Iridium of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which Motorola would be entitled but for the provisions of this Agreement, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Iridium being subordinated to the payment of the Motorola Subordinated Claims, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Bank Debt or the Senior Bank Debt Representative or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Bank Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Bank Debt held or represented by each such holder, to the extent necessary to make payment in full in cash of all Senior Bank Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Bank Debt; and

               (iii) in the event that, notwithstanding the foregoing provisions of this Section, Motorola shall have received any such payment or distribution of assets of Iridium of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other


                                Motorola Consent

        Indebtedness of Iridium being subordinated to the payment of the Motorola Subordinated Claims before all Senior Bank Debt is paid in full in cash, then and in such event such payment or distribution shall be held in trust for the holders of Senior Bank Debt and paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Iridium for application to the payment of all Senior Bank Debt remaining unpaid, to the extent necessary to pay all Senior Bank Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Bank Debt.

               If Motorola shall have failed to file proper claims or proofs of claim with respect to the Motorola Subordinated Claims in any proceeding of the type referred to in the first sentence of this Section prior to 30 days before the expiration of the time to file such claims or proofs of claim, Motorola hereby appoints and empowers the Senior Bank Debt Representative (i) to file such claims or proofs of claim and/or (ii) if Motorola shall fail to vote any such claim at least 15 days prior to the expiration of the time to vote such claim, to vote such claim; provided that the Senior Bank Debt Representative shall have no obligation to file and/or vote any such claim. If the Senior Bank Debt Representative votes any such claim in accordance with the provisions of this paragraph Motorola shall not be entitled to modify, revoke or withdraw such vote. Motorola shall execute and deliver, at the expense of the holders of the Senior Bank Debt, such agreements, instruments and documents as the holders of the Senior Bank Debt or the Senior Bank Debt Representative may reasonably request to carry out the intent of this paragraph.

               SECTION 6.03. Subrogation. Subject to the payment in full in cash of all Senior Bank Debt and the expiration or termination of the commitments of the holders of Senior Bank Debt to make extensions of credit under the Senior Credit Agreement, Motorola shall be subrogated to the rights of the holders of Senior Bank Debt to receive payments and distributions of cash, property and securities applicable to the Senior Bank Debt until the Motorola Subordinated Claims shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Bank Debt of any cash, property or securities to which Motorola would be entitled except for the provisions of this Section, and no payments over pursuant to the provisions of this Section to the holders of Senior Bank Debt by Motorola shall, as among Iridium, its creditors (other than holders of Senior Bank Debt) and Motorola, be deemed to be a payment or distribution by Iridium to or on account of the Senior Bank Debt.

               SECTION 6.04. Provisions Solely to Define Relative Rights. The provisions of this Section are and are intended solely for the purpose of defining the relative rights of Motorola as the holder of the Motorola Subordinated Claims, on the one hand, and the holders of Senior Bank Debt, on the other hand. Nothing contained in this Section or elsewhere in this Agreement is intended to or shall (a) impair, as among Iridium, its creditors (other than holders of Senior Bank Debt) and Motorola, the obligation of Iridium, which is absolute and unconditional, to pay to Motorola the Motorola Subordinated Claims as and when the same shall become due and payable in accordance with their respective terms, or (b) affect the relative rights against Iridium of Motorola and creditors of Iridium (other than the holders of Senior Bank Debt).

               SECTION 6.05. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Bank Debt to enforce subordination as herein provided shall at any


                                Motorola Consent
time in any way be prejudiced or impaired by any act or failure to act on the part of Iridium or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by Iridium with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing sentence, the holders of Senior Bank Debt may (except as provided in Section 6.08), at any time and from time to time, without the consent of or notice to Motorola, without incurring responsibility to Motorola and without impairing or releasing the subordination provided in this Section or the obligations hereunder of Motorola to the holders of Senior Bank Debt, do any one or more of the following:

               (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Bank Debt or any instrument evidencing the same or any agreement under which Senior Bank Debt is outstanding;

               (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Bank Debt, or waive any provision thereof or the occurrence of any default thereunder;

               (iii) release any Person liable in any manner for the collection of Senior Bank Debt; and

               (iv) exercise or refrain from exercising any rights against Iridium and any other Person.


               SECTION 6.06. Limitations on Remedies. Notwithstanding anything contained herein to the contrary, prior to the payment of all Senior Bank Debt in full in cash and the expiration or termination of the commitments of the holders of Senior Bank Debt to make extensions of credit under the Senior Credit Agreement, Motorola will not ask, demand, claim or sue for payment of, or take any other action to collect, any of the Motorola Subordinated Claims, whether by set-off or in any other manner, and, without limiting the foregoing, Motorola will not (i) initiate any judicial proceeding or action to collect all or any portion of the Motorola Subordinated Claims or (ii) file or join with others in filing a petition against Iridium or any of its Subsidiaries under any bankruptcy or similar law; provided that, notwithstanding the foregoing, Motorola shall be permitted to commence judicial proceedings against Iridium to the extent (but only to the extent) necessary to avoid being barred by any relevant statute of limitations from pursuing any such right or remedy against Iridium and thereafter shall take only such action in connection with such proceeding as shall be reasonably necessary to preserve such right or remedy. Motorola agrees to notify the Administrative Agent of the commencement of any such proceeding and of any material development in connection therewith.

               SECTION 6.07. Covenants Relating to Motorola Subordinated Claims. Motorola covenants and agrees with the Lenders and the Administrative Agent that, until the payment and satisfaction in full of the Senior Bank Debt and the expiration or termination of the Commitments of the Lenders under the Senior Credit Agreement:

               (a) the Motorola Subordinated Claims shall be unsecured obligations of Iridium (and not of any of Iridium's Subsidiaries), and Motorola will not ask, demand, take or



                                Motorola Consent
        receive any property of Iridium or any of its Subsidiaries as security for all or any portion of the Motorola Subordinated Claims (except as may arise by operation of law);

               (b) Motorola agrees that it does not, and will not, have or acquire any claim against any Subsidiary of Iridium with respect to any of the Motorola Subordinated Claims;

               (c) Motorola will not, without the prior written consent of the Administrative Agent, assign or otherwise transfer, in whole or in part, or encumber any of its rights or obligations in respect of the Motorola Subordinated Claims (other than in connection with any transaction permitted under the last sentence of Section 3.03);

               (d) Motorola will not, without the prior written consent of the Administrative Agent, amend or otherwise modify the provisions of the Motorola Subordinated Claims or any Motorola Guarantee Agreement in any way which could reasonably be expected to be adverse to the interests of the holders of Senior Bank Debt under this Agreement;

               (e) Motorola will promptly following the request of the Administrative Agent execute and deliver such further documents and do such other acts and things as the Administrative Agent or any Lender may reasonably request from time to time in order to more fully effect the purposes of this Section.


               SECTION 6.08. Modification of the Senior Credit Agreement. Notwithstanding anything herein or in the Senior Credit Agreement to the contrary, no amendment or modification to the Senior Credit Agreement or any refinancing thereof shall be effective as against Motorola for purposes of the subordination provisions set forth in this Article (and the related definitions) without the prior written consent thereto by Motorola, if such amendment, modification or refinancing, as the case may be, (a) increases the aggregate commitments under the Senior Credit Agreement such that the aggregate principal amount of loans under the Senior Bank Debt would exceed $1,700,000,000, (b) alters in any material respect the types of obligations that constitute Senior Bank Debt, (c) extends the maturity of the Loans under the Senior Credit Agreement beyond July 15, 2005 or (d) modifies any of the subordination provisions set forth in this Article.

                                   ARTICLE VII

                                  MISCELLANEOUS

               SECTION 7.01. No Waiver. No failure on the part of any Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               SECTION 7.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such


                                Motorola Consent
other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

               SECTION 7.03. Expenses. Motorola agrees to reimburse each of the Lenders and the Agents for all reasonable out-of-pocket costs and expenses of the Lenders and the Agents (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any default by Motorola in the performance of any of its obligations hereunder and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (ii) judicial or regulatory proceedings and (iii) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section.

               SECTION 7.04. Amendments. The terms of this Agreement may be amended or modified only by an instrument in writing duly executed by Motorola, Iridium and the Administrative Agent and the Collateral Agent, and any provision of this Agreement may be waived by the Administrative Agent acting with the consent of such Lenders. Any such amendment or waiver shall be binding upon Motorola, Iridium, each Agent, each Lender and (in the case of any amendment or waiver relating to Article VI or any related definitions or terms) any other holder of Senior Bank Debt. Any waiver shall be effective only for the specified purpose for which it was given.

               SECTION 7.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Motorola, Iridium, the Agents and the Lenders, provided, however, that Motorola shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. The agreements of the parties hereto are solely for the benefit of Motorola, the Agents and the other Secured Parties, and no person or entity (other than the foregoing parties and their respective permitted successors and assigns) shall have any rights hereunder.

               SECTION 7.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               SECTION 7.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

               SECTION 7.08. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Motorola hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this


                                Motorola Consent

Agreement or the transactions contemplated hereby. Motorola hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Motorola irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to it at its address provided under Section
7.02. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 7.09. Waiver of Jury Trial. EACH OF MOTOROLA, IRIDIUM, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT (IN EACH CASE, ON BEHALF OF ITSELF AND THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               SECTION 7.10. Agents and Attorneys-in-Fact. Each Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               SECTION 7.11. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               SECTION 7.12. Confidentiality.

               (a) Motorola acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Motorola or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender. Motorola hereby agrees that, in the event any such services are provided to Motorola or any of its Subsidiaries, each Lender providing such services is authorized to share any information delivered to such Lender by Motorola and its Subsidiaries pursuant to the Credit Documents, or in connection with the decision of such Lender to enter into the Secured Credit Agreement, to any such subsidiary or affiliate providing such services, provided that any such subsidiary or affiliate receiving such information agrees to be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

               (b) Each Agent agrees on behalf of itself, each Lender and each Global Lead Arranger (and on behalf of their respective affiliates, directors, officers, employees and representatives) to restrict dissemination of any Confidential Information (as defined below) only to those of its directors, officers, employees and representatives who are involved in the



                                Motorola Consent
evaluation of such information, and to use reasonable precautions to keep such information confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices. For purposes of the Credit Documents, "Confidential Information" shall mean any non-public information supplied to it by Motorola pursuant to this Agreement or any other Motorola Agreement, that is identified (in writing, in the case of written information) by Motorola as being confidential at the time the same is delivered to the Lenders, the Agents or the Global Lead Arrangers, provided that nothing herein shall limit the disclosure of any such information by any Lender, any Agent or any Global Lead Arranger (i) after such information shall have become public (other than through a violation of this Section by such Lender, any Agent or any Global Lead Arranger), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel or other experts for any of the Lenders, Agents or Global Lead Arrangers, provided that such counsel or experts shall be bound by the requirements of this paragraph (b) with respect to any such information, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender, any Agent or any Global Lead Arranger), or to auditors or accountants,
(v) to any Global Lead Arranger, any Agent or any Lender (or to any of their respective affiliates, provided that any such disclosure to any such affiliate shall be made on a "need to know" basis only for use by such affiliates (and each of its officers, directors and employees) solely in connection with the transactions contemplated by the Credit Documents and each such affiliate (and each of its officers, directors and employees) shall agree (for the benefit of Iridium and Motorola) to be bound to keep such information confidential on the same terms as set forth in this Section), (vi) in connection with any litigation to which any one or more of the Lenders, the Global Lead Arrangers or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document, provided that the party intending to make such disclosure shall use reasonable efforts to cooperate with Motorola to reasonably minimize the extent of any such disclosure or to obtain confidential treatment of information to be disclosed, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) of this Section or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender and Motorola a confidentiality agreement containing provisions substantially the same as those in this Section; provided, further, that in no event shall any Lender, any Agent or any Global Lead Arranger be obligated or required to return any materials furnished by Motorola hereunder or under any other Motorola Agreement, except to the extent it has agreed to do so in writing in conjunction with the receipt of such information. The obligations of any assignee that has executed a confidentiality agreement as provided above shall be superseded by this Section on the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.04(b) of the Secured Credit Agreement.

               SECTION 7.13. Effective Date; Termination. This Agreement shall become effective upon the execution and delivery of one or more counterparts hereof by each of the parties hereto and (except as otherwise provided in clause
(b) of Section 5.02) shall continue in effect until payment in full of all principal of and interest on the Loans and all other amounts owing to the Lenders and the Agents under the Secured Credit Agreement and the other Credit Documents and the expiration or termination of the Commitments, whereupon this Agreement shall terminate. If, at any time, all or part of any payment with respect to the Loans (or, in the case of Article VI, the Senior Bank Debt) theretofore made by Iridium or any other Person is rescinded or must otherwise be returned by the holders thereof for any reason whatsoever


                                Motorola Consent

(including, without limitation, the bankruptcy, insolvency, reorganization or similar action involving Iridium or such other Person), this Agreement (except as otherwise provided in clause (b) of Section 5.02) shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made. This Agreement shall supersede and replace in all respects the Consent and Agreement dated as of January 27, 1998 entered into by Motorola in connection with the Existing Secured Credit Agreement, and such Consent and Agreement shall terminate automatically upon this Agreement coming into force.




                                Motorola Consent

               IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be duly executed and delivered as of the day and year first above written.

                                 MOTOROLA, INC.

                                 By
                                   --------------------------
                                   Name:
                                   Title:

                                 Address for Notices:
                                 Motorola, Inc.
                                 Corporate Offices
                                 1303 East Algonquin Road
                                 Schaumburg, Illinois 60196

                                 Attention:  Senior Vice President, Finance
                                 Telecopier No.:  847-538-9969
                                 Telephone No.:   847-538-5866

                                 with copies to:
                                 Motorola, Inc.
                                 Corporate Offices
                                 1303 East Algonquin Road
                                 Schaumburg, Illinois 60196

                                 Attention:  Corporate Secretary
                                 Telecopier No.:  847-576-2818
                                 Telephone No.:   847-576-5008

                                 and

                                 Motorola, Inc.
                                 2501 S. Prize Road
                                 Chandler, Arizona 85258
                                 Attention: Vice President -
                                 Law Department, Iridium Matters
                                 Telecopier No.:  602-732-3188
                                 Telephone No.:   602-732-3187



                                 Motorola Consent

                                  IRIDIUM

                                  IRIDIUM OPERATING LLC

                                  By
                                    --------------------------
                                    Name:
                                    Title:





                                 Motorola Consent

                                  AGENTS

                                  THE CHASE MANHATTAN BANK,
                                   as Administrative Agent

                                  By
                                    --------------------------
                                    Name:
                                    Title:

                                  THE CHASE MANHATTAN BANK,
                                   as Collateral Agent

                                  By
                                    --------------------------
                                    Name:
                                    Title:




                                Motorola Consent

                                                                      SCHEDULE 1

             Matters Affecting Certain Motorola Assigned Agreements

                          [to be completed by Motorola]






                         Schedule 1 to Motorola Consent

                                                                      SCHEDULE 2

                     Governmental Approvals and Proceedings

                          [to be completed by Motorola]






                         Schedule 2 to Motorola Consent

                                                                       EXHIBIT H

                       [FORM OF MOTOROLA PLEDGE AGREEMENT]

                                PLEDGE AGREEMENT

               PLEDGE AGREEMENT dated as of December __, 1998 between: MOTOROLA, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Pledgor"); and THE CHASE MANHATTAN BANK, as collateral agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

               Iridium Operating LLC, a Delaware limited liability company (the "Company"), certain lenders, the Collateral Agent, The Chase Manhattan Bank, as Administrative Agent, and Barclays Bank PLC, as Documentation Agent thereunder are parties to a Senior Secured Credit Agreement dated as of December 23, 1998 (as modified, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $800,000,000.

               To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01. Defined Terms. Capitalized terms used but not defined herein shall have their respective defined meanings in the Credit Agreement. In addition, as used herein:

               "Collateral" has the meaning assigned to such term in Article
       III.

               "Secured Obligations" shall mean, collectively, (a) all obligations of the Company in respect of principal of and interest on the Loans and all other amounts owing under the Credit Agreement and the other Credit Documents to which it is a party, (b) all obligations of each Subsidiary of the Company under Credit Document to which it is a party and (c) all obligations of the Pledgor to the Collateral Agent hereunder.

               "Secured Parties" means the Lenders, the Collateral Agent and the other Agents.


               "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


                            Motorola Pledge Agreement

               SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Governmental Authority, any entity succeeding to any or all of the functions of such Governmental Authority, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles and Sections of, and Annexes to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               The Pledgor represents and warrants to the Secured Parties that:

               (a) The Pledgor has all right, title and interest in, to and under, and is the record owner of, the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

               (b) The Pledged Stock represented by the certificates identified in Annex 1 is, and all other Pledged Stock in which the Pledgor shall hereafter grant a security interest pursuant to Article III will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the issuer of the Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

               (c) The Pledged Stock represented by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the issuer of the Pledged Stock beneficially owned by the Pledgor on the date hereof (whether or not registered in the name of the Pledgor) and Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.


                            Motorola Pledge Agreement

                                   ARTICLE III

                                     PLEDGE

               As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations now existing or hereafter arising, the Pledgor hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a Lien on and security interest in, all of the Pledgor's right, title and interest in, to and under the following, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "Collateral"):

               (a) the shares of common stock of Space System License, Inc. represented by the certificate(s) identified in Annex 1 and all other shares of capital stock of whatever class of such issuer, now or hereafter owned by the Pledgor, in each case together with the certificates evidencing the same or, if the Pledgor shall at any time transfer the FCC License to another Subsidiary, the shares of common stock of such Subsidiary and all other shares of capital stock of whatever class of such Subsidiary (collectively, the "Pledged Stock");

               (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

               (c) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under any other Motorola Agreement, in the event of any consolidation or merger in which the issuer of the Pledged Stock is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Pledgor itself) formed by or resulting from such consolidation or merger; and

               (d) all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any of the property of the Pledgor described in the preceding clauses of this Section and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                                   ARTICLE IV

                                    REMEDIES

               In furtherance of the grant of the pledge and security interest pursuant to Article III, the Pledgor hereby agrees with the Secured Parties as follows:


                            Motorola Pledge Agreement

               SECTION 4.01. Delivery and Other Perfection. The Pledgor shall:

               (a) if any of the shares, securities, moneys or property required to be pledged by the Pledgor under Article III are received by the Pledgor, forthwith either (x) transfer and deliver to the Collateral Agent such shares or securities so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly perfect the Lien created hereunder in such shares, securities, moneys or property in Article III;

               (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by the Pledgor hereunder);

               (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

               (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, all in such manner as the Collateral Agent may require.

               SECTION 4.02. Other Financing Statements and Liens. Without the prior written consent of the Collateral Agent, the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

               SECTION 4.03. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

               SECTION 4.04. Pledged Stock.

               (a) The Pledgor will cause the Collateral to constitute at all times 100% of the total number of shares of each class of capital stock then outstanding of the Subsidiary of the Pledgor holding the FCC License.

               (b) Except as expressly permitted under the Motorola Consent, the Pledgor (i) will not create, incur, assume or suffer to exist any Lien upon, or sell, assign, transfer or


                            Motorola Pledge Agreement
otherwise dispose of all or any part of, the Collateral or (ii) consent to the creation of any restriction applicable to the Collateral Agent on the sale, assignment, transfer or other disposition by the Collateral Agent of any of the Collateral (except as provided in this Agreement).

               SECTION 4.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

               (a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

               (b) the Collateral Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

               (c) the Collateral Agent may, upon 30 days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

               The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 4.08.

               The Pledgor recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledge



                            Motorola Pledge Agreement
that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company or issuer thereof to register it for public sale.

               SECTION 4.06. Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

               SECTION 4.07. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

               SECTION 4.08. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent:

               First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Collateral Agent in connection therewith;

               Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

               Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

               As used in this Article IV, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

               SECTION 4.09. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions hereof and taking any action and executing any instruments that the



                            Motorola Pledge Agreement

Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article IV to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

               SECTION 4.10. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgor shall (i) file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted in Article III and (ii) deliver to the Collateral Agent any certificates representing the Collateral, accompanied by undated stock powers duly executed in blank.

               SECTION 4.11. Termination. Upon the earlier of (a) the date on which all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated and (b) the effective date of the transfer of the FCC License to the Company or any of its Subsidiaries pursuant to Section 18.H of the Space System Contract, this Agreement shall terminate and all rights to the Collateral shall revert to the Pledgor, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.

               SECTION 4.12. Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Collateral Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

               SECTION 5.01. No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               SECTION 5.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.


                            Motorola Pledge Agreement

               SECTION 5.03. Expenses. The Pledgor agrees to reimburse each of the Lenders and the Collateral Agent for all reasonable costs and expenses of the Lenders and the Collateral Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any enforcement proceeding hereunder, including, without limitation, all manner of participation in or other involvement with (i) performance by the Collateral Agent of any obligations of the Pledgor in respect of the Collateral that the Pledgor have failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III.

               SECTION 5.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Collateral Agent. Any such amendment or waiver shall be binding upon the Collateral Agent, each other Secured Party and the Pledgor.

               SECTION 5.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Collateral Agent and each other Secured Party, provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

               SECTION 5.06. Captions. The caption and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 5.07. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

               SECTION 5.08. Governing Law; Jurisdiction; Consent to Service of Process.

               (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment


                            Motorola Pledge Agreement
in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or its properties in the courts of any jurisdiction.

               (c) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) To the extent that the Pledgor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its property or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Pledgor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

               SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 5.10. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Pledgor, the Collateral Agent and the other Secured Parties, and no other Person (including, without limitation, the Company) shall have any rights hereunder.

               SECTION 5.11. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               SECTION 5.12. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality


                            Motorola Pledge Agreement
and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 5.13. Security Interest Absolute. The rights and remedies of the Collateral Agent hereunder, the Liens created hereby and the obligations of the Pledgor hereunder are absolute, irrevocable and unconditional, irrespective of:

               (a) the validity or enforceability of any of the Secured Obligations or any Credit Document or any other agreement or instrument relating thereto;

               (b) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of, any of the Secured Obligations, any Credit Document or any other agreement or instrument relating thereto;

               (c) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

               (d) any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party; or

               (e) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section that the obligations of the Pledgor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

               SECTION 5.14. Subrogation. The Pledgor shall not exercise, and hereby irrevocably waives, any claim, right or remedy that it may now have or may hereafter acquire against the Company arising under or in connection with this Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by Government Rule or otherwise in any claim, right or remedy of the Collateral Agent or any other Secured Party against the Company or any other Person or any Collateral which the Collateral Agent or any other Secured Party may now have or may hereafter acquire. If, notwithstanding the preceding sentence, any amount shall be paid to the Pledgor on account of such claim, right or remedy at any time when any of the Secured Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of the Pledgor, and be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with this Agreement and the Depositary Agreement.

               SECTION 5.15. Reinstatement. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Pledgor shall indemnify the Collateral Agent


                            Motorola Pledge Agreement
and each other Secured Party on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Collateral Agent or such other Secured Party in connection with such rescission or restoration.

               SECTION 5.16. FCC Approval. Notwithstanding any other provision of this Agreement, no action shall be taken hereunder by the Collateral Agent or any Lender with respect to any item of Collateral that would constitute or result in any assignment of the FCC License or any change of control of the holder of the FCC License without first obtaining prior approval of the FCC, if, under then existing law, regulations and FCC policies, such assignment or change of control would require the prior approval of the FCC. The Pledgor agrees to take (or to cause the Pledgor's Subsidiary which holds the FCC License to take), at its expense, any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary (a) to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and (b) for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request by the Collateral Agent, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules and regulations, or for approval of any sale of the Collateral provided by this Agreement by or on behalf of the Collateral Agent or any assumption by the Collateral Agent of voting rights relating thereto effected in accordance with the terms hereof.





                            Motorola Pledge Agreement

               IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                 PLEDGOR

                                 MOTOROLA, INC.

                                 By
                                    ---------------------------
                                    Name:
                                    Title:

                                 Address for Notices:

                                 Motorola, Inc.
                                 Corporate Offices
                                 1303 East Algonquin Road
                                 Schaumburg, Illinois 60196

                                 Attention:  Senior Vice President, Finance

                                 Telecopier No.:  847-538-9969
                                 Telephone No.:   847-538-5866

                                 with copies to:

                                 Motorola, Inc.
                                 Corporate Offices
                                 1303 East Algonquin Road
                                 Schaumburg, Illinois 60196

                                 Attention:  Corporate Secretary

                                 Telecopier No.:  847-576-2818
                                 Telephone No.:   847-576-5008

                                 and

                                 Motorola, Inc.
                                 2501 S. Prize Road
                                 Chandler, Arizona 85258
                                 Attention: Vice President -
                                  Law Department, Iridium Matters

                                 Telecopier No.:  602-732-3188
                                 Telephone No.:   602-732-3187




                            Motorola Pledge Agreement

                                COLLATERAL AGENT

                                THE CHASE MANHATTAN BANK,
                                  as Collateral Agent

                                By
                                   ---------------------------
                                   Name:
                                   Title:

                                Address for Notices:

                                The Chase Manhattan Bank,
                                  as Collateral Agent
                                Loan and Agency Services Group
                                1 Chase Manhattan Plaza
                                8th Floor
                                New York, New York 10081

                                Attention: Winslowe Ogbourne

                                Telecopier No.:  212-552-5700
                                Telephone No.:   212-552-7439

                                with a copy to:

                                The Chase Manhattan Bank
                                270 Park Avenue
                                New York, New York 10017

                                Attention:  Ronald Lepes/William Rotino

                                Telecopier No.:  212-270-2740/212-270-1724
                                Telephone No.:  212-270-1554/212-270-1554



                            Motorola Pledge Agreement

                                                                         ANNEX 1

                                  PLEDGED STOCK

                                    Certificate                          Registered
        Issuer                          No.                              Owner                             Number of Shares
        ------                          ---                              -----                             ----------------

Space System                            1                                Motorola, Inc.                    1000 shares of common
  License, Inc.                                                                                            stock, par value $.01






                        Annex 1 Motorola Pledge Agreement

                                                                       EXHIBIT I

                           [FORM OF BORROWING REQUEST]

                                BORROWING REQUEST

               Reference is made to the Senior Secured Credit Agreement dated as of December 23, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Iridium Operating LLC, a Delaware limited liability company (the "Company"), the lenders party thereto (the "Lenders"), Chase Securities Inc. and Barclays Bank PLC, as Global Lead Arrangers, The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") and as Collateral Agent and Barclays Bank PLC, as Documentation Agent. Unless otherwise defined in this Certificate, capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

               The Company hereby requests a Borrowing from Lenders under the Credit Agreement as follows:


               1.       The aggregate principal amount of such Borrowing:
                        $__________

               2.       The date of such Borrowing: ____________, 199_

               3.       Such Borrowing(1) is a (check one): __ ABR Borrowing
                                                            __ Eurodollar Borrowing

               4.       If such Borrowing is a Eurodollar Borrowing, the initial
                        Interest Period therefor is _______ month(s).


               The undersigned officer, in his/her capacity as an officer of the Company, and the Company certify that:

               (i) the representations and warranties of the Company set forth in the Credit Agreement and of the Company and each other Credit Party set forth in each of the other Credit Documents to which it is a party are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties are stated to have been made solely as of an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date;

               (ii) to the best knowledge of the Company, the representations and warranties of each Transaction Party (other than any Credit Party) set forth in each of the Credit Documents to which such other Transaction Party is a party are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties are stated to have been made solely as

--------
(1) The initial Borrowing on the Closing Date is required to be an ABR Borrowing.


                                Borrowing Request
        of an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date; and

                (iii) at time of and immediately after giving effect to such Borrowing, no Default has occurred and is continuing;

                (iv) after giving effect to such Borrowing, the aggregate Exposure of the Lenders will not exceed the Commitments; and

                (v) each condition precedent specified in Appendix 1 to the Credit Agreement has been satisfied as of the date hereof (or will be satisfied on the date of such Borrowing).

Dated:  ________, 199_                  IRIDIUM OPERATING LLC

                                        By
                                          ---------------------
                                          Name:
                                          Title:


                                Borrowing Request